                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                                CenturyTel, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                               [CENTURYTEL LOGO]

================================================================================

                          2005 NOTICE OF ANNUAL MEETING
                               AND PROXY STATEMENT

                           ANNUAL FINANCIAL STATEMENTS
                            AND REVIEW OF OPERATIONS

================================================================================

                             THURSDAY, MAY 12, 2005
                              2:00 P.M. LOCAL TIME
                              100 CENTURYTEL DRIVE
                                MONROE, LOUISIANA

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF CENTURYTEL, INC.:

      The Annual Meeting of Shareholders of CenturyTel, Inc. will be held at 2:00 p.m., local time, on May 12, 2005 in the Corporate Conference Room of the Company's principal offices, 100 CenturyTel Drive, Monroe, Louisiana, for the following purposes:

1.    to elect four Class II directors;

2. to ratify the appointment of KPMG LLP as the Company's independent auditor for 2005;

3.    to approve the Company's 2005 Management Incentive Compensation Plan;

4.    to approve the Company's 2005 Directors Stock Plan;

5. to approve the Company's 2005 Executive Officer Short-Term Incentive Program; and

6. to transact such other business as may properly come before the meeting and any adjournments thereof.

      The Board of Directors has fixed the close of business on March 22, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and all adjournments thereof.

                                         By Order of the Board of Directors

                                         /s/Stacey W. Goff

                                         STACEY W. GOFF, Secretary

Dated: April 1, 2005

SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU EXPECT TO ATTEND, IT IS IMPORTANT THAT YOU PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. IF YOU PLAN TO ATTEND AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE YOUR PROXY IS VOTED.

                             [CENTURYTEL LETTERHEAD]

                                  April 1, 2005

Dear Shareholder:

      It is a pleasure to invite you to the Company's 2005 Annual Meeting of Shareholders on Thursday, May 12, beginning at 2:00 p.m. local time, at the Company's headquarters in Monroe, Louisiana. I hope you will be able to attend.

      As in the past, this booklet includes our formal notice of the meeting, our proxy statement and our annual financial statements and review of operations.

      Most of you have received with this booklet a proxy card that indicates the number of votes that you will be entitled to cast at the meeting according to the records of the Company or your broker or other nominee. Each share of the Company that you have "beneficially owned" continuously since May 30, 1987 generally entitles you to ten votes; each other share entitles you to one vote. Shares held through a broker or other nominee are presumed to have one vote per share. In lieu of receiving a proxy card, participants in the Company's benefit plans have been furnished with voting instruction cards. The reverse side of this letter describes the Company's voting provisions in greater detail.

      Regardless of how many shares you own or whether you plan to attend the meeting in person, it is important that your shares be voted at the meeting. At your earliest convenience, please complete the enclosed proxy card (or voting instruction cards) and return it or them promptly in the enclosed return envelope.

      Thank you for your interest and continued support.

                                                Sincerely,

                                                /s/ Glen F. Post, III

                                                Glen F. Post, III
                                                Chairman of the Board and
                                                Chief Executive Officer

                                VOTING PROVISIONS

SHAREHOLDERS

      Record Shareholders. In general, shares registered in the name of any natural person or estate that are represented by certificates dated as of or prior to May 30, 1987 are presumed to have ten votes per share and all other shares are presumed to have one vote per share. However, the Company's articles of incorporation (the relevant provisions of which are reproduced below) set forth a list of circumstances in which the foregoing presumptions may be refuted. If you believe that the voting information set forth on your proxy card is incorrect or a presumption made with respect to your shares should not apply, please send a letter to the Company briefly describing the reasons for your belief. Merely marking the proxy card will not be sufficient notification to the Company that you believe the voting information thereon is incorrect.

      Beneficial Shareholders. All shares held through a broker, bank or other nominee are presumed to have one vote per share. The Company's articles of incorporation set forth a list of circumstances in which this presumption may be refuted by the person who has held since May 30, 1987 all of the attributes of beneficial ownership referred to in Article III(C)(2) reproduced below. If you believe that some or all of your shares are entitled to ten votes, you may follow one of two procedures. First, you may write a letter to the Company describing the reasons for your belief. The letter should contain your name (unless you prefer to remain anonymous), the name of the brokerage firm, bank or other nominee holding your shares, your account number with such nominee and the number of shares you have beneficially owned continuously since May 30, 1987. Alternatively, you may ask your broker, bank or other nominee to write a letter to the Company on your behalf stating your account number and indicating the number of shares that you have beneficially owned continuously since May 30, 1987. In either case, your letter should indicate how you wish to have your shares voted.

      Other. The Company will consider all letters received prior to the date of the Annual Meeting and, when a return address is provided in the letter, will advise the party furnishing such letter of its decision, although in many cases the Company will not have time to inform an owner or nominee of its decision prior to the time the shares are voted. In limited circumstances, the Company may require additional information before a determination will be made. If you have any questions about the Company's voting procedures, please call the Company at (318) 388-9500.

PARTICIPANTS IN BENEFIT PLANS

      Participants in the Company's Employee Stock Ownership Plan, Dollars & Sense Plan, Union Retirement Savings Plan, Union Group Incentive Plan, or Security Systems Inc. 401(k) Plan have received voting instruction cards in lieu of a proxy card. For additional information, please refer to the materials supplied by the trustee of the plans in which you participate.

                              * * * *

EXCERPTS FROM THE COMPANY'S ARTICLES OF INCORPORATION

      Paragraph C of Article III of the Company's articles of incorporation provides as follows:

      (1) Each share of Common Stock . . . which has been beneficially owned continuously by the same person since May 30, 1987 will entitle such person to ten votes with respect to such share on each matter properly submitted to the shareholders of the Corporation for their vote, consent, waiver, release or other action . . .

      (2) (a) For purposes of this paragraph C, a change in beneficial ownership of a share of the Corporation's stock will be deemed to have occurred whenever a change occurs in any person or group of persons who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, which includes the power to vote, or to direct the voting of such share; (ii) investment power, which includes the power to direct the sale or other disposition of such share; (iii) the right to receive or retain the proceeds of any sale or other disposition of such share; or (iv) the right to receive distributions, including cash dividends, in respect to such share.

            (b) In the absence of proof to the contrary provided in accordance with the procedures referred to in subparagraph (4) of this paragraph C, a change in beneficial ownership will be deemed to have occurred whenever a share of stock is transferred of record into the name of any other person.

            (c) In the case of a share of Common Stock . . . held of record in the name of a corporation, general partnership, limited partnership, voting trustee, bank, trust company, broker, nominee or clearing agency, or in any other name except a natural person, if it has not been established pursuant to the procedures referred to in subparagraph (4) that such share was beneficially owned continuously since May 30, 1987 by the person who possesses all of the attributes of beneficial ownership referred to in clauses (i) through (iv) of subparagraph (2)(a) of this paragraph C with respect to such share of Common Stock . . . then such share of Common Stock . . . will carry with it only one vote regardless of when record ownership of such share was acquired.

            (d) In the case of a share of stock held of record in the name of any person as trustee, agent, guardian or custodian under the Uniform Gifts to Minors Act, the Uniform Transfers to Minors Act or any comparable statute as in effect in any state, a change in beneficial ownership will be deemed to have occurred whenever there is a change in the beneficiary of such trust, the principal of such agent, the ward of such guardian or the minor for whom such custodian is acting.

      (3) Notwithstanding anything in this paragraph C to the contrary, no change in beneficial ownership will be deemed to have occurred solely as a result of:

            (a) any event that occurred prior to May 30, 1987, including contracts providing for options, rights of first refusal and similar arrangements, in existence on such date to which any holder of shares of stock is a party;

            (b) any transfer of any interest in shares of stock pursuant to a bequest or inheritance, by operation of law upon the death of any individual, or by any other transfer without valuable consideration, including a gift that is made in good faith and not for the purpose of circumventing this paragraph C;

            (c) any change in the beneficiary of any trust, or any distribution of a share of stock from trust, by reason of the birth, death, marriage or divorce of any natural person, the adoption of any natural person prior to age 18 or the passage of a given period of time or the attainment by any natural person of a specified age, or the creation or termination of any guardianship or custodian arrangement; or

            (d) any appointment of a successor trustee, agent, guardian or custodian with respect to a share of stock.

      (4) For purposes of this paragraph C, all determinations concerning changes in beneficial ownership, or the absence of any such change, will be made by the Corporation. Written procedures designed to facilitate such determinations will be established by the Corporation and refined from time to time. Such procedures will provide, among other things, the manner of proof of facts that will be accepted and the frequency with which such proof may be required to be renewed. The Corporation and any transfer agent will be entitled to rely on all information concerning beneficial ownership of a share of stock coming to their attention from any source and in any manner reasonably deemed by them to be reliable, but neither the Corporation nor any transfer agent will be charged with any other knowledge concerning the beneficial ownership of a share of stock.

      (5) Each share of Common Stock acquired by reason of any stock split or dividend will be deemed to have been beneficially owned by the same person continuously from the same date as that on which beneficial ownership of the share of Common Stock, with respect to which such share of Common Stock was distributed, was acquired.

                                     * * * *

      (8) Shares of Common Stock held by the Corporation's employee benefit plans will be deemed to be beneficially owned by such plans regardless of how such shares are allocated to or voted by participants, until the shares are actually distributed to participants.

                                     * * * *

                                CENTURYTEL, INC.
                              100 CENTURYTEL DRIVE
                             MONROE, LOUISIANA 71203
                                 (318) 388-9500

                                 PROXY STATEMENT

                                  April 1, 2005

      This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of CenturyTel, Inc. (the "Company") for use at its annual meeting of shareholders to be held at the time and place set forth in the accompanying notice, and at any adjournments thereof (the "Meeting"). This proxy statement is first being mailed to shareholders of the Company on or about April 5, 2005.

      As of March 22, 2005, the record date for determining shareholders entitled to notice of and to vote at the Meeting (the "Record Date"), the Company had outstanding 132,922,458 shares of common stock (the "Common Shares") and 319,000 shares of Series L preferred stock that vote together with the Common Shares as a single class on all matters ("Preferred Shares" and, collectively with the Common Shares, "Voting Shares"). The Company's Restated Articles of Incorporation (the "Articles") generally provide that holders of Common Shares that have been beneficially owned continuously since May 30, 1987 are entitled to cast ten votes per share, subject to compliance with certain procedures. Article III of the Articles and the voting procedures adopted thereunder contain several provisions governing the voting power of Common Shares, including a presumption that each Common Share held by nominees or by any holder other than a natural person or estate entitles such holder to one vote, unless the holder furnishes the Company with proof to the contrary. Applying the presumptions described in Article III and information known to the Company, the Company's records indicate that 215,405,986 votes are entitled to be cast at the Meeting, of which 215,086,986 (99.9%) are attributable to the Common Shares. Unless otherwise indicated, all percentages of voting power set forth in this proxy statement have been calculated based on such number of votes.

      If you are a participant in the Company's Automatic Dividend Reinvestment and Stock Purchase Service or the Company's Employee Stock Purchase Plans, the Company's proxy card covers shares credited to your account under each plan, as well as any shares directly registered in your name. You should not, however, use the proxy card to vote any shares held for you in the Company's Employee Stock Ownership Plan, Dollars & Sense Plan, Union Retirement Savings Plan, Union Group Incentive Plan, or Security Systems Inc. 401(k) Plan. Instead, participants in these plans will receive from the plan trustees separate voting instruction cards covering these shares. Plan participants should complete and return these voting instruction cards in the manner provided in the instructions that accompany such cards.

      The Company will pay all expenses of soliciting proxies for the Meeting. Proxies may be solicited personally, by mail, by telephone or by facsimile by the Company's directors, officers and employees, who will not be additionally compensated therefor. The Company will also request persons holding Voting Shares in their names for others, such as brokers, banks and other nominees, to forward proxy materials to their principals and request authority for the execution of proxies, and the Company will reimburse them for their expenses incurred in connection therewith. The Company has retained Innisfree M&A Incorporated, New York, New York, to assist in the solicitation of proxies, for which it will be paid fees anticipated to be $7,500 and will be reimbursed for certain out-of-pocket expenses.

                              ELECTION OF DIRECTORS
                  (ITEM 1 ON PROXY OR VOTING INSTRUCTION CARD)

      The Board of Directors has fixed the number of directors to serve after the Meeting at 12 members, which are divided under the Articles into three classes. Members of the respective classes hold office for staggered terms of three years, with one class elected at each annual shareholders' meeting. Four Class II directors will be elected at the Meeting. Acting upon the recommendation of its Nominating and Corporate Governance Committee, the Board has nominated the four individuals listed below to serve as Class II directors. Unless authority is withheld, all votes attributable to the shares represented by each duly executed and delivered proxy will be cast for the election of each of these below-named nominees. Under the Company's bylaw nominating procedures, these nominees are the only individuals who may be elected at the Meeting. For additional information on the Company's nomination process, see "Corporate Governance - Director Nomination Process." If for any reason any such nominee should decline or become unable to stand for election as a director, which is not anticipated, votes will be cast instead for another candidate designated by the Board, without resoliciting proxies. For information on recent changes in the size and composition of the Board, see "Corporate Governance - Director Nomination Process."

      The following provides certain information with respect to each nominee and each other director whose term will continue after the Meeting, including his or her beneficial ownership of Common Shares determined in accordance with Rule 13d-3 of the Securities and Exchange Commission ("SEC"). Unless otherwise indicated, (i) all information is as of the Record Date, (ii) each person has been engaged in the principal occupation shown for more than the past five years, (iii) shares beneficially owned are held with sole voting and investment power and (iv) all references in this proxy statement to "Restricted Stock" mean unvested shares of restricted stock, the terms of which are further described herein, and does not refer to any such shares that have vested and are no longer subject to transfer restrictions. Unless otherwise indicated, none of the persons named below beneficially owns more than 1% of the outstanding Common Shares or is entitled to cast more than 1% of the total voting power.

CLASS II DIRECTORS (FOR TERM EXPIRING IN 2008):

Photo

VIRGINIA BOULET, age 51; a director since 1995; Special Counsel at Adams and Reese LLP, a law firm, since March 2002; Partner, Phelps Dunbar, L.L.P., a law firm, for 10 years prior to such time; President and Chief Operating Officer of IMDiversity, Inc., an on-line recruiting company, from March 2002 to February 2004; a director of W&T Offshore, Inc.

Committee Memberships:                Nominating and Corporate
                                      Governance (Chairperson); Audit

Shares Beneficially Owned:            21,011 (1), (2)

Photo

CALVIN CZESCHIN, age 69; a director since 1975; President and Chief Executive Officer of Yelcot Telephone Company and Ultimate Auto Group.

Committee Memberships:                Executive; Risk Evaluation

Shares Beneficially Owned:            366,869 (1), (3)

Photo

JAMES B. GARDNER, age 70; a director since 1981; Senior Managing Director of the capital markets division of Samco Capital Markets, a division of Penson Financial Services, Inc., since November 2001; Managing Director of such division for over seven years prior to such date; a director of Ennis, Inc.

Committee Memberships:                Audit (Chairman); Executive;
                                      Compensation

Shares Beneficially Owned:            19,500 (1)

Photo

GREGORY J. MCCRAY, age 42; has not previously served as a director of the Company; Chief Executive Officer of Antenova Limited, a British company which develops and markets wireless components, since January 2003; President of McCray Consulting, a technology consulting company, from March 2002 to December 2002; Chief Executive Officer of Pipinghot Networks Ltd., a wireless technology research and development company, from December 2000 to February 2002; Senior Vice President and General Manager, Customer Operations (for Europe, the Middle East and Africa), of Lucent Technologies Inc. from 1998 to December 2000.

Shares Beneficially Owned: 0

       THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE NOMINEES.

CLASS III DIRECTORS (TERM EXPIRES IN 2006):

Photo

FRED R. NICHOLS, age 58; a director since May 2003; retired in 2000 after serving as Executive Vice President of Operations of Cox Communications, Inc. from August 1999 to February 2000; Chairman of the Board, President and Chief Executive Officer of TCA Cable TV, Inc. from 1997 to August 1999.

Committee Membership:                 Audit; Compensation

Shares Beneficially Owned:            14,000 (1)

Photo

HARVEY P. PERRY, age 60; a director since 1990; non-executive Vice Chairman of the Board of Directors of the Company since January 1, 2004; retired from the Company on December 31, 2003 after serving as Executive Vice President and Chief Administrative Officer for almost five years, as Secretary for 18 years and as General Counsel for 20 years; also served as Senior Vice President from 1985 to 1999.

Committee Membership:                 Executive

Shares Beneficially Owned:            222,499 (1), (4), (5)

Photo

JIM D. REPPOND, age 63; a director since 1986; retired from the Company in 1996 after serving as President-Telephone Group of the Company (or a comparable predecessor position) for several years.

Committee Memberships:                Executive; Compensation

Shares Beneficially Owned:            79,920 (1)

Photo

JOSEPH R. ZIMMEL, age 51; a director since January 2003; retired in 2002 after serving as a managing director of the investment banking division of The Goldman Sachs Group, Inc. from 1996 to 2001; a director of Digitas Inc.

Committee Membership:                 Audit

Shares Beneficially Owned:            18,667 (1)

CLASS I DIRECTORS (TERM EXPIRES IN 2007):

Photo

WILLIAM R. BOLES, JR., age 48; a director since 1992; an executive officer, director and practicing attorney with The Boles Law Firm.

Committee Memberships:                Risk Evaluation (Chairman)

Shares Beneficially Owned:            22,004 (1)

Photo

W. BRUCE HANKS, age 50; a director since 1992; private investor since June 2004; Athletic Director of the University of Louisiana at Monroe from March 2001 to June 2004; a senior or executive officer of the Company with operational or strategic development responsibilities for several years prior to such time; an advisory director of IberiaBank Corporation.

Committee Membership:                 Risk Evaluation

Shares Beneficially Owned:            86,685 (1), (4)

Photo

C. G. MELVILLE, JR., age 64; a director since 1968; private investor since 1992; retired executive officer of an equipment distributor.

Committee Memberships:                Compensation (Chairman); Nominating and
                                      Corporate Governance

Shares Beneficially Owned:            25,322 (1)

Photo

GLEN F. POST, III, age 52; a director since 1985; Chairman of the Board of the Company since June 2002 and Chief Executive Officer of the Company since 1993. Mr. Post also served as Vice Chairman of the Board from 1993 to 2002 and President from 1990 to 2002.

Committee Membership:                 Executive (Chairman)

Shares Beneficially Owned:            1,925,869 (4), (6)

(1) Includes shares that each outside director has the right to acquire within 60 days of the date of this Proxy Statement pursuant to options granted under the Company's 2002 directors stock option plan. Under these options, each outside director has the right to acquire within such period 16,000 shares, other than Messrs. Perry, Nichols and Zimmel, who have the right to acquire 6,000, 12,000 and 13,667 shares, respectively.

(2) Includes 955 shares held by Ms. Boulet as custodian for the benefit of her children and 450 shares owned by Ms. Boulet's spouse, as to which she disclaims beneficial ownership.

(3) Constitutes 0.3% of the outstanding Common Shares and entitles Mr. Czeschin to cast 1.6% of the total voting power; includes 11,997 shares owned by Mr. Czeschin's wife, as to which he disclaims beneficial ownership; also includes 300,000 shares that are pledged pursuant to a pre-paid forward sale contract that expires January 19, 2006. Mr. Czeschin holds voting but not investment power as to such pledged shares.

(4) Includes (i) Restricted Stock issued to the below-named directors under the Company's incentive compensation plans, with respect to which such individuals have sole voting power but no investment power; (ii) shares ("Option Shares") that such individuals have the right to acquire within 60 days of the Record Date pursuant to options granted under the Company's incentive compensation plans (other than the Company's 2002 directors stock option plan referenced in footnote 1 above); and (iii) shares (collectively, "Plan Shares") allocated to such individual's accounts under the Company's Employee Stock Ownership Plan ("ESOP") and the Company's Dollars & Sense Plan ("401(k) Plan"), as follows:

       Name              Restricted Stock       Option Shares         Plan Shares
-----------------        ----------------       -------------         -----------
Harvey P. Perry                   -                 166,000                  -
W. Bruce Hanks                    -                  70,000                  -
Glen F. Post, III           107,120               1,643,884             82,075

      Participants in the 401(k) Plan who have attained 45 years of age or three years of service with the Company have investment power with respect to all shares held in their 401(k) Plan account, and participants in the ESOP who have attained 55 years of age and 10 years of participation in the plan have investment power with respect to a portion of the shares held in their ESOP accounts. Participants in both these plans are entitled to direct the voting of their plan shares, as described in greater detail elsewhere herein.

(5) Includes 2,863 shares held as custodian for the benefit of Mr. Perry's children.

(6)   Constitutes 1.4% of the outstanding Common Shares.

                              CORPORATE GOVERNANCE

GOVERNANCE GUIDELINES

      Listed below are excerpts from the Company's corporate governance guidelines, which the Board reviews at least annually. For information on how to obtain a complete copy of the Company's corporate governance guidelines, see "- Access to Information" below.

1.    Director Qualifications

      - The Board will have a majority of independent directors. The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. This assessment will include members' independence qualifications, as well as consideration of diversity, age, character, skills and experience in the context of the needs of the Board. It is the general sense of the Board that no more than two management directors should serve on the Board.

      - The Board expects directors who change the job or responsibility they held when they were elected to the Board to volunteer to resign from the Board. It is not the sense of the Board that in every such instance the director should necessarily leave the Board. There should, however, be an opportunity for the Board, through the Nominating and Corporate Governance Committee, to review the continued appropriateness of Board membership under the circumstances.

      - No director may serve on more than two other unaffiliated public company boards, unless this prohibition is waived by the Board. No director may be appointed or nominated to a new term if he or she would be age 72 or older at the time of the election or appointment.

      - The Nominating and Corporate Governance Committee will review each director's continuation on the Board every three years.

      - Directors will be deemed to be "independent" if (i) the Board affirmatively confirms that neither the director nor any organization with which the director is affiliated receives any payments from the Company other than Permissible Directors Compensation (as defined below) and (ii) none of the disqualifying events or conditions specified in Rule 303A(2)(b) of the NYSE Listed Company Manual apply to the director. For purposes hereof, "Permissible Directors Compensation" means (i) director and committee fees, (ii) reimbursement for an annual physical, continuing education, travel and other out-of-pocket expenses in accordance with the Company's applicable policies and (iii) a pension or other form of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service. The Board may make determinations or interpretations under this paragraph, provided that they are consistent with the foregoing standards.

      - Once the Board has determined that a director is independent, the director may not engage in any transaction with the Company, either directly or indirectly through an immediate family member or related entity, without such transaction being approved by the Board.

2.    Director Responsibilities

      - The Chairman will establish the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting. The Board will review the Company's long-term strategic plans and the principal issues that the Company will face in the future during at least one Board meeting each year.

      - The non-management directors will meet in executive session at least quarterly. The director who presides at these meetings will be an independent director chosen annually by the non-management directors, and his or her name will be disclosed in the annual proxy statement.

3.    Board Committees

      - The Board will have at all times an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. All of the members of these committees will be independent directors, as defined in Section 1 above.

      - The Chair of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee's charter. The Chair of each committee, in consultation with members of the committee and others specified in the committee's charter, will develop the committee's agenda.

      - The Board and each committee have the power to hire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance.

      - Each committee may meet in executive session as often as it deems appropriate.

4.    Director Access to Officers and Employees

      - Directors have full and free access to officers and employees of the Company.

      - The Board welcomes regular attendance at each Board meeting of senior officers of the Company.

5.    Director Compensation

      - The form and amount of director compensation will be determined by the Nominating and Corporate Governance Committee in accordance with the policies and principles set forth in its charter, and such Committee will conduct an annual review of director compensation.

6.    Director Orientation and Continuing Education

      - The Nominating and Corporate Governance Committee shall maintain an Orientation Program for new directors. All new directors must participate in the Company's Orientation Program, which should be conducted as soon as practicable after new directors are elected or appointed.

      - The Company will also maintain a Continuing Education Program for directors, pursuant to which it will endeavor to periodically update directors on industry, technological and regulatory developments, and to provide adequate resources to support directors in understanding the Company's business and matters to be acted upon at board and committee meetings.

7.    CEO Evaluation and Management Succession

      - The Nominating and Corporate Governance Committee will conduct an annual review of the CEO's performance. The Nominating and Corporate Governance Committee will provide a report of its findings to the Board of Directors (with appropriate recusals of the CEO and other management directors, as necessary) to enable the Board to ensure that the CEO is providing the best leadership for the Company in the long- and short-term.

      - The Nominating and Corporate Governance Committee should report periodically to the Board on succession planning. The entire Board will consult periodically with the Nominating and Corporate Governance Committee regarding potential successors to the CEO. The CEO should at all times make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

8.    Annual Performance Evaluation

      - The Board of Directors will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating and Corporate Governance Committee will receive comments from all directors and report annually to the Board with an assessment of the Board's performance, which will be discussed with the full Board. The assessment will focus on the Board's contribution to the Company and specifically focus on areas in which the Board or management believes that the Board could improve.

9.    Standards of Business Conduct and Ethics

      - All of the Company's directors, officers and employees are required to abide by the Company's long-standing Corporate Compliance Program, which includes standards of business conduct and ethics. The Company's program and related procedures cover all areas of professional conduct, including employment policy, conflicts of interests, protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of the Company's business.

      - Any waiver of the Company's policies, principles or guidelines relating to business conduct or ethics for executive officers or directors may be made only by the Audit Committee and will be promptly disclosed as required by law or stock exchange regulation.

INDEPENDENCE

      Based on the information made available to it, the Board has affirmatively determined that (i) Virginia Boulet, James B. Gardner, Fred R. Nichols, Jim D. Reppond, Joseph R. Zimmel, W. Bruce Hanks and C. G. Melville, Jr. qualify as independent directors under the standards referred to above under " - Governance Guidelines" and (ii) Gregory J. McCray, if elected at the Meeting, will also qualify as an independent director under the Company's guidelines. In making these determinations, the Board, with assistance from the Company's counsel, evaluated responses to a questionnaire completed by each director regarding relationships and possible conflicts of interest. In its review of director independence, the Board considered all commercial, consulting, legal, accounting, charitable, and familial relationships any director may have with the Company or its management.

MEETINGS AND CERTAIN COMMITTEES OF THE BOARD

      During 2004, the Board held four regular meetings and six special meetings.

      During 2004, the Board's Audit Committee held ten meetings. The Audit Committee's functions are described further below under "Report of Audit Committee."

      The Board's Compensation Committee held six meetings during 2004. The Compensation Committee's Incentive Awards Subcommittee held two meeting during 2004. Both the Compensation Committee and the Subcommittee are described further below under "Executive Compensation and Related Information - Report of Compensation Committee Regarding Executive Compensation."

      The Board's Nominating and Corporate Governance Committee (the "Nominating Committee") met eight times during 2004. The Nominating Committee is responsible for, among other things, (i) recommending to the Board nominees to serve as directors and officers, (ii) monitoring the composition and size of the Board and its committees, (iii) periodically reassessing the Company's corporate governance guidelines, (iv) leading the Board in its annual review of the Board's performance and (v) reviewing annually the Chief Executive Officer's performance and reporting to the Board on succession planning for senior executive officers. For information on the Company's director nomination process, see "- Director Nomination Process" below.

      Each of the committees listed above is composed solely of independent directors under the standards referred to above under "- Governance Guidelines." The Board has determined that Joseph R. Zimmel and James B. Gardner are audit committee financial experts, as defined under the federal securities laws.

      If you would like additional information on the responsibilities of the committees listed above, please refer to the committees' respective charters, which can be obtained in the manner described below under "- Access to Information."

      The Company expects all of its directors to attend the Company's annual shareholders meetings. Each director attended the 2004 annual shareholders meeting, except for one director who was recovering from surgery.

DIRECTOR NOMINATION PROCESS

      Nominations for the election of directors at annual shareholder meetings may be made by the Board (upon the receipt of recommendations of the Nominating Committee) or by any shareholder of record who complies with the Company's bylaws. Under the bylaws, any shareholder of record interested in making a nomination (referred to below as "nominating shareholders") generally must deliver written notice to the Company's secretary not more than 180 days and not less than 90 days in advance of the first anniversary of the preceding year's annual shareholder's meeting. For the Meeting this year, the Board has nominated the four nominees listed above under "Election of Directors" to stand for election as Class II directors, and no shareholders submitted any nominations. For further information on deadlines for submitting nominations for the Company's 2006 annual shareholders meeting, see "Other Matters - Shareholder Nominations and Proposals."

      The written notice required to be sent by any nominating shareholder must include (i) the name, age, business address and residential address of the nominating shareholder and any other person acting in concert with such shareholder, (ii) a representation that the nominating shareholder is a record holder of Voting Shares, and intends to make his nomination in person, (iii) a description of all agreements among the nominating shareholder, any person acting in concert with him, each proposed nominee and any other person pursuant to which the nomination or nominations are to be made and (iv) various biographical information about each proposed nominee, including principal occupation, holdings of Voting Shares and other information required to be disclosed in the Company's proxy statement. The notice must also be accompanied by the written consent of each proposed nominee to serve as a director if elected, and an affidavit certifying that the proposed nominee meets the qualifications for service specified in the bylaws and summarized below. The Company may require a proposed nominee to furnish other reasonable information or certifications. Shareholders interested in bringing before a shareholders meeting any matter other than a director nomination should consult the bylaws for additional procedures governing such requests. The Company may disregard any nomination or submission of any other matter that fails to comply with these bylaw procedures.

      The Nominating Committee will consider candidates nominated by shareholders in accordance with the bylaws. Upon receipt of any such nominations, the Committee will review the submission for compliance with the bylaws, including determining if the proposed nominee meets the bylaw qualifications for service as a director. These provisions disqualify any person who fails to respond satisfactorily to any inquiry for information to enable the Company to make certifications required by the Federal Communications Commission under the Anti-Drug Abuse Act of 1988, or who has been arrested or convicted of certain specified drug offenses or engaged in actions that could lead to such an arrest or conviction.

      Under the Company's corporate governance guidelines, the Nominating Committee assesses director candidates based on their independence, diversity, age, character, skills and experience in the context of the needs of the Board. Although the guidelines permit the Nominating Committee to adopt additional selection guidelines or criteria, it has chosen not to do so. Instead, the Nominating Committee periodically assesses skills and characteristics then required by the Board based on the Board's configuration and future challenges at the time of the assessment. The Nominating Committee believes this flexible approach enables it to respond to changes caused by director retirements and industry developments. Although the Company does not have a history of receiving director nominations from shareholders, the Nominating Committee envisions that it would evaluate any such candidate on the same terms as other proposed nominees, but would place a substantial premium on retaining incumbent directors who are familiar with the Company's management, operations, business, industry, strategies and competitive position, and who have previously demonstrated a proven ability to provide valuable contributions to the Board and the Company.

      The Nominating Committee retained Korn/Ferry International in 2004 to assist in a nationwide search for one or two directors to replace R. L. Hargrove, Jr., age 73, and Johnny Hebert, age 76, both of whom are retiring as Class II directors at the Meeting. Korn/Ferry International assembled comprehensive lists of qualified replacement directors for review by the Nominating Committee. Following a series of interviews, the Nominating Committee recommended Gregory J. McCray as a Class II nominee. In February 2005, the Board accepted this nomination and reduced the size of the Board from 13 to 12, effective on the date of the Meeting.

DIRECTOR COMPENSATION

      Each director who is not an employee of the Company (referred to as "outside directors" or "non-management directors") is paid an annual fee of $50,000 plus $2,000 for attending each regular Board meeting, $2,500 for attending each special Board meeting and $1,500 for attending each meeting of a Board committee.

      Currently the Vice Chairman of the Board is paid supplemental board fees at the rate of $100,000 per year. The Vice Chairman's duties include (i) assisting the Chairman by facilitating communications among the directors and monitoring the activities of the Board's committees, (ii) serving at the Chairman's request on the board of any company in which the Company has an investment, (iii) monitoring the Company's strategies and (iv) performing certain executive succession functions.

      Currently (i) the chair of the Audit Committee is paid supplemental board fees at the rate of $20,000 per year and (ii) the chair of the Compensation Committee, the chair of the Nominating Committee and the chair of the Risk Evaluation Committee are each paid supplemental board fees at the rate of $10,000 per year.

      The Company permits each outside director to defer receipt of all or a portion of his or her fees. Amounts so deferred earn interest equal to the six-month Treasury bill rate. Each outside director is also entitled to be reimbursed (i) for expenses incurred in attending board and committee meetings,
(ii) for expenses incurred in attending director education programs and (iii) up to $5,000 per year for the cost of an annual physical examination, plus related travel expenses and the estimated income taxes incurred by the director in connection with receiving these medical reimbursement payments.

      Under the Company's 2002 Directors Stock Option Plan, outside directors are entitled to receive annual grants of options to purchase up to 6,000 Common Shares (with the actual number to be determined by the Compensation Committee of the Board) following each annual meeting of shareholders and upon joining the Board if other than by election at an annual meeting of shareholders. In 2004, the Board's Compensation Committee granted each outside director non-qualified options to purchase 6,000 Common Shares. As discussed further below, the Board has adopted the Company's 2005 Directors Stock Plan (the "Director Plan"), subject to approval of the plan by the shareholders at the Meeting. If the Director Plan is approved at the

Meeting, the Company will not make any additional grants under its 2002 Directors Stock Option Plan. The Director Plan will enable the Company to grant to directors options, restricted stock and other types of equity awards. See "Proposal to Approve the CenturyTel, Inc. 2005 Directors Stock Plan" for more information on the Director Plan. In early 2005, the Compensation Committee authorized each outside director who is duly elected and serving immediately after the Meeting to receive (i) $100,000 of restricted stock (based on the average closing price of the Common Shares on each of the 15 trading days preceding the Meeting), but only if the Director Plan is approved by the shareholders at the Meeting, or (ii) non-qualified options to purchase 6,000 Common Shares if the Director Plan is not approved at the Meeting.

      Prior to June 1, 2002, outside directors participated in the Company's Outside Directors Retirement Plan. Under such plan, participating outside directors with fully vested rights are entitled to receive, upon normal retirement at age 70, $30,000 per year, payable bi-weekly generally, in the form of a life annuity (subject to certain limited exceptions). Under the plan, participating outside directors can also receive payments upon early retirement at age 65, subject to certain benefit reductions. In addition, the plan provides certain disability and preretirement death benefits. The Company has established a trust to fund its obligations under the plan, but participants' rights to these trust assets are no greater than the rights of unsecured creditors. Under the plan, participating outside directors whose service is terminated in connection with a change in control of the Company are entitled to receive a cash payment equal to the present value of their vested plan benefits, determined in accordance with actuarial assumptions specified in the plan. In 2002, the plan was "frozen" to (i) limit participation to outside directors serving as of May 31, 2002, (ii) limit benefits to those accrued through May 31, 2002, and (iii) freeze the annual payment for participants with fully vested rights at $30,000, which equaled the annual retainer plus the fee for attending one special Board meeting as of May 31, 2002.

      The Company's bylaws require it to indemnify its directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. The Company has signed agreements with each of those individuals contractually obligating it to provide these indemnification rights. The Company also provides its directors with customary directors and officers liability insurance.

PRESIDING DIRECTOR

      As indicated above, the non-management directors meet in executive session at least quarterly. The non-management directors have selected Virginia Boulet to preside over such meetings during 2005. As explained further on the Company's website, you may contact Ms. Boulet by writing a letter to the Presiding Director, c/o Post Office Box 5061, Monroe, Louisiana 71211.

ACCESS TO INFORMATION

      The following documents are filed as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 2004, and are posted on the Company's website at www.centurytel.com:

      -     Corporate governance guidelines

      - Charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee

      - Corporate compliance program (which includes the Company's code of ethics)

      The Company will furnish printed copies of these materials upon the request of any shareholder.

            RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITOR
                  (ITEM 2 ON PROXY OR VOTING INSTRUCTION CARD)

      The Company's 2004 financial statements were audited by KPMG LLP, an independent registered public accounting firm. The Audit Committee of the Board has appointed KPMG as independent auditor of the Company for the fiscal year ending December 31, 2005, and the Board is submitting that appointment to the Company's shareholders for ratification at the Meeting.

      Representatives of KPMG will be present at the Meeting, are expected to be available to respond to appropriate questions, and will also have an opportunity to make a statement if they desire to do so. If the shareholders do not ratify the appointment of KPMG by the affirmative vote of at least a majority of the voting power present or represented at the Meeting, the Audit Committee will reconsider the selection of the independent auditor.

      For additional information on KPMG, see "Report of the Audit Committee" below.

           THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

            PROPOSAL TO APPROVE THE CENTURYTEL, INC. 2005 MANAGEMENT
                           INCENTIVE COMPENSATION PLAN
                  (ITEM 3 ON PROXY OR VOTING INSTRUCTION CARD)

GENERAL

      The Board believes that the growth of the Company depends upon the efforts of its officers, employees, consultants and advisors and that the proposed CenturyTel, Inc. 2005 Management Incentive Compensation Plan (the "Incentive Plan") will provide an effective means of attracting and retaining qualified key personnel while encouraging long-term focus on maximizing shareholder value. The Incentive Plan has been adopted by the Board of Directors, subject to its approval by the shareholders at the Meeting. The principal features of the Incentive Plan are summarized below. This summary is qualified in its entirety, however, by reference to the Incentive Plan, which is attached to this proxy statement as Appendix A.

PURPOSE OF THE PROPOSAL

      The Board believes that providing officers, employees, consultants and advisors with a proprietary interest in the growth and performance of the Company is crucial to stimulating individual performance while at the same time enhancing shareholder value. The Board intends for the Incentive Plan to supersede the Company's 2002 Management Incentive Compensation Plan. Currently, only approximately 600,000 Common Shares remain available for grant under the Company's 2002 Management Incentive Compensation Plan. The Board believes that adoption of a new superseding plan is necessary to provide the Company with the continued ability to attract, retain and motivate key personnel in a manner tied to the interests of shareholders.

TERMS OF THE INCENTIVE PLAN

      ADMINISTRATION OF THE INCENTIVE PLAN. If the Incentive Plan is approved at the Meeting, the Compensation Committee of the Board will administer the plan and have authority to make awards under the plan, to set the terms of the awards, to interpret the plan, to establish any rules or regulations relating to the plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for proper administration of the plan. Subject to the limitations specified in the Incentive Plan, the Compensation Committee may delegate its authority to the Chief Executive Officer of the Company and his designees. References to powers of the Compensation Committee in this section below will be deemed to include references to officers or managers exercising such powers under delegated authority.

      ELIGIBILITY. Officers and employees of the Company (including officers who are also directors of the Company) and consultants and advisors to the Company will be eligible to receive awards ("Incentives") under the plan when designated as plan participants. The Company currently has approximately 50 officers and approximately 6,780 employees eligible to receive Incentives under the Incentive Plan, although the Company currently has no plans to grant options to all of its employees. Over the past several years the Company has granted awards to all of its officers and its key employees under its predecessor incentive compensation plans. Incentives under the Incentive Plan may be granted in any one or a combination of the following forms:

      - incentive stock options under Section 422 of the Internal Revenue Code (the "Code");

      -     non-qualified stock options;

      -     restricted stock;

      -     restricted stock units;

      -     stock-settled stock appreciation rights; and

      -     other stock-based awards.

      SHARES ISSUABLE THROUGH THE INCENTIVE PLAN. A total of 4,000,000 Common Shares are authorized to be issued under the Incentive Plan, representing approximately 3.0% of the outstanding Common Shares. As of December 31, 2004 and the Record Date, there were options outstanding under the Company's predecessor incentive compensation plans to acquire approximately 6.7 million and 7.2 million Common Shares, respectively. See " - Equity Compensation Plan Information." If the Incentive Plan is approved by the shareholders at the Meeting, no additional Incentives will be granted under the Company's 2002 Management Incentive Compensation Plan. The closing sale price of a Common Share, as quoted on the New York Stock Exchange on March 31, 2005, was $32.84.

      LIMITATIONS AND ADJUSTMENTS TO SHARES ISSUABLE THROUGH THE INCENTIVE PLAN. Incentives relating to no more than 600,000 Common Shares may be granted to a single participant in any calendar year. In addition, an aggregate of no more than 2,000,000 Common Shares may be issued as restricted stock, restricted stock units or other stock-based awards, of which an aggregate of 200,000 Common Shares may be granted without compliance with the minimum vesting periods described below.

      For purposes of determining the maximum number of Common Shares available for delivery under the Incentive Plan, Common Shares that are not delivered because an Incentive is forfeited, canceled or settled in cash will not be deemed to have been delivered under the Incentive Plan. All 4,000,000 of the Common Shares that may be issued through the Incentive Plan may be delivered upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code.

      Proportionate adjustments will be made to all of the share limitations provided in the Incentive Plan, including shares subject to outstanding Incentives, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the Common Shares, and the terms of any Incentive will be adjusted to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event. If the Company merges, consolidates, sells all of its assets or dissolves without causing a change of control of the Company as described below, then each participant will be entitled to receive upon exercise or payout of an Incentive granted before the transaction (i) in lieu of Common Shares previously issuable thereunder, the number and class of shares of stock to which the participant would have been entitled if the participant was a shareholder at the time of the transaction or (ii) in lieu of payments based on Common Stock, payments based on any formula that the Compensation Committee determines to be equitable.

      No Incentives may be granted under the Incentive Plan later than May 1, 2015.

      AMENDMENTS TO THE INCENTIVE PLAN. The Board may amend or discontinue the Incentive Plan at any time. However, the Company's shareholders must approve any amendment that would:

      - materially increase the benefits accruing to participants under the Incentive Plan;

      - increase the number of Common Shares that may be issued under the Incentive Plan;

      - materially expand the classes of persons eligible to participate in the Incentive Plan;

      - materially expand the types of awards available for grant under the Incentive Plan;

      -     authorize grants of Incentives after May 1, 2015;

      - materially change the method of determining the exercise price of options or the base price of stock appreciation rights; or

      -     permit the repricing of an option or stock appreciation right.

      Subject to certain exceptions, no amendment or discontinuance of the Incentive Plan may materially impair any previously granted Incentive without the consent of the recipient.

      TYPES OF INCENTIVES. Each of the types of Incentives that may be granted under the Incentive Plan is described below:

      Stock Options. The Compensation Committee may grant non-qualified stock options or incentive stock options to purchase shares of Common Stock. The Compensation Committee will determine the number and exercise price of the options, and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of a Common Share on the date of grant, except for an option granted in substitution of an outstanding award in an acquisition transaction. The term of an option will also be determined by the Compensation Committee, but may in no event exceed ten years. The Compensation Committee may accelerate the exercisability of any stock option at any time. As noted above, the Compensation Committee may not, without the prior approval of the Company's shareholders, decrease the exercise price for any outstanding option after the date of grant. In addition, an outstanding option may not, as of any date that the option has a per share exercise price that is greater than the then current fair market value of a Common Share, be surrendered to the Company as consideration for the grant of a new option with a lower exercise price, another Incentive, a cash payment or Common Shares, unless approved by the Company's shareholders. Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.

      The option exercise price may be paid in cash; by check; in Common Shares, subject to certain limitations; through a "cashless" exercise arrangement with a broker approved in advance by the Company; or in any other manner authorized by the Compensation Committee.

      Restricted Stock. Shares of Common Stock may be granted by the Compensation Committee and made subject to restrictions on sale, pledge or other transfer by the recipient for a certain period (the restricted period). Except for shares of restricted stock that vest based on the attainment of performance goals, the restricted period must be a minimum of three years, with incremental vesting of portions of the award over the three-year period permitted. If vesting of the shares is subject to the attainment of specified performance goals, the restricted period must be at least one year, with incremental vesting of portions of the award allowed. However, as described above, restricted stock, restricted stock units or other stock-based awards, with respect to an aggregate of 200,000 Common Shares, may be granted without compliance with these minimum vesting periods. All shares of restricted stock will be subject to such restrictions as the Compensation Committee may provide in an agreement with the participant, including provisions which may obligate the participant to forfeit or resell the shares to the Company in the event of termination of employment or if specified performance goals or targets are not met. Subject to the restrictions provided in the agreement and the Incentive Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to such shares.

      Restricted Stock Units. Restricted stock units may be granted by the Compensation Committee and made subject to restrictions on sale, pledge or other transfer by the employee for a certain period (the restricted period). A restricted stock unit represents the right to receive from the Company on the scheduled vesting date or other specified payment date one Common Share. Restricted stock units are subject to the same minimum vesting requirements described above for restricted stock. All restricted stock units will be subject to such restrictions as the Compensation Committee may provide in an agreement with the participant, including provisions which may obligate the participant to forfeit or resell the units to the Company in the event of termination of employment or if specified performance goals or targets are not met.

Subject to the restrictions provided in the agreement and the Incentive Plan, a participant receiving restricted stock units shall have no rights of a shareholder as to such units until such time as Common Shares are issued to the participant.

      Stock-Settled Stock Appreciation Rights. A stock-settled stock appreciation right is a right to receive, without payment to the Company, a number of Common Shares determined by dividing the product of the number of Common Shares as to which the stock appreciation right is exercised and the amount of the appreciation in such shares by the fair market value of a Common Share on the date of exercise of the right. The Compensation Committee will determine the base price used to measure share appreciation and the number and term of stock appreciation rights, provided that the term of a stock appreciation right may not exceed ten years. The Compensation Committee may accelerate the exercisability of any stock appreciation right at any time. The Incentive Plan restricts decreases in the base price and certain exchanges of stock appreciation rights on terms similar to the restrictions summarized above for options.

      Other Stock-Based Awards. The Incentive Plan also permits the Compensation Committee to grant participants awards of Common Shares and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, Common Shares (other stock-based awards). The Compensation Committee has discretion to determine the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods or performance requirements. Other stock-based awards are subject to the same minimum vesting requirements described above for restricted stock and restricted stock units.

      PERFORMANCE-BASED COMPENSATION UNDER SECTION 162(m). Stock options and stock appreciation rights granted in accordance with the terms of the Incentive Plan will qualify as performance-based compensation under Section 162(m), which is described under "Executive Compensation and Related Information - Compensation Committee's Report on Executive Compensation." Grants of any restricted stock, restricted stock units or other stock-based awards that the Company intends to qualify as performance-based compensation under Section 162(m) must be made subject to the achievement of pre-established performance goals. The pre-established performance goals will be based upon any or a combination of the following criteria relating to the Company or one or more of its divisions, subsidiaries or lines of business: return on equity, cash flow, assets or investment; shareholder return; changes in revenues, operating income, cash flow, cash provided by operating activities, earnings or earnings per share; customer growth; customer satisfaction or an economic value added measure. For any performance period, the performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Compensation Committee, relative to internal goals or industry benchmarks, or relative to levels attained in prior years. Performance measurements may be adjusted as specified under the Incentive Plan to exclude the effects of non-recurring transactions or changes in accounting standards.

      The Compensation Committee has authority to use different targets from time to time with respect to the performance goals provided in the Incentive Plan. The regulations under Section 162(m) require that the material terms of the performance goals be reapproved by the shareholders every five years. To qualify as performance-based compensation, grants of restricted stock, restricted stock units and other stock-based awards will be required to satisfy the other applicable requirements of Section 162(m).

      TERMINATION OF EMPLOYMENT. If an employee participant ceases to be an employee of the Company for any reason, including death, disability, early retirement or normal retirement, the employee's outstanding Incentives may be exercised or shall expire at such time or times as may be determined by the Compensation Committee and described in the employee's Incentive agreement.

      CHANGE OF CONTROL. In the event of a change of control of the Company, as defined in the Incentive Plan, all Incentives will become fully vested and exercisable, all restrictions or limitations on any Incentives will lapse and, unless otherwise provided in the Incentive agreement, all performance criteria and other conditions relating to the payment of Incentives will generally be deemed to be achieved.

      In addition to the foregoing, upon a change of control the Compensation Committee will have the authority to take a variety of actions regarding outstanding Incentives. Within certain time periods and under certain conditions, the Compensation Committee may (i) require that all outstanding Incentives remain exercisable only for a limited time, after which time all such Incentives will terminate, (ii) require the surrender to the Company of some or all outstanding Incentives in exchange for a stock or cash payment for each Incentive equal in value to the per-share change of control value, calculated as described in the Incentive Plan, over the exercise or base price, (iii) make any equitable adjustments to outstanding Incentives as the Compensation Committee deems necessary to reflect the corporate change or (iv) provide that an Incentive shall become an Incentive relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the change of control transaction if the participant had been a shareholder.

      TRANSFERABILITY OF INCENTIVES. The Incentives awarded under the Incentive Plan may not be transferred except

      -     by will

      -     by the laws of descent and distribution

      -     pursuant to a domestic relations order, or

      - in the case of stock options only, if permitted by the Compensation Committee and if so provided in the stock option agreement, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members or beneficiaries are the participant or immediate family members.

      PAYMENT OF WITHHOLDING TAXES. The Company may withhold from any payments or stock issuances under the Incentive Plan, or collect as a condition of payment, any taxes required by law to be withheld. If permitted under the participant's Incentive agreement, the participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned Common Shares or to have the Company withhold, from the shares the participant would otherwise receive, Common Shares, in each case having a value equal to the minimum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined and is subject to the Compensation Committee's right of disapproval.

      PURCHASE OF INCENTIVES. The Compensation Committee may approve the purchase by the Company of an unexercised or unvested Incentive from the holder by mutual agreement.

AWARDS TO BE GRANTED

      If the shareholders approve the Incentive Plan at the Meeting, grants of awards to employees, officers, consultants and advisors will be made in the future by the Compensation Committee as it deems necessary or appropriate. Any cash received by the Company in connection with the exercise or settlement of Incentives will be used for general corporate purposes.

FEDERAL INCOME TAX CONSEQUENCES

      The federal income tax consequences related to the issuance of the different types of Incentives that may be awarded under the Incentive Plan are discussed below. Participants who are granted Incentives under the Incentive Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

      STOCK OPTIONS. Under existing federal income tax provisions, a participant who is granted a stock option normally will not realize any income, nor will the Company normally receive any deduction for federal income tax purposes, in the year the option is granted.

      When a non-qualified stock option granted pursuant to the Incentive Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the Common Shares acquired and the aggregate fair market value of the Common Shares acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code, the Company will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

      An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the holding periods). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the Common
Shares received upon exercise before the expiration of the holding periods.

      If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

      RESTRICTED STOCK. Unless the participant who is granted restricted stock makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time the restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Shares as of that date (less any amount paid for the Common Shares), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. If the participant files an election under Section 83(b) of the Code within 30 days of the date of grant of restricted stock, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. If the stock is later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

      RESTRICTED STOCK UNITS. A participant will not be deemed to have received taxable income upon the grant of restricted stock units. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant. Upon the distribution of Common Shares to a participant with respect to restricted stock units, the Company will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income of the participant, subject to any applicable limitations under Section 162(m) of the Code. The basis of the Common Shares received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares.

      STOCK-SETTLED STOCK APPRECIATION RIGHTS. Generally, a participant who is granted a stock-settled stock appreciation right under the Incentive Plan will not recognize any taxable income at the time of the grant. The participant will recognize ordinary income upon exercise equal to the fair market value of the stock received on the day it is received.

      In general, there are no federal income tax deductions allowed to the Company upon the grant or termination of stock-settled stock appreciation rights. Upon the exercise of the stock-settled stock appreciation right, however, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under Section 162(m).

      OTHER STOCK-BASED AWARDS. Generally, a participant who is granted an other stock-based award under the Incentive Plan will recognize ordinary income at the time the Common Shares associated with the award are received in an amount equal to the excess of the fair market value of the stock received over any amount paid by the participant in exchange for the stock. If, however, the stock is non-vested (meaning the employee is required to work for a period of time in order to have the right to sell the stock) when it is received under the Incentive Plan and the participant has not elected otherwise under Section 83(b) of the Code, the participant generally will not recognize income until the stock becomes vested, at which time the participant will recognize ordinary income equal to the excess of the fair market value of the stock on the date it becomes vested over any amount paid by the participant in exchange for the stock.

      In the case of other stock-based awards that take the form of the Company's unfunded and unsecured promise to issue Common Shares at a future date, the grant of this type of award is not a taxable event to the participant because it constitutes an unfunded and unsecured promise to issue Common Shares at a future date. Once this type of award vests and the participant receives the Common Shares, the tax rules discussed in the previous paragraph will apply to receipt of such shares. If such an award constitutes non-qualified deferred compensation under Section 404A of the Code, it will be required to be structured to comply with Section 404A to avoid the imposition on the participant of penalties and interest.

      If a participant receives the cash equivalent of Common Shares (in lieu of actually receiving Common Shares), the participant will recognize ordinary income at the time of the receipt of such cash in the amount of the cash received.

      In the year that the participant recognizes ordinary taxable income in respect of such award, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, provided that the deduction is not otherwise disallowed under Section 162(m).

      TAX CONSEQUENCES OF A CHANGE OF CONTROL. If, upon a change of control of the Company, the exercisability, vesting or payout of an Incentive is accelerated, any excess on the date of the change of control of the fair market value of the shares or cash issued under accelerated Incentives over the purchase price of such shares, if any, may be characterized as "parachute payments" (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the "base amount" for such employee. The base amount generally is the average of the annual compensation of such employee for the five years preceding such change in ownership or control. An "excess parachute payment," with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person's base amount. If the amounts received by an employee upon a change of control are characterized as parachute payments, such employee will be subject to a 20% excise tax on the excess parachute payment and the Company will be denied any deduction with respect to such excess parachute payment.

      The foregoing discussion summarizes the federal income tax consequences of Incentives that may be granted under the Incentive Plan based on current provisions of the Code, which are subject to change. This discussion also assumes that the Incentives will not be deemed deferred compensation under
Section 409A of the Code. This summary does not cover any foreign, state or local tax consequences of Incentives.

ACCOUNTING

      For information on the accounting effects of granting stock-based compensation, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Appendix E to this proxy statement.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information about Common Shares authorized for issuance under the Company's existing equity compensation plans as of December 31, 2004.

                                                                                                      (c)
                                                                                             Number of securities
                                                                                            remaining available for
                                             (a)                          (b)                future issuance under
                                   Number of securities to         Weighted-average             plans (excluding
                                  be issued upon conversion        exercise price of        securities reflected in
     Plan Category                  of outstanding options        outstanding options              column (a))
-------------------------         -------------------------       -------------------       -----------------------
Equity compensation plans
approved by security
holders                                    6,713,558(1)                $   28.79                    2,694,244(2)

Employee Stock Purchase
Plan approved by
shareholders                                       -                           -                    4,721,138

Equity compensation plans
not approved by security
holders                                            -                           -                            -
                                           ---------                   ---------                    ---------
Totals                                     6,713,558(1)                $   28.79                    7,415,382
                                           =========                   =========                    =========

(1) For data as of a more recent date, see " - Terms of the Incentive Plan - Shares Issuable Through the Incentive Plan."

(2) Includes 1,695,124 Common Shares subject to issuance as of December 31, 2004 under the Company's 2002 Management Incentive Compensation Plan (of which 9,371 were subject to issuance as restricted stock or other stock-based awards). If the Incentive Plan is approved at the Meeting, none of the shares subject to issuance under the Company's 2002 Management Incentive Compensation Plan will be available for future issuance.

VOTE REQUIRED

      Approval of the Incentive Plan requires the affirmative vote of the holders of at least a majority of the total number of votes cast with respect to such matter, provided that such number of votes cast represents over one-half in interest of all Voting Shares. See "Other Matters - Quorum and Voting of Proxies."

           THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

             PROPOSAL TO APPROVE THE CENTURYTEL, INC. 2005 DIRECTORS
                                   STOCK PLAN
                  (ITEM 4 ON PROXY OR VOTING INSTRUCTION CARD)

GENERAL

      The Board believes that the proposed CenturyTel, Inc. 2005 Directors Stock Plan (the "Director Plan") will provide an effective means of attracting and retaining experienced and qualified directors, and will encourage the highest level of director performance by providing directors with a proprietary interest in the financial success and growth of the Company. The Director Plan has been adopted by the Board of Directors, subject to its approval by the shareholders at the Meeting. If the Director Plan is not approved by the shareholders at the Meeting, the awards proposed to be granted under the Director Plan will not be granted and the Company's 2002 Directors Stock Option Plan will remain in effect. The principal features of the Director Plan are summarized below. This summary is qualified in its entirety, however, by reference to the Director Plan, which is attached to this proxy statement as Appendix B.

PURPOSE OF THE PROPOSAL

      The Board intends for the Director Plan to supersede the Company's 2002 Directors Stock Option Plan, which is a formulaic, non-discretionary plan that automatically grants non-qualified stock options to outside directors on terms and a schedule fixed under the plan. The Board believes that the adoption of a more flexible, discretionary plan superseding the 2002 Directors Stock Option Plan will be better suited for attracting, retaining and motivating outside directors under prevailing market conditions.

TERMS OF THE DIRECTOR PLAN

      ADMINISTRATION OF THE DIRECTOR PLAN. If the Director Plan is approved at the Meeting, the Compensation Committee of the Board will administer the plan and have authority to make awards under the plan, to set the terms of the awards, to interpret the plan, to establish any rules or regulations relating to the plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for proper administration of the plan.

      ELIGIBILITY. Only non-employee directors of the Company are eligible to participate in and receive awards ("Incentives") under the Director Plan. Assuming the nominees named in this proxy statement are elected at the Meeting in the manner described herein, the Company will immediately thereafter have 11 non-employee directors eligible to receive Incentives under the Director Plan. See " - Awards to be Granted" for information on awards to be granted in May 2005. Unless the Compensation Committee otherwise determines, future grants will be made on the day following each annual meeting of shareholders. Incentives under the Director Plan may be granted by the Compensation Committee in any one or a combination of the following forms:

      -     non-qualified stock options;

      -     restricted stock;

      -     restricted stock units;

      -     stock-settled stock appreciation rights; and

      -     other stock-based awards.

      SHARES ISSUABLE THROUGH THE DIRECTOR PLAN. A total of 400,000 Common Shares are authorized to be issued under the Director Plan, representing approximately 0.3% of the outstanding Common Shares. If the Director Plan is approved at the Meeting, no additional stock options will be granted under the Company's predecessor director stock option plan. The closing sale price of a Common Share, as quoted on the New York Stock Exchange on March 31, 2005, was $32.84.

      LIMITATIONS AND ADJUSTMENTS TO SHARES ISSUABLE THROUGH THE DIRECTOR PLAN. An aggregate of no more than 200,000 Common Shares may be issued as restricted stock, restricted stock units or other stock-based awards under the Director Plan.

      For purposes of determining the maximum number of Common Shares available for delivery under the Director Plan, Common Shares that are not delivered because an Incentive is forfeited, canceled or settled in cash will not be deemed to have been delivered under the Director Plan.

      Proportionate adjustments will be made to all of the share limitations provided in the Director Plan, including shares subject to outstanding Incentives, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the Common Shares, and the terms of any Incentive will be adjusted to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event. If the Company merges, consolidates, sells all of its assets or dissolves without causing a change of control of the Company as described below, then each participant will be entitled to receive upon exercise or payout of an Incentive granted before the transaction (i) in lieu of Common Shares previously issuable thereunder, the number and class of shares of stock to which the participant would have been entitled if the participant was a shareholder at the time of the transaction or (ii) in lieu of payments based on Common Stock, payments based on any formula that the Compensation Committee determines to be equitable.

      No Incentives may be granted under the Director Plan later than May 1, 2015.

      AMENDMENTS TO THE DIRECTOR PLAN. The Board may amend or discontinue the Director Plan at any time. However, the Company's shareholders must approve any amendment that would:

      - materially increase the benefits accruing to participants under the Director Plan;

      - increase the number of Common Shares that may be issued under the Director Plan;

      - materially expand the classes of persons eligible to participate in the Director Plan;

      - materially expand the types of awards available for grant under the Director Plan;

      -     authorize grants of Incentives after May 1, 2015;

      - materially change the method of determining the exercise price of options or the base price of stock appreciation rights; or

      -     permit repricing of an option or stock appreciation right.

      Subject to certain exceptions, no amendment or discontinuance of the Director Plan may materially impair any previously granted Incentive without the consent of the recipient.

      TYPES OF INCENTIVES. Each of the types of Incentives that may be granted under the Director Plan is described below:

      Stock Options. The Compensation Committee may grant non-qualified stock options to purchase Common Shares. The Compensation Committee will determine the number and exercise price of the options, and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of a Common Share on the date of grant, except for an option granted in substitution of an outstanding award in an acquisition transaction. The term of an option will also be determined by the Compensation Committee, but may in no event exceed ten years. The Compensation Committee may accelerate the exercisability of any stock option at any time. As noted above, the Compensation Committee may not, without the prior approval of the Company's shareholders, decrease the exercise price for any outstanding option after the date of grant. In addition, an outstanding option may not, as of any date that the option has a per share exercise price that is greater than the then current fair market value of a Common Share, be surrendered to the Company as consideration for the grant of a new option with a lower exercise price, another Incentive, a cash payment or Common Shares, unless approved by the Company's shareholders.

      The option exercise price may be paid in cash; by check; in Common Shares, subject to certain limitations; through a "cashless" exercise arrangement with a broker; or in any other manner authorized by the Compensation Committee.

      Restricted Stock. Common Shares may be granted by the Compensation Committee to an eligible director and made subject to restrictions on sale, pledge or other transfer by the director for a certain period (the restricted period). All shares of restricted stock will be subject to such restrictions as the Compensation Committee may provide in an agreement with the participant, including provisions which may obligate the participant to forfeit or resell the shares to the Company under circumstances, if any, to be specified by the Compensation Committee. Subject to the restrictions provided in the agreement and the Director Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to such shares.

      Restricted Stock Units. Restricted stock units may be granted by the Compensation Committee to an eligible director and made subject to restrictions on sale, pledge or other transfer by the director for a certain period (the restricted period). A restricted stock unit represents the right to receive from the Company on the scheduled vesting date and other specified payment date one Common Share. All restricted stock units will be subject to such restrictions as the Compensation Committee may provide in an agreement with the participant, including provisions which may obligate the participant to forfeit or resell the units to the Company under circumstances, if any, to be specified by the Compensation Committee. Subject to the restrictions provided in the agreement and the Director Plan, a participant receiving restricted stock units shall have no rights of a shareholder as to such units until such time as Common Shares are issued to the participant.

      Stock-Settled Stock Appreciation Rights. A stock-settled stock appreciation right is a right to receive, without payment to the Company, a number of Common Shares determined by dividing the product of the number of Common Shares as to which the stock appreciation right is exercised and the amount of the appreciation in such shares by the fair market value of a Common Share on the date of exercise of the right. The Compensation Committee will determine the base price used to measure share appreciation and the number and term of the stock appreciation rights, provided that the term of a stock appreciation right may not exceed ten years. The Compensation Committee may accelerate the exercisability of any stock appreciation right at any time. The Director Plan restricts decreases in the base price and certain exchanges of stock appreciation rights on terms similar to the restrictions summarized above for options.

      Other Stock-Based Awards. The Director Plan also permits the Compensation Committee to grant outside directors awards of Common Shares and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, Common Shares (other stock-based awards). The Compensation Committee has discretion to determine the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods or performance requirements.

      TERMINATION OF BOARD SERVICE. If an outside director ceases to be a member of the Board for any reason, including death, disability, early retirement or normal retirement, the director's outstanding Incentives may be exercised or shall expire at such time or times as may be determined by the Compensation Committee and described in the director's Incentive agreement.

      CHANGE OF CONTROL. In the event of a change of control of the Company, as defined in the Director Plan, all Incentives will become fully vested and exercisable, all restrictions or limitations on any Incentives will lapse and, unless otherwise provided in the Incentive agreement, all performance criteria and other conditions relating to the payment of Incentives will generally be deemed to be achieved.

      In addition to the foregoing, upon a change of control the Compensation Committee will have the authority to take a variety of actions regarding outstanding Incentives. Within certain time periods or under certain conditions, the Compensation Committee may (i) require that all outstanding Incentives remain exercisable only for a limited time, after which time all such Incentives will terminate, (ii) require the surrender to the Company of some or all outstanding

Incentives in exchange for a stock or cash payment for each Incentive equal in value to the per-share change of control value, calculated as described in the Director Plan, over the exercise or base price, (iii) make any equitable adjustments to outstanding Incentives as the Compensation Committee deems necessary to reflect the corporate change or (iv) provide that an Incentive shall become an Incentive relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the change of control transaction if the participant had been a shareholder.

      TRANSFERABILITY OF INCENTIVES. The Incentives awarded under the Director Plan may not be transferred except

      -     by will;

      -     by the laws of descent and distribution;

      -     pursuant to a domestic relations order; or

      - in the case of stock options only, if permitted by the Compensation Committee and if so provided in the stock option agreement, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members or beneficiaries are the participant or immediate family members.

      PAYMENT OF WITHHOLDING TAXES. The Company may withhold from any payments or stock issuances under the Director Plan, or collect as a condition of payment, any taxes required by law to be withheld.

      PURCHASE OF INCENTIVES. The Compensation Committee may approve the purchase by the Company of an unexercised or unvested Incentive from the holder by mutual agreement.

FEDERAL INCOME TAX CONSEQUENCES

      The tax consequences related to the issuance of the different types of Incentives that may be awarded under the Director Plan are discussed under "Proposal to Approve the CenturyTel, Inc. 2005 Management Incentive Compensation Plan - Federal Income Tax Consequences."

AWARDS TO BE GRANTED

      If the shareholders approve the Director Plan at the Meeting, the Company will grant shares of restricted stock under the Director Plan on May 13, 2005 to the below-named persons in the amounts set forth below.

                                  Value of Shares of
     Name                         Restricted Stock(1)
---------------------             -------------------
William R. Boles, Jr.             $          100,000
Virginia Boulet(2)                $          100,000
Calvin Czeschin(2)                $          100,000
James B. Gardner(2)               $          100,000
W. Bruce Hanks                    $          100,000
Gregory J. McCray(2)              $          100,000

                                  Value of Shares of
     Name                         Restricted Stock(1)
---------------------             -------------------
C. G. Melville, Jr.               $           100,000
Fred R. Nichols                   $           100,000
Harvey P. Perry                   $           100,000
Jim D. Reppond                    $           100,000
Joseph R. Zimmel                  $           100,000
All non-employee
  directors as a group            $         1,100,000

--------------------

(1) The number of shares of Restricted Stock to be issued will be based on the average closing price of the Common Shares on each of the 15 trading days preceding the Meeting.

(2) The referenced grants of shares of restricted stock is contingent upon the director's re-election or, in the case of Mr. McCray, election at the Meeting.

      In addition, while the Director Plan is in effect and to the extent that Common Shares remain available for issuance thereunder, non-employee directors will continue to receive future grants of Incentives as determined by the Compensation Committee on the terms described above. Any cash received by the Company in connection with the exercise or settlement of future Incentives will be used for general corporate purposes.

      If the Director Plan is not approved at the Meeting, each outside director who is duly elected and serving immediately after the Meeting will receive non-qualified options to purchase 6,000 Common Shares.

ACCOUNTING

      For information on the accounting effects of granting stock-based compensation, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Appendix E to this proxy statement.

EQUITY COMPENSATION PLAN INFORMATION

      Information about Common Shares authorized for issuance under the Company's existing equity compensation plans is provided under "Proposal to Approve the CenturyTel, Inc. 2005 Management Incentive Compensation Plan - Equity Compensation Plan Information."

VOTE REQUIRED

      Approval of the Director Plan requires the affirmative vote of the holders of at least a majority of the total number of votes cast with respect to such matter, provided that such number of votes cast represents over one-half in interest of all Voting Shares. See "Other Matters - Quorum and Voting of Proxies."

           THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

             PROPOSAL TO APPROVE THE CENTURYTEL, INC. 2005 EXECUTIVE
                      OFFICER SHORT-TERM INCENTIVE PROGRAM
                  (ITEM 5 ON PROXY OR VOTING INSTRUCTION CARD)

GENERAL

      The Company proposes to pay annual incentive bonuses to certain of its designated executive officers for 2005 and future years pursuant to the Company's 2005 Executive Officer Short-Term Incentive Program (the "Program"). Subject to shareholder approval of the Program at the Meeting, the Board of Directors has adopted the Program to update and replace a similar predecessor bonus plan, which is scheduled to lapse in the near future. The principal features of the Program are summarized below. This summary is qualified in its entirety, however, by reference to the full text of the Program, which is attached to this proxy statement as Appendix C.

PURPOSE OF THE PROPOSAL

      Under Section 162(m) of the Code, the Company may not deduct more than $1 million per year for compensation paid or accrued to the Chief Executive Officer or the four other most highly compensated executive officers of the Company. An exclusion from the $1 million per officer limitation is available for compensation that satisfies the shareholder approval and other requirements provided in Section 162(m) for qualified performance-based compensation. The purpose of submitting the Program to the shareholders is to qualify the annual incentive bonus to be paid to each participating executive officer as performance-based compensation that will be excluded from the $1 million limit on tax deductible compensation under Section 162(m). If approved at the Meeting, the Program will supersede the Company's 2001 Executive Officer Short-Term Incentive Program, a predecessor plan approved by the shareholders in 2001 to accomplish similar purposes.

TERMS OF THE PROGRAM

      ADMINISTRATION OF THE PROGRAM. If approved at the Meeting, the Program will be administered by the Compensation Committee of the Board of Directors of the Company, which will have the power to designate participants, establish performance goals and objectives, adopt appropriate regulations, certify as to the achievement of performance goals and make all determinations necessary for the administration of the Program.

      ELIGIBILITY. Any executive officer may be designated by the Compensation Committee as a participant in the Program for any year. The Company currently has six executive officers eligible to be designated as participants. The Compensation Committee will designate prior to March 31 of each year the executive officers of the Company who will participate in the Program that year.

      INCENTIVE BONUS. Under the Program, each participant will be eligible to be paid an incentive bonus based on the achievement of pre-established annual performance goals. The participants and the performance goals for each year must be established prior to March 31. The performance goals for each year will be based upon one or more of the following criteria relating to the Company or one or more of its divisions, subsidiaries or lines of business: return on equity, cash flow, assets or investment; shareholder return; changes in revenues, operating income, cash flow, cash provided by operating activities, earnings or earnings per share; customer growth; customer satisfaction or an economic value added measure. For any performance period, the performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Compensation Committee, relative to internal goals or industry benchmarks, or relative to levels attained in prior years. Performance measurements may be adjusted as specified under the Program to exclude the effect of non-recurring transactions or changes in accounting standards. For each year that the Program is in effect, the Committee may change the performance goals permitted under the Program and targets.

      No participant may be paid a bonus under the Program of more than $3.0 million for any year. The Compensation Committee has discretion to decrease but not increase the amount of the bonus paid to a participant from the amount that is payable under the terms of the pre-established criteria for the applicable year. The Compensation Committee may determine to pay bonuses under the plan in whole or in part in (i) cash or (ii) restricted stock or restricted stock units, in which case such stock or units will be paid under any of the Company's stock-based incentive plans that provide for such types of grants. Prior to the payment of annual bonuses under the Program, the Compensation Committee must certify that the performance goals and the applicable conditions to the payment of the bonus have been met.

      TERMINATION OF EMPLOYMENT. If a participant's employment is terminated as the result of retirement on or after attaining age 55 (after completing five full years of employment), disability, or death more than 90 days into any calendar year, the participant or his heirs or beneficiary will be entitled to receive a pro rata portion of the bonus that would otherwise be payable based on the achievement of the performance goals for that year. If employment is terminated during a Program year for any other reason, the participant will not receive an award for that year, unless otherwise provided in the participant's change of control agreement with the Company.

      AMENDMENT TO THE PROGRAM. The Compensation Committee may amend, suspend or terminate the Program at any time. Any amendment or termination of the Program shall not, however, affect the right of a participant to receive any earned but unpaid bonus.

      TERM OF THE PROGRAM. The Program applies to each of the five calendar years during the period beginning January 1, 2005 and ending December 31, 2009, unless terminated earlier by the Compensation Committee.

      BONUSES TO BE PAID. If the Program is not approved at the Meeting, the annual incentive bonuses proposed to be paid under the Program will not be paid, but participants will instead continue to participate in the Company's other bonus plans in order to provide total compensation commensurate with their responsibilities.

      SECTION 162(m). Nothing in the Program precludes the Board of Directors or its committees from making additional payments or special awards in their discretion outside of the Program that may not qualify as performance-based compensation under Section 162(m).

PLAN BENEFITS

      For information as to the bonuses that would have been paid to the executive officers under the Program for the last fiscal year if the Program had been in effect, please see the bonus amounts included in the Summary Compensation Table under "Executive Compensation and Related Information."

VOTE REQUIRED

      Approval of the Program requires the affirmative vote of the holders of at least a majority of the voting power present or represented by proxy at the Meeting. See "Other Matters - Quorum and Voting of Proxies."

           THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

               VOTING SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth information regarding ownership of the Company's Common Shares by (i) each person known to the Company to beneficially own more than 5% of the outstanding Common Shares or control more than 5% of the total voting power, (ii) certain directors and executive officers of the Company who are not listed in the table included under the heading "Election of Directors" and (iii) all of the Company's directors and executive officers as a group. Unless otherwise indicated, all information is presented as of the Record Date in the same manner described under "Election of Directors" and all shares indicated as beneficially owned are held with sole voting and investment power.

                                                              AMOUNT AND
                                                              NATURE OF
                                                              BENEFICIAL             PERCENT OF           PERCENT
                                                             OWNERSHIP OF            OUTSTANDING         OF VOTING
                BENEFICIAL OWNER                            COMMON SHARES(1)       COMMON SHARES(1)       POWER(2)
-------------------------------------------------------    -----------------      ----------------      ----------
Principal Shareholders:

     The Trust Company of Sterne, Agee & Leach,               6,523,670(3)              4.9%               29.6%
         Inc., as trustee (the "Trustee") of the ESOP
         800 Shades Creek Parkway, Suite 100
         Birmingham, Alabama  35209

Certain Directors or Executive Officers(4):

     R. Stewart Ewing, Jr.                                      525,790(5)                 *                   *

     Karen A. Puckett                                           517,373(6)                 *                   *

     David D. Cole                                              463,771(7)                 *                   *

                                                              AMOUNT AND
                                                              NATURE OF
                                                              BENEFICIAL             PERCENT OF           PERCENT
                                                             OWNERSHIP OF            OUTSTANDING         OF VOTING
                BENEFICIAL OWNER                            COMMON SHARES(1)       COMMON SHARES(1)       POWER(2)
--------------------------------------------------         -----------------      ----------------      ----------
Michael E. Maslowski                                         327,994(8)                    *                  *

R. L. Hargrove, Jr.                                           78,440(9)                    *                  *

Johnny Hebert                                                 28,645(9),(10)               *                  *

All directors and executive officers as of                                              3.7%               2.7%
the Record Date as a group (18 persons)                    4,872,892(11)

--------------
*     Represents less than 1%.

(1) Determined in accordance with Rule 13d-3 of the SEC based upon information furnished by the persons listed. In addition to Common Shares, the Company has outstanding Preferred Shares that vote together with the Common Shares as a single class on all matters. One or more persons beneficially own more than 5% of the Preferred Shares; however, the percentage of total voting power held by such persons is immaterial. For additional information regarding the Preferred Shares, see page 1 of this proxy statement. For additional information regarding the investment power held by participants with respect to their Restricted Stock and Plan Shares, see footnote 4 to the table included under the heading "Election of Directors."

(2) Based on the Company's records and, with respect to all shares held of record by the Trustee, based on information the Trustee periodically provides to the Company to establish that certain of these shares entitle the Trustee to cast ten votes per share.

(3) Substantially all of the voting power attributable to these shares is directed by the participants of the ESOP, each of whom is deemed, subject to certain limited exceptions, to tender such instructions as a "named fiduciary" for all shares (except for PAYSOP shares) under such plan, which requires the participants to direct their votes in a manner that they believe to be prudent and in the best interests of the participants of the ESOP.

(4) Mr. Ewing, Ms. Puckett, Mr. Cole and Mr. Maslowski are executive officers. Mr. Hargrove and Mr. Hebert are directors who are retiring as Class II directors at the Meeting.

(5) Includes 37,813 shares of Restricted Stock, 423,119 Option Shares that Mr. Ewing has the right to acquire within 60 days of the Record Date, and 37,741 Plan Shares allocated to his accounts under the ESOP and 401(k) Plan.

(6) Includes 45,213 shares of Restricted Stock, 465,003 Option Shares that Ms. Puckett has the right to acquire within 60 days of the Record Date, 1,433 Plan Shares allocated to her accounts under the ESOP and 401(k) Plan and 200 shares held as custodian for the benefit of Ms. Puckett's children.

(7) Includes (i) 24,910 shares of Restricted Stock, (ii) 401,119 Option Shares that Mr. Cole has the right to acquire within 60 days of the Record Date,
      (iii) 27,847 Plan Shares allocated to his accounts under the ESOP and 401(k) Plan and (iv) 4,893 Plan Shares beneficially held by Mr. Cole's wife as a former employee of the Company in her accounts under the ESOP and 401(k) Plan, as to which he disclaims beneficial ownership.

(8) Includes 24,910 shares of Restricted Stock, 298,644 Option Shares that Mr. Maslowski has the right to acquire within 60 days of the Record Date, and 1,677 Plan Shares allocated to his accounts under the ESOP and 401(K) Plan.

(9) Includes 16,000 shares that each of Messrs. Hargrove and Hebert have the right to acquire within 60 days of the date of this Proxy Statement pursuant to options granted under the Company's 2002 directors stock option plan.

(10) Includes 1,783 shares held of record by Mr. Hebert's wife, as to which he disclaims beneficial ownership.

(11) Includes (i) 267,766 shares of Restricted Stock, (ii) 3,745,672 Option Shares that such individuals have the right to acquire within 60 days of the Record Date, (iii) 153,068 Plan Shares allocated to their respective accounts under the ESOP and 401(k) Plan, (iv) 19,123 shares held of record or beneficially by the spouses of certain of these individuals, as to which beneficial ownership is disclaimed, and (v) 4,018 shares held as custodian for the benefit of children of such individuals.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

      The following table sets forth certain information regarding the compensation of (i) the Company's Chief Executive Officer and (ii) each of the Company's four most highly compensated executive officers other than the Chief Executive Officer (collectively, the "named officers"). Following this table is additional information regarding option grants and option exercises during 2004. For additional information on the compensation summarized below and other benefits, see " - Report of Compensation Committee Regarding Executive Compensation."

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                           COMPENSATION AWARDS
                                                                ----------------------------------------
                                                                          AWARDS               PAYOUTS
                                                                ---------------------------  -----------
                                                ANNUAL                            NO. OF      LONG-TERM
                                             COMPENSATION        RESTRICTED     SECURITIES    INCENTIVE
      NAME AND CURRENT                    ---------------------    STOCK        UNDERLYING       PLAN         ALL OTHER
     PRINCIPAL POSITION         YEAR       SALARY      BONUS     AWARDS(1)        OPTIONS    PAYMENTS(2)   COMPENSATION(3)
-----------------------------   ----      --------   ---------- -----------     -----------  ------------  ---------------
Glen F. Post, III               2004      $961,544   $1,003,851 $ 1,326,312       160,000    $   145,397   $       189,238
    Chairman of the Board and   2003       904,846    1,064,099           0       320,000        200,466           165,783
    Chief Executive Officer     2002       787,594      812,797     150,000       320,000        239,804            90,190

Karen A. Puckett(4)             2004       541,860      518,560     623,480        75,000              0           110,124
    President and Chief         2003       496,576      535,309           0       150,000              0            92,564
    Operating Officer           2002       420,600      352,147     100,000       120,000              0            58,309

R. Stewart Ewing, Jr.           2004       492,384      385,536     518,622        62,500         43,781            96,601
    Executive Vice President    2003       461,558      407,094           0        81,000         60,323            86,298
    and Chief Financial         2002       390,657      274,241     100,000        81,000         72,215            59,651
    Officer

David D. Cole                   2004       359,016      281,109     340,080        40,500         43,781            82,334
    Senior Vice President-      2003       345,734      304,938           0        81,000         60,323            74,771
    Operations Support          2002       331,111      225,155      75,000        81,000         72,215            55,393

Michael E. Maslowski(5)         2004       307,711      214,166     340,080        40,500         12,554            65,789
    Senior Vice President       2003       289,721      227,142           0        81,000              0            54,780
    and Chief Information       2002       259,387      156,456      75,000        81,000              0            41,002
    Officer

------------
(1) The Restricted Stock shown for 2002 was issued as a special bonus in early 2003 for extraordinary efforts and achievements in 2002. The Restricted Stock shown for 2004 was issued in early 2004 as a portion of the officers' long-term incentive compensation awards for 2004. Of the Restricted Stock shown for 2002, one-third of the shares vested on March 15, 2004, one-third vested on March 15, 2005 and one-third will vest on March 15, 2006, subject to accelerated vesting in certain events. All of the Restricted Stock shown for 2004 will vest on March 15, 2009, subject to accelerated vesting in certain events, including the Company attaining certain targets relating to its 2004, 2005 or 2006 financial performance. The chart below sets forth information as of December 31, 2004 regarding the named officers' holdings of Restricted Stock (excluding for these purposes (i) Restricted Stock outstanding on December 31, 2004 that vested in early 2005 and (ii) Restricted Stock issued in February 2005).

                                         Aggregate
                      Shares of           Value at
                     Restricted         December 31,
  Name                 Stock                2004
-----------          -----------        ------------
Mr. Post               48,620           $  1,724,551
Ms. Puckett            23,213                823,365
Mr. Ewing              19,513                692,126
Mr. Cole               12,910                457,918
Mr. Maslowski          12,910                457,918

      Dividends are paid currently with respect to all shares of Restricted Stock described above. For additional information regarding the foregoing, see "- Report of Compensation Committee Regarding Executive Compensation."

(2) Reflects the value of Common Shares released or issued as a result of performance-based Restricted Stock and performance shares awarded in 1997, 1998 and 1999 becoming vested or earned in early 2002, 2003 and 2004, respectively, based on the appreciation in the market value of the Common Shares during the preceding five-year period. See "-Report of Compensation Committee Regarding Executive Compensation-Prior Grants."

(3) Comprised of the Company's (i) matching contributions to the 401(k) Plan, as supplemented by matching contributions under the Company's Supplemental Dollars & Sense Plan, (ii) contributions pursuant to the ESOP, valued as of December 31 of each respective year (as supplemented by contributions under the Company's Supplemental Defined Contribution Plan), and (iii) payment of cash allowances in lieu of previously-offered perquisites, in each case for and on behalf of the named officers as follows:

                                                                            Cash
                                                                          Allowance
                                      401(k) Plan        ESOP            in Lieu of
     Name                Year        Contributions   Contributions      Perquisites
---------------          ----        -------------   -------------      -----------
Mr. Post                 2004          $73,892       $      81,026      $    34,320
                         2003           62,758              68,705           34,320
                         2002           27,486              31,504           31,200

Ms. Puckett              2004           39,087              43,087           27,950
                         2003           30,730              33,949           27,885
                         2002           12,325              20,634           25,350

Mr. Ewing                2004           32,672              35,979           27,950
                         2003           28,981              29,431           27,885
                         2002           16,395              17,906           25,350

Mr. Cole                 2004           27,826              26,558           27,950
                         2003           24,051              22,835           27,885
                         2002           14,557              15,486           25,350

Mr. Maslowski            2004           21,515              21,394           22,880
                         2003           14,613              17,847           22,320
                         2002            8,233              11,969           20,800

(4)   Ms. Puckett's employment with the Company commenced on July 24, 2000.

(5)   Mr. Maslowski's employment with the Company commenced on March 22, 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS                                 POTENTIAL REALIZABLE VALUE OF
                              ---------------------------------------------------------           OPTIONS AT ASSUMED ANNUAL
                                NUMBER OF       % OF TOTAL                                          RATES OF STOCK PRICE
                               SECURITIES         OPTIONS                                        APPRECIATION OVER TEN-YEAR
                               UNDERLYING        GRANTED TO                                             OPTION TERM
                                OPTIONS          EMPLOYEES     EXERCISE     EXPIRATION        ----------------------------------
        NAME                   GRANTED (1)        IN 2004       PRICE          DATE               (5%)                 (10%)
--------------------------    ------------      -----------    --------     -----------       --------------      --------------
Glen F. Post, III.........        160,000           18%         $28.34        2/25/14         $    2,851,200      $    7,227,200
Karen A. Puckett .........         75,000            9%          28.34        2/25/14              1,336,500           3,387,750
R. Stewart Ewing, Jr......         62,500            7%          28.34        2/25/14              1,113,750           2,823,125
David D. Cole.............         40,500            5%          28.34        2/25/14                721,710           1,829,385
Michael E. Maslowski......         40,500            5%          28.34        2/25/14                721,710           1,829,385
All Shareholders(2).......    132,373,912            -           28.10              -         $2,339,047,025      $5,927,703,779

--------------
(1) One-third of these options became exercisable on February 25, 2004, one-third became exercisable on February 25, 2005, and one-third will become exercisable on February 25, 2006.

(2) The amounts shown as potential realizable value for all shareholders, which are presented for comparison purposes only, represent the aggregate net gain for all holders of Common Shares, as of December 31, 2004, assuming a hypothetical option to acquire 132,373,912 Common Shares (the number of such shares outstanding as of such date) granted at $28.10 per share (the weighted average exercise price of all options granted in 2004) on February 25, 2004 and expiring on February 25, 2014, if the price of Common Shares appreciates at the rates shown in the table. There can be no assurance that the potential realizable values shown in the table will be achieved. The Company neither makes nor endorses any prediction as to future stock performance.

 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                              NO. OF                            NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                              SHARES                           UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                             ACQUIRED                      OPTIONS AT DECEMBER 31, 2004           DECEMBER 31, 2004
                                ON          VALUE         ------------------------------    ------------------------------
        NAME                 EXERCISE      REALIZED        EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
--------------------------   --------     ----------      ------------    --------------    -----------     -------------
Glen F. Post, III.........   100,000      $1,786,754       1,310,550          426,662       $10,531,762     $   2,729,578
Karen A. Puckett .........    50,000         326,790         325,000          190,000         1,897,700         1,254,700
R. Stewart Ewing, Jr......    30,442         467,721         327,450          122,666         2,482,425           795,499
David D. Cole.............    25,000         456,327         327,873          108,000         2,568,441           690,930
Michael E. Maslowski......    27,001         176,047         217,642          108,000           875,065           690,930

REPORT OF COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

      GENERAL. The Board's Compensation Committee, either directly or through its Incentive Awards Subcommittee, monitors and approves the compensation of the Company's executive officers, administers the Company's incentive compensation programs, and performs other related tasks. The Committee is composed entirely of Board members who qualify as independent directors under the Company's corporate governance guidelines and "non-employee directors" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934. The Subcommittee is composed entirely of Committee members who also qualify as "outside directors" under Section 162(m) of the Internal Revenue Code. If you would like additional information on the responsibilities of the Compensation Committee, please refer to its charter, which can be obtained in the manner described above under "Corporate Governance - Access to Information."

      Compensation Objectives. During 2004, the Committee applied the following compensation objectives in connection with its deliberations:

      - compensating the Company's executive officers with base salaries that are higher than those of similarly-situated executives at comparable companies, if justified by corporate and individual performance

      - providing a substantial portion of the executives' compensation in the form of incentive compensation based principally upon the Company's short and long-term performance and secondarily upon the individual performance of the executives

      -     encouraging team orientation, and

      - providing sufficient benefit levels for executives and their families in the event of disability, illness or retirement.

      In addition, to the extent that it is practicable and consistent with the Company's executive compensation objectives, the Committee seeks to comply with
Section 162(m) of the Internal Revenue Code and any regulations promulgated thereunder (collectively, "Section 162(m)") in order to preserve the tax deductibility of performance-based compensation in excess of $1 million per taxable year to each of the named officers. If compliance with Section 162(m) conflicts with the Committee's compensation objectives or is contrary to the best interests of the shareholders, the Committee will pursue its objectives, regardless of the attendant tax implications.

      Overview of 2004 Compensation. As described further below, the Company's executive compensation for 2004 was comprised of:

      -     salary

      -     an annual cash incentive bonus

      - long-term incentive compensation in the form of grants of restricted stock and stock options in 2004 and the payout of incentive awards granted in 1999, and

      - other benefits typically provided to executives of comparable companies, all as described further below.

For each such component of compensation, the Company's compensation levels were compared with those of comparable companies.

      Over the past decade, the Committee has retained independent consulting firms every three years to conduct a detailed review of the Company's compensation philosophy, practices and programs, including the structure of its annual and long-term incentive compensation programs. During these triennial reviews, the Committee has typically sought to confirm that its philosophy and practices are comparable to those of similar companies and to establish the target amount of long-term incentive compensation to be granted to each of the Company's executives during the upcoming three-year period. The Committee and its consultants have typically designed these long-term grants to have a value, determined under commonly-used valuation methodologies, commensurate with long-term incentive awards to similarly-situated executives at comparable companies. During the second and third year of each of these three-year periods, the Committee consults with its independent consultants to determine if changes to the Company's three-year program are necessary or appropriate, and to establish the annual and incentive compensation payable to the Company's executives for the upcoming year. Following deliberations with its independent consultants, the Committee approved a three-year officer compensation program in early 2002 covering 2002, 2003 and 2004, and a three-year officer compensation program in early 2005 covering 2005, 2006 and 2007.

      During the Fall of 2003, the Committee retained an independent consulting firm to assist the Company in determining the annual and incentive compensation of officers for 2004. The consulting firm compared the Company's officer compensation to that of a national group of companies. This group included a number of telecommunications companies (including several of the peer companies referred to in the Company's stock performance graph appearing elsewhere herein), but also included other companies that have revenue levels similar to the Company's.

      SALARY. The salary of the Chief Executive Officer and each other executive officer is based primarily on the officer's level of responsibility and comparisons to prevailing salary levels for similar officers at comparable companies. Based upon survey data, recommendations of the Committee's independent consulting firm and the Company's Chief Executive Officer, and other considerations, the Committee in February 2004 increased the salary of the Chief Executive Officer by 5.4% and the salaries of each of the Company's other named officers by between 3.5% to 8.5%. The Committee believes these 2004 raises were consistent with its primary objective of ensuring that the executive officers receive salaries in excess of median salaries of similarly-situated executives when warranted by corporate and individual performance. In early 2005, the Committee increased the annual salary of the Chief Executive Officer an additional 2.6%, to $1 million, and the annual salaries of other named officers an additional 4.0% to 5.7%.

      ANNUAL INCENTIVE BONUS PROGRAMS. The Company maintains (i) a shareholder-approved short-term incentive program for certain of its executive officers and (ii) an annual incentive bonus program for the Company's other officers and managers. In connection with both of these bonus programs, the Compensation Committee, either directly or through its Incentive Awards Subcommittee, annually establishes target performance levels and the amount of bonus payable if these targets are met, which typically is defined in terms of a percentage of each officer's salary. For 2004, the Committee recommended target bonuses ranging from 40% to 60% of each executive officer's salary if the targets were met, with up to double these amounts if the targets were substantially exceeded and no bonuses if certain minimum target performance levels were not attained. The target bonus payable to the Company's Chief Executive Officer for 2004 performance was based solely upon the Company's overall financial performance measured in terms of operating income growth and specified levels of return on cash flow measured in relation to the performance of a group of peer companies, subject to the "negative discretion" of the Committee to reduce the bonus payment. The bonuses payable to each other executive officer were based upon the same corporate performance goals established for the Chief Executive Officer, subject to the "negative discretion" of the Chief Executive Officer to reduce the bonus payment based on an assessment of the officer's performance during 2004, including an assessment of the degree to which such officer attained his or her individual performance goals for 2004.

      Based on the Company's 2004 performance, the Chief Executive Officer received a bonus equal to 104.4% of his 2004 salary. Applying the standards described above, each other named officer received a bonus between approximately 70% and 96% of his or her 2004 salary. The Committee elected to pay these 2004 incentive bonuses in cash.

      LONG-TERM EQUITY INCENTIVE PROGRAMS. The Company's current long-term incentive compensation programs authorize the Incentive Awards Subcommittee to grant stock options and various other stock-based incentives to key personnel. Among the Subcommittee's central goals with respect to stock incentive awards is to strengthen the relationship between compensation and growth in the market price of the Common Shares and thereby align the executive officers' financial interests with those of the Company's shareholders and to attract and retain executive talent.

      Incentives granted under these programs become exercisable based upon criteria established by the Subcommittee. The Subcommittee generally determines the size of option grants based on the recipient's responsibilities and duties, and on information furnished by the Subcommittee's consultants regarding equity incentive practices among comparable companies. Since 2001, the Committee's general philosophy has been to award annual option grants as opposed to larger, multi-year grants.

      2004 Grants. In early 2004, the Subcommittee awarded equity incentive grants for the final year of the three-year program developed and approved by the Committee and its independent advisors in 2002. Based on data compiled by the Committee's consulting firm, the Subcommittee determined that the target amount of long-term compensation established during the 2002 triennial review process continued to be commensurate with the long-term incentive awards to similarly situated executives at other comparable companies. Unlike 2002 and 2003, however, the Subcommittee elected to pay these long-term incentive grants half in stock options and half in restricted stock, the terms of which are further described elsewhere herein.

      Prior Grants. During 1997, 1998 and 1999, the Committee awarded to the Company's officers long-term incentive compensation in the form of (i) time-vested restricted stock which will generally vest on or about the fifth anniversary of the grant date and (ii) performance-based restricted stock and performance shares which will vest or be earned based on appreciation of the market value of the Company's Common Shares over a five-year period. These grants vested or were earned in early 2002, 2003 and 2004, respectively.

      OTHER BENEFITS. The Company maintains certain broad-based employee benefit plans in which the executive officers are generally permitted to participate on terms substantially similar to those relating to all other participants, subject to certain legal limitations on the compensation on which benefits and contributions may be based. The Board has determined to have the Company's matching contribution under the 401(k) Plan invested in Common Shares so as to further align employees' and shareholders' financial interests. The Company also maintains the ESOP, which serves to further align employees' and shareholders' interests.

      Prior to the Sarbanes-Oxley Act of 2002, the Company funded supplemental life insurance benefits to its officers in excess of those generally afforded to employees. These benefits were provided pursuant to endorsement "split-dollar" insurance agreements between the

Company and its officers. Under each of these agreements, the Company and the officer's beneficiaries shared the death benefits payable upon the officer's death under a life insurance policy procured by the Company, with the beneficiaries receiving pre-retirement death benefits of four times the officer's annual salary less group life insurance benefits (or post-retirement death benefits of two times the officer's annual salary less group life insurance benefits), and the Company receiving all remaining death benefits. In response to uncertainties as to whether these arrangements with the Company's executive officers violated the Sarbanes-Oxley Act, in mid-2002 the Company suspended the payment of further premiums under the "split-dollar" policies insuring the lives of its executive officers. In November 2003, the Compensation Committee approved restructured arrangements with the executive officers in order to alleviate such uncertainties, as well as potential adverse tax consequences of new tax regulations adopted in 2003. Under these restructured arrangements with each executive officer, the Company is authorized to (i) surrender the insurance policy insuring such officer in exchange for cash from the policy equal to the aggregate premiums the Company had previously paid to fund such policy, (ii) terminate its prior "split-dollar" insurance agreement with such officer and transfer ownership of the related policy to such officer,
(iii) forfeit its right to receive death benefits under such related policy and
(iv) adopt a new plan providing substitute supplemental life insurance benefits for its executive officers. This new plan, among other things, would obligate the Company to pay premiums on the executive officers' respective insurance policies sufficient to provide the same death benefits available under the prior agreements, and entitle the executive officers to purchase additional post-retirement coverage at their cost and to receive "gross-up" cash payments in amounts sufficient to compensate them for income and employment taxes incurred as a result of the Company's premium payments. Upon completion of necessary estate-planning, the Company expects to implement these restructured arrangements and re-commence paying premiums in mid-2005.

      Under the Company's aircraft usage policy, the Company's chief executive officer may use the Company's aircraft for personal travel without reimbursing the Company, and each other executive officer of the Company may use the Company's aircraft for up to $10,000 per year in personal travel without reimbursing the Company (calculated in accordance with applicable SEC guidelines). In all such cases, personal travel is permitted only if aircraft is available and not needed for superseding business purposes. During 2004, the following executive officers used the Company's aircraft for personal travel as follows: Mr. Post, one round-trip at a cost of $12,600, Ms. Puckett, two round-trips at an aggregate cost of $8,435, and Stacey W. Goff (the Company's Senior Vice President and General Counsel), one round-trip at a cost of $910.

      The Company's officers are entitled to be reimbursed for the cost of an annual physical examination, plus related travel expenses.

      Additionally, the Company makes available to its officers various defined benefit retirement plans (which are described below under " - Pension Plans"), various nonqualified supplemental benefit plans, cash allowances in lieu of previously-offered perquisites, and a disability salary continuation plan.

      COMPENSATION OF CHIEF EXECUTIVE OFFICER. The criteria, standards and methodology used by the Committee and Subcommittee in reviewing and establishing the Chief Executive Officer's salary, bonus and other compensation are the same as those used with respect to all other executive officers, as described above. As discussed above under " - Salary," based on its review of data compiled by the Committee's independent consulting firm and other information, the Committee raised the annual salary of the Chief Executive Officer by 5.4% during 2004 to $975,000. The Chief Executive Officer also received a cash bonus of $1,003,851 for 2004 performance under the Company's shareholder-approved short-term incentive plan. In addition, during 2004 the Chief Executive Officer was granted options to purchase 160,000 shares and 46,800 shares of Restricted Stock, as described further herein. As indicated above, the annual salary of the Chief Executive Officer was increased to $1 million in early 2005.

Submitted by the Compensation Committee of the Board of Directors.

C. G. Melville, Jr. (Chairman) James B. Gardner Fred R. Nichols Jim D. Reppond

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      One of the members of the Compensation Committee, Jim D. Reppond, was an officer of the Company prior to his retirement in 1996. Mr. Reppond is not a member of the Committee's Incentive Awards Subcommittee, which administers the Company's incentive compensation plans and programs and is comprised solely of Committee members who qualify as "outside directors" under Section 162(m).

PENSION PLANS

      SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Company maintains a Supplemental Executive Retirement Plan (the "Supplemental Pension Plan") pursuant to which certain officers who have completed at least five years of service are generally entitled to receive a monthly payment upon attaining early or normal retirement age under the plan. The following table reflects the approximate annual retirement benefits that a participant with the indicated years of service and compensation level may expect to receive under the Supplemental Pension Plan assuming retirement at age 65. Early retirement may be taken at age 55 by any participant with ten or more years of service, with reduced benefits.

                                                 Years of Service
                   ------------------------------------------------------------------------------
Compensation           5                10                15                20             25
-------------      ---------         ---------         ---------         --------       --------
$     400,000      $  60,000         $ 120,000         $ 140,000         $160,000       $180,000
      500,000         75,000           150,000           175,000          200,000        225,000
      600,000         90,000           180,000           210,000          240,000        270,000
      700,000        105,000           210,000           245,000          280,000        315,000
      800,000        120,000           240,000           280,000          320,000        360,000
      900,000        135,000           270,000           315,000          360,000        405,000
    1,000,000        150,000           300,000           350,000          400,000        450,000
    1,100,000        165,000           330,000           385,000          440,000        495,000
    1,200,000        180,000           360,000           420,000          480,000        540,000

      The above table reflects the annual benefits payable upon normal retirement under the Supplemental Pension Plan assuming such benefits will be paid in the form of a monthly lifetime annuity and before reductions relating to the receipt of Social Security benefits as described below. The actual amount of an officer's monthly payment under the Supplemental Pension Plan is equal to (i) 3% of the officer's "average monthly compensation" (defined below) times the officer's years of service during his first ten years with the Company plus (ii) 1% of the officer's "average monthly compensation" times his years of service after his first ten years with the Company (up to a maximum of 15 additional years), minus (iii) 4% of his estimated monthly Social Security benefits times his years of service with the Company (up to a maximum of 25 years). Payments to retired officers under this formula are increased by 3% per year to reflect cost of living increases. "Average monthly compensation" means the officer's average monthly compensation during the 36 consecutive month period within his last ten years of employment in which he received his highest compensation. Participants added to the plan after January 1, 2000 receive credit only for service while a plan participant.

      Under the Supplemental Pension Plan, the number of credited years of service at December 31, 2004 was 25 years for Mr. Post, four years for Ms. Puckett, 22 years for Mr. Ewing, 22 years for Mr. Cole and six years for Mr. Maslowski. The compensation upon which benefits are based under such plan is the aggregate amount of compensation reported for 2004 for each respective officer under the columns in the Summary Compensation Table appearing above that are entitled "Salary" and "Bonus."

      BROAD-BASED PENSION PLAN. The Company also maintains a qualified defined benefit plan (the "Qualified Plan") pursuant to which most of the Company's employees (including officers) who have completed at least five years of service are generally entitled to receive payments upon attaining early or normal retirement age under the plan. The Company further maintains a non-qualified defined benefit plan (the "Non-Qualified Plan") designed to pay supplemental retirement benefits to officers in amounts equal to the benefits that such officers would otherwise forego under the Qualified Plan due to federal limitations on the amount of benefits payable to highly compensated participants of qualified plans.

      The following table reflects the approximate total annual retirement benefits that a participant with the indicated years of service and annual compensation level may expect to receive under the Qualified and Non-Qualified Plans (collectively, the "Broad-Based Pension Plan") assuming retirement at age 65 during 2005. Upon attaining age 55, participants with at least five years of service may elect to receive reduced early retirement benefits.

                                                Years of Service
                   -----------------------------------------------------------------------------
Compensation           5           10            15             20          25             30
------------       --------     --------       -------       -------      -------       --------
$    400,000       $ 16,000     $ 33,000       $49,000       $65,000      $81,000       $ 98,000
     500,000         21,000       43,000        64,000        85,000      106,000        128,000
     600,000         26,000       53,000        79,000       105,000      131,000        158,000
     700,000         31,000       63,000        94,000       125,000      156,000        188,000
     800,000         36,000       73,000       109,000       145,000      181,000        218,000
     900,000         41,000       83,000       124,000       165,000      206,000        248,000
   1,000,000         46,000       93,000       139,000       185,000      231,000        278,000
   1,100,000         51,000      103,000       154,000       205,000      256,000        308,000
   1,200,000         56,000      113,000       169,000       225,000      281,000        338,000

      The above table approximates the total annual benefits payable under the Broad-Based Pension Plan assuming (in addition to the assumptions stated above) that such benefits will be paid in the form of a monthly lifetime annuity. The actual amount of a participant's total monthly payment is equal to the sum of
(i) his number of years of service under the plan (up to a maximum of 30 years) multiplied by 0.5% of his final average pay plus (ii) his number of years of service under the plan (up to a maximum of 30 years) multiplied by 0.5% of his final average pay in excess of his compensation subject to Social Security taxes (as determined under the plan). For these purposes, "final average pay" means the participant's average monthly compensation during the 60 consecutive month period within his last ten years of employment in which he received his highest compensation.

      Under the Broad-Based Pension Plan, each named officer other than Ms. Puckett and Mr. Maslowski began to receive credit for years of service on January 1, 1999. Ms. Puckett and Mr. Maslowski began receiving credit for years of service on July 24, 2000 and March 22, 1999, respectively. The compensation upon which benefits are based under such plan is the aggregate amount reported for 2004 for each such officer under the columns in the Summary Compensation Table appearing above that are entitled "Salary" and "Bonus."

CHANGE-IN-CONTROL ARRANGEMENTS

      The Company has agreements with each of its executive officers which entitle any such officer who is terminated without cause or resigns under certain specified circumstances within three years of any change in control of the Company to (i) receive a lump sum cash severance payment equal to three times the sum of such officer's annual salary and bonus, (ii) receive any such additional cash payments as may be necessary to compensate him or her for any federal excise taxes imposed upon contingent change in control payments and
(iii) continue to receive certain welfare benefits for three years.

      Under the above-referenced agreements, a "change in control" of the Company would be deemed to occur upon (i) any person (as defined in the Securities Exchange Act of 1934) becoming the beneficial owner of 30% or more of the outstanding Common Shares or 30% or more of combined voting power of the Company's voting securities, (ii) a majority of the Company's directors being replaced, (iii) consummation of certain mergers, substantial asset sales or similar business combinations, or (iv) approval by the shareholders of a liquidation or dissolution of the Company.

      In the event of a change in control of the Company, the Company's benefit plans provide, among other things, that all restrictions on outstanding restricted stock will lapse, all outstanding stock options will become fully exercisable, phantom stock units credited under the Company's supplemental defined contribution plan will be converted into cash and held in trust, and post-retirement health and life insurance benefits will vest with respect to certain current and former employees. In addition, participants in the Supplemental Pension Plan who are terminated without cause or resign under certain specified circumstances within three years of the change in control will receive a cash payment equal to the present value of their plan benefits (after providing age and service credits of up to three years), determined in accordance with actuarial assumptions specified in the plan.

PERFORMANCE GRAPH

      The graph below compares the cumulative total shareholder return on the Common Shares with the cumulative total return of the S&P 500 Index and the S&P Integrated Telecommunications Services Index (the "S&P Telecom Index") for the period from December 31, 1999 to December 31, 2004, in each case assuming (i) the investment of $100 on January 1, 2000 at closing prices on December 31, 1999 and (ii) reinvestment of dividends.

                        [GRAPH TO BE INSERTED BY PRINTER]

                                                                      December 31,
                                           ------------------------------------------------------------------
                                             1999          2000        2001        2002       2003      2004
                                            -------       ------      ------      ------     ------    ------
CenturyTel, Inc.....................        $100.00       $75.91      $70.10      $63.24     $70.70    $77.45
S&P 500 Index.......................         100.00        90.90       80.10       62.41      80.30     89.02
S&P Telecom Index(1)................         100.00        64.49       58.42       40.67      40.60     46.19

--------------
(1) The S&P Telecom Index consists of ALLTEL Corporation, AT&T Corporation, BellSouth Corporation, Citizens Communications Company, Qwest Communications International Inc., SBC Communications Inc., Sprint Corp., Verizon Communications Inc., and the Company. The index is publicly available.

CERTAIN TRANSACTIONS

      The Company paid fees of $811,704 to The Boles Law Firm for legal services rendered to the Company in 2004. William R. Boles, Jr., a director of the Company since 1992, is President and a director and practicing attorney with such firm, which has provided legal services to the Company since 1968. The Company also paid $120,000 in 2004 to Capital Strategies, LLC, a lobbying and consulting firm owned by Mr. Boles' brother-in-law.

      During 2004, the Company purchased $1,504,999 of electrical contracting services from a firm owned by Johnny Hebert, a director of the Company who will retire at the Meeting.

      During 2004, the Company paid $143,489 to a real estate firm owned by the brother of Harvey P. Perry, a director of the Company. In exchange for such payments, such firm provided a variety of services with respect to numerous real estate transactions in several states, including locating and analyzing properties suitable for purchase or lease and negotiating purchase or lease terms with the land owners.

      During 2004, the Company paid Rhonda Woodard $99,095 in salary and bonus for serving as Director of Customer Service Centers. Ms. Woodard is the sister-in-law of David Cole, an executive officer of the Company, and has been an employee of the Company since 1991.

      During 2004, the Company paid Rickey Lowery approximately $81,243 in salary and bonus for serving as a lead database analyst technician. Mr. Lowery has been an employee of the Company since 1989 and has been the son-in-law of Harvey P. Perry, a director of the Company, since 1990.

      During 2004, the Company paid Martha Amman $85,707 in salary and bonus for serving as Manager, Employment and Staffing. Ms. Amman is the sister of Harvey
P. Perry, a director of the Company, and has been an employee of the Company since 1998.

      During 2004, the Company paid H. Parnell Perry, Jr. $67,970 in salary and bonus for serving as a technician. Mr. Perry is the son of Harvey P. Perry, a director of the Company, and has been an employee of the Company since 1988.

      During 2004, the Company paid Dale Shields $62,713 in salary and bonus for serving as Manager of Risk and Safety, and allowed his late wife to use the Company's aircraft on several occasions in connection with medical emergencies. Mr. Shields is the son-in-law of R. L. Hargrove, Jr., a director of the Company who will retire at the Meeting. Mr. Shields has been an employee of the Company since 1983.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      The Securities Exchange Act of 1934 requires the Company's executive officers and directors, among others, to file certain beneficial ownership reports with the SEC. During 2004, all such reports were timely filed.

                            REPORT OF AUDIT COMMITTEE

ACTIVITIES OF COMMITTEE

      The Audit Committee of the Board of Directors is currently composed of five directors, all of whom qualify as independent directors under the Company's corporate governance guidelines. The Committee operates under a written charter adopted by the Board, which is attached as Appendix D.

      Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent auditor is responsible for performing an independent audit of the Company's consolidated financial statements and the effectiveness of the Company's internal control over financial reporting, and to issue reports thereon. The Committee's responsibility is to monitor and oversee these processes.

      In this context, the Committee has met and held discussions with the Company's management, its internal auditors and its independent auditor, KPMG LLP. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted U.S. accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and KPMG. The Committee discussed with KPMG matters required to be discussed by Statements on Auditing Standards No. 61 and 90 (Communication with Audit Committees).

      KPMG also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee discussed with KPMG that firm's independence, and considered the effects that the provision of non-audit services may have on KPMG's independence.

      Based on and in reliance upon the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Committee referred to in its charter, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

OTHER INFORMATION

      KPMG has acted as independent certified or registered public auditors for the Company since 1977, and has been selected by the Audit Committee to serve again in that capacity for 2005. The following table lists the aggregate fees and costs billed by KPMG and its affiliates to the Company and its subsidiaries for the 2003 and 2004 services identified below:

                                                                               Amount Billed
                                                                     ---------------------------------
                                                                        2003                   2004
                                                                     ----------            -----------
Audit Fees (1)................................................       $1,682,000            $ 4,600,000
Audit-Related Fees(2).........................................          195,000                129,000
Tax Fees(3)...................................................        1,122,000              1,088,000
All Other Fees................................................            2,000                      -
                                                                     ----------             ----------
                                                         Total       $3,001,000             $5,817,000
                                                                     ----------             ----------

--------------
(1) Includes, for 2003 and 2004, the cost of services rendered in connection with auditing the Company's annual consolidated financial statements for each applicable year and, for 2004, the cost of auditing the Company's internal control over financial reporting and management's assessment of its review of internal control over financial reporting in accordance with
      Section 404 of the Sarbanes-Oxley Act of 2002. Also includes costs of reviewing the Company's quarterly financial statements, as well as auditing the financial statements of several of the Company's telephone subsidiaries, and includes services rendered in connection with reviewing the Company's registration statements and issuing related comfort letters.

(2) Includes the cost of auditing the Company's benefit plans and general accounting consulting services.

(3) Includes costs associated with (i) assistance in preparing income tax returns (which were approximately $420,000 in 2003 and $403,000 in 2004);
      (ii) assistance with various tax audits (which were approximately $179,000 in 2003 and $525,000 in 2004); (iii) assistance with the Company's divestiture of its wireless business in August 2002 (which were approximately $124,000 in 2003 and $17,000 in 2004); and (iv) general income tax planning, consultation and compliance (which were approximately $399,000 in 2003 and $143,000 in 2004).

      The Audit Committee maintains written procedures that require it to annually pre-approve the scope of all auditing services to be performed by the Company's independent auditor. The Committee's procedures prohibit the independent auditor from providing any non-audit services unless the service is permitted under applicable law and is pre-approved by the Audit Committee or its Chairman. The Chairman is authorized to pre-approve projects expected to cost no more than $75,000, provided the total cost of all projects pre-approved by the Chairman during any fiscal quarter does not exceed $125,000. The Audit Committee has pre-approved the Company's independent auditor to provide up to $40,000 per quarter of miscellaneous tax services that do not constitute discrete and separate projects. The Chief Financial Officer is required periodically to advise the full Committee of the scope and cost of services not pre-approved by the full Committee. Although applicable regulations waive these pre-approval requirements in certain limited circumstances, the Audit Committee did not use these waiver provisions in either 2003 or 2004.

      The Audit Committee has considered whether the provision of KPMG's non-audit services is compatible with maintaining KPMG's independence.

      If you would like additional information on the responsibilities of the Audit Committee, please refer to its charter attached as Appendix D.

Submitted by the Audit Committee of the Board of Directors.

         James B. Gardner                     R. L. Hargrove, Jr.
            (Chairman)                         Fred R. Nichols
         Virginia Boulet                      Joseph R. Zimmel

                                  OTHER MATTERS

QUORUM AND VOTING OF PROXIES

      The presence, in person or by proxy, of a majority of the total voting power of the Voting Shares is necessary to constitute a quorum to organize the Meeting. Shareholders voting or abstaining from voting on any issue will be counted as present for purposes of constituting a quorum to organize the Meeting.

      If a quorum to organize the Meeting is present, directors will be elected by plurality vote and, as such, withholding authority to vote in the election of directors will not affect whether the nominees named herein are elected. Assuming a quorum to organize the Meeting is present, the following proposals will require the affirmative vote of holders of the following:

                 Proposal                                     Required Vote
-------------------------------------------    ------------------------------------------
No. 2 - Ratification of the appointment of     Majority of the voting power present or
KPMG LLP as the Company's independent          represented at the Meeting
auditor for 2005

No. 3 - Approval of the Company's 2005         Majority of the total number of votes cast
Management Incentive Compensation Plan         with respect to such matter, provided that
                                               such number of votes cast represents over
                                               one-half in interest of all Voting Shares

No. 4 - Approval of the Company's 2005         Majority of the total number of votes cast
Directors Stock Plan                           with respect to such matter, provided that
                                               such number of votes cast represents over
                                               one-half in interest of all Voting Shares

No. 5 - Approval of the Company's 2005         Majority of the voting power present or
Executive Officer Short-Term Incentive         represented at the Meeting
Program

Shares as to which the proxy holders have been instructed to abstain from voting
(i) will be treated under the Company's bylaws as not being present or represented for purposes of voting with respect to Proposal No. 2 or No. 5, and will therefore not affect the outcome of such votes, and (ii) will be treated, based upon interpretations of the New York Stock Exchange (the "NYSE"), as being cast for purposes of voting with respect to Proposal No. 3 and No. 4, and will therefore have the same effect as a negative vote.

      Under the rules of the NYSE, brokers who hold shares in street name for customers may vote in their discretion on matters when they have not received voting instructions from beneficial owners unless the matter is a non-routine, "non-discretionary" item. Under the NYSE rules, brokers who do not receive such instructions will be entitled to vote in their discretion with respect to the Company's election of directors and Proposal Nos. 2 and 5, but will not be entitled to vote in their discretion with respect to the other proposals described herein. If brokers who do not receive voting instructions may not or do not exercise discretionary voting power (a "broker non-vote") with respect to any matter to be considered at the Meeting, shares that are not voted will be treated as present for purposes of constituting a quorum to organize the Meeting but not present or cast with respect to considering such matter. Because the election of directors must be approved by plurality vote and each of the other proposals listed above must be approved by a majority of either the voting power present or represented at the Meeting or the votes cast with respect to the matter, broker non-votes with respect to these matters will not affect the outcome of the voting (except that, with respect to Proposal Nos. 3 and 4, such non-votes will make it more difficult for the Company to satisfy the NYSE requirement that the number of votes cast with respect thereto represents over one-half in interest of all Voting Shares).

      Voting Shares represented by all properly executed proxies received in time for the Meeting will be voted at the Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Unless revoked, all properly executed proxies will be voted as specified and, if no specifications are made, will be voted in favor of the nominees and the other proposals listed above.

      Management has not timely received any notice that a shareholder desires to present any matter for action at the Meeting in accordance with the Company's bylaws (which are described below), and is otherwise unaware of any matter for action by shareholders at the Meeting other than the election of directors and the other proposals listed above. The enclosed proxy and voting instruction cards, however, will confer discretionary voting authority with respect to any other matter that may properly come before the Meeting. It is the intention of the persons named therein to vote in accordance with their best judgment on any such matter.

SHAREHOLDER NOMINATIONS AND PROPOSALS

      In order to be eligible for inclusion in the Company's 2006 proxy materials pursuant to the federal proxy rules, any shareholder proposal to take action at such meeting must be received at the Company's principal executive offices by December 2, 2005, and must comply with applicable federal proxy rules. In addition, the Company's bylaws require shareholders to furnish timely written notice of their intent to nominate a director or bring any other matter before a shareholders' meeting, whether or not they wish to include their proposal in the Company's proxy materials. In general, notice must be received by the Secretary of the Company between November 13, 2005 and February 11, 2006 and must contain specified information concerning, among other things, the matters to be brought before such meeting and concerning the shareholder proposing such matters. (If the date of the 2006 annual meeting is more than 30 days earlier or later than May 12, 2006, notice must be received by the Secretary of the Company within 15 days of the earlier of the date on which notice of such meeting is first mailed to shareholders or public disclosure of the meeting date is made.) For additional information on these procedures, see "Corporate Governance - Director Nomination Process."

ANNUAL REPORT AND FINANCIAL INFORMATION

      Appendix E includes the Annual Financial Statements and Review of Operations of the Company in the form in which they were filed with the Securities and Exchange Commission on

March 16, 2005 as part of the Company's Annual Report on Form 10-K for the year ended December 31, 2004. The Company expects to mail a copy of its summary annual report for the year ended December 31, 2004 on or about the date that it mails this Proxy Statement to its shareholders.

      During 2004, the Company's chief executive officer certified to the New York Stock Exchange that he was unaware of any violation by the Company of the New York Stock Exchange's corporate governance listing standards. In connection with filing the Company's Form 10-K report for the year ended December 31, 2004, the Company's chief executive officer and chief financial officer made the certifications regarding the Company's financial disclosures required under the Sarbanes-Oxley Act of 2002, and the regulations promulgated thereunder.

      You may obtain a copy of the Company's Form 10-K report without charge by writing to Stacey W. Goff, Secretary, CenturyTel, Inc., 100 CenturyTel Drive, Monroe, LA 71203, or by visiting the Company's website at www.centurytel.com.

      Neither Appendix E nor the Company's summary annual report is to be regarded as proxy soliciting material.

                                           By Order of the Board of Directors

                                           /s/ Stacey W. Goff
                                           Stacey W. Goff
                                           Secretary
Dated: April 1, 2005

                                                                      APPENDIX A
                                                              TO PROXY STATEMENT

                                CENTURYTEL, INC.
                   2005 MANAGEMENT INCENTIVE COMPENSATION PLAN

      1. PURPOSE. The purpose of the 2005 Management Incentive Compensation Plan (this "Plan") of CenturyTel, Inc. ("CenturyTel") is to increase shareholder value and to advance the interests of CenturyTel and its subsidiaries (collectively, the "Company") by furnishing a variety of equity incentives (the "Incentives") designed to attract, retain and motivate officers, employees, consultants and advisors and to strengthen the mutuality of interests between such persons and CenturyTel's shareholders. Incentives may consist of options to purchase shares of CenturyTel's common stock, $1.00 par value per share (the "Common Stock"), stock appreciation rights, shares of restricted stock, restricted stock units or other stock-based awards the value of which is based upon the value of the Common Stock, all on terms determined under this Plan. As used in this Plan, the term "subsidiary" means any corporation, limited liability company or other entity of which CenturyTel owns (directly or indirectly) within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), 50% or more of the total combined voting power of all classes of stock, membership interests or other equity interests issued thereby.

      2. ADMINISTRATION.

            2.1 COMPOSITION. This Plan shall be administered by the compensation committee of the Board of Directors of CenturyTel, or by a subcommittee of the compensation committee. The committee or subcommittee that administers this Plan shall hereinafter be referred to as the "Committee." The Committee shall consist of not fewer than two members of the Board of Directors, each of whom shall (a) qualify as a "non-employee director" under Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act"), or any successor rule, and (b) qualify as an "outside director" under Section 162(m) of the Code and the regulations thereunder (collectively, "Section 162(m)").

            2.2 AUTHORITY. The Committee shall have authority to award Incentives under this Plan, to interpret this Plan, to establish any rules or regulations relating to this Plan that it determines to be appropriate, to enter into agreements with or provide notices to participants as to the terms of the Incentives (the "Incentive Agreements") and to make any other determination that it believes necessary or advisable for the proper administration of this Plan. Its decisions concerning matters relating to this Plan shall be final, conclusive and binding on the Company and participants. The Committee may delegate its authority hereunder to the extent provided in Section 3 hereof. The Committee shall not have authority to award Incentives under this Plan to directors in their capacities as such.

      3. ELIGIBLE PARTICIPANTS. Employees and officers of the Company (including officers who also serve as directors of the Company) and consultants and advisors to the Company shall become eligible to receive Incentives under this Plan when designated by the Committee. Employees may be designated individually or by groups or categories, as the Committee deems appropriate. With respect to participants not subject to Section 16 of the 1934 Act or Section 162(m), (i) the Committee may delegate to the chief executive officer of

CenturyTel its authority to designate participants, to determine the type, size and terms of the Incentives to be received by these participants, to determine any performance objectives for these participants and to approve or authorize the form of Incentive Agreement governing such Incentives and (ii) following any grants of Incentives pursuant to such delegated authority, the chief executive officer of CenturyTel or any officer designated by him may exercise any powers of the Committee under this Plan to accelerate vesting or exercise periods, to terminate restricted periods, to waive compliance with specified provisions or to otherwise make determinations contemplated hereunder with respect to such Incentives; provided, however, that in no event may (A) the chief executive officer grant stock options at an exercise price other than the Fair Market Value of a share of Common Stock on the later of the date of grant or the date the participant commences employment with the Company, unless otherwise determined by the Committee (subject to the limitations in Section 5.1), (B) any person other than the Committee make any of the determinations set forth in
Section 4.5, 11.11 or Section 11.12 of this Plan, or (C) any person take any action that the Committee lacks the authority to take hereunder.

      4. SHARES SUBJECT TO THIS PLAN. The shares of Common Stock with respect to which Incentives may be granted under this Plan shall be subject to the following:

            4.1 TYPE OF COMMON STOCK. The shares of Common Stock with respect to which Incentives may be granted under this Plan may be currently authorized but unissued shares or shares currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

            4.2 MAXIMUM NUMBER OF SHARES. Subject to the other provisions of this Section 4, the maximum number of shares of Common Stock that may be delivered to participants and their beneficiaries under this Plan shall be 4,000,000 shares of Common Stock.

            4.3 SHARE COUNTING. To the extent any shares of Common Stock covered by an Incentive are not delivered to a participant or beneficiary because the Incentive is forfeited or canceled, or the shares of Common Stock are not delivered because the Incentive is paid or settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under Section 4.2 or 4.4(c) of this Plan. In the event that shares of Common Stock are issued as Incentives and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired Shares may again be issued under this Plan. All shares to which a stock appreciation right relates (not only the net shares) shall be counted against the shares issuable through the Plan, except as otherwise provided above.

            4.4 LIMITATIONS ON NUMBER OF SHARES. Subject to Section 4.5, the following additional limitations are imposed under this Plan:

                  (a) The maximum number of shares of Common Stock that may be issued upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code shall be 4,000,000 shares.

                  (b) The maximum number of shares of Common Stock that may be covered by Incentives granted under this Plan to any one individual during any one calendar-year period shall be 600,000.

                  (c) The maximum number of shares of Common Stock that may be issued as restricted stock, restricted stock units, or Other Stock-Based Awards (as defined below) shall be 2,000,000 shares. Such Incentives shall be subject to the minimum vesting periods provided herein, with respect to restricted stock, restricted stock units and Other Stock-Based Awards, except that restricted stock, restricted stock units and Other Stock-Based Awards with respect to an aggregate of 200,000 shares of Common Stock may be granted without compliance with the minimum vesting periods provided in Sections 6.2, 7.2 and 9.2.

                  (d) If, after shares have been earned under an Incentive, the delivery is deferred, any additional shares attributable to dividends paid during the deferral period shall be disregarded for purposes of the limitations of this Section 4.

            4.5 ADJUSTMENT.

                  (a) In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the Common Stock, all limitations on numbers of shares of Common Stock provided in this Section 4 and the number of shares of Common Stock subject to outstanding Incentives shall be equitably adjusted in proportion to the change in outstanding shares of Common Stock. In addition, in the event of any such change in the Common Stock, the Committee shall make any other adjustment that it determines to be equitable, including adjustments to the exercise price of any option or the base price of any stock appreciation right and any per share performance objectives of any Incentive in order to provide participants with the same relative rights before and after such adjustment.

                  (b) If the Company merges, consolidates, sells all of its
            assets or dissolves and such transaction is not a Change of Control, as defined in Section 11.12 (each of the foregoing a "Fundamental Change"), then thereafter upon any exercise or payout of an Incentive theretofore granted the participant shall be entitled to receive (i) in lieu of shares of Common Stock previously issuable thereunder, the number and class of shares of stock and securities to which the participant would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the participant had been the holder of record of the number of shares of Common Stock subject to such Incentive or
            (ii) in lieu of payments based upon Common Stock previously payable thereunder, payments based on any formula that the Committee determines to be equitable in order to provide participants with substantially equivalent rights before and after the Fundamental Change. In the event any such Fundamental Change causes a change in the outstanding Common Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee in its sole discretion, whose determination shall be conclusive.

      5. STOCK OPTIONS. The Committee may grant incentive stock options (as such term is defined in Section 422 of the Code) or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

            5.1 PRICE. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 4.5; provided that in no event shall the exercise price be less than the Fair Market Value (as defined below) of a share of Common Stock on the date of grant, except in the case of a stock option granted in assumption of or in substitution for an outstanding award of a company acquired by the Company or with which the Company combines.

            5.2 NUMBER. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to the limitations and adjustments provided in Section 4 hereof.

            5.3 DURATION AND TIME FOR EXERCISE. Subject to earlier termination as provided in Sections 11.4 and 11.12, the term of each stock option shall be determined by the Committee, but may not exceed ten years. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee. The Committee may accelerate the exercisability of any stock option at any time.

            5.4 CONDITIONS TO EXERCISE. The Committee may, in its discretion, provide that a stock option cannot be exercised unless one or more performance goals are achieved, including any of those specified in
      Section 10.

            5.5 MANNER OF EXERCISE.

                  (a) A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by tender of the full purchase price for such shares, which may be paid or satisfied by (i) cash; (ii) check; (iii) delivery of shares of Common Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised and, unless otherwise determined by the Committee, shall have been held by the optionee for at least six months; (iv) delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares issuable under the option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; (v) in such other manner as may be authorized from time to time by the Committee; or (vi) any combination of the preceding, equal in value to the full amount of the exercise price; provided that all such payments shall be made or denominated in United States dollars.

                  (b) Notice under the preceding paragraph may be delivered by telecopy, electronic mail or any similar form of transmission, provided that the exercise price of such shares is received by the Company via wire transfer or other means on or before the day such transmission is received by the Company. The notice shall specify the manner in which the certificates for such shares are to be delivered.

                  (c) An option to purchase shares of Common Stock in accordance with this Plan shall be deemed to have been exercised immediately prior to the close of business on the first business date on which the Company has received both (i) written notice of such exercise and (ii) payment in full of the exercise price for the number of shares for which options are being exercised.

                  (d) In the case of delivery of an uncertified check, no shares shall be issued until the check has been paid in full.

                  (e) Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a shareholder.

            5.6 REPRICING. Except for adjustments pursuant to Section 4.5 or actions permitted to be taken by the Committee under Section 11.12(c) in the event of a Change of Control, unless approved by the shareholders of the Company, (a) the exercise price for any outstanding option granted under this Plan may not be decreased after the date of grant and (b) an outstanding option that has been granted under this Plan may not, as of any date that such option has an exercise price that is greater than the then current Fair Market Value of a share of Common Stock, be surrendered to the Company as consideration for anything of value, including the grant of a new option with a lower exercise price, another Incentive, a cash payment or Common Stock.

            5.7 INCENTIVE STOCK OPTIONS. Notwithstanding anything in this Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options.

                  (a) Any incentive stock option authorized under this Plan
            shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options;

                  (b) All incentive stock options must be granted within ten years from the date on which this Plan was adopted by the Board of Directors;

                  (c) No incentive stock option shall be granted to any
            participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the corporation that employs such participant or its parent or subsidiary corporation; and

                  (d) The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company) shall not exceed $100,000. To the extent that such limitation is exceeded, such options shall not be treated, for federal income tax purposes, as incentive stock options.

      6. RESTRICTED STOCK.

            6.1 GRANT OF RESTRICTED STOCK. An award of restricted stock may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of this Plan. To the extent restricted stock is intended to qualify as "performance-based compensation" under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 10 and meet the additional requirements by imposed by Section 162(m).

            6.2 RESTRICTED PERIOD. At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted (the "Restricted Period"). Each award of restricted stock may have a different Restricted Period. Except as provided in Section 4.4(c), a Restricted Period of at least three years is required, except that if vesting of the shares is subject to the attainment of specified performance goals, the Restricted Period may be one year or more. Incremental periodic vesting of portions of the award during the Restricted Period is permitted. Unless otherwise provided in the Incentive Agreement, the Committee may in its discretion declare the Restricted Period terminated upon a participant's death, disability, retirement or other termination by the Company and permit the sale or transfer of the restricted stock. The expiration of the Restricted Period shall also occur as provided under Section 11.12 upon a Change of Control of the Company.

            6.3 ESCROW. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

            The transferability of this certificate and the shares of Common Stock represented by it is subject to the terms and conditions (including conditions of forfeiture) contained in the CenturyTel, Inc. 2005 Management Incentive Compensation Plan (the "Plan") and an agreement entered into between the registered owner and CenturyTel, Inc.

            thereunder. Copies of this Plan and the agreement are on file and available for inspection at the principal office of the Company.

            6.4 DIVIDENDS ON RESTRICTED STOCK. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

            6.5 FORFEITURE. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and the certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 4.5 due to a recapitalization, stock split or other change in capitalization described therein.

            6.6 EXPIRATION OF RESTRICTED PERIOD. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the applicable Incentive Agreement or at such earlier time as provided for in Section 6.2, the restrictions applicable to the restricted stock shall lapse and a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends other than those required by law, to the participant or the participant's estate, as the case may be.

            6.7 RIGHTS AS A SHAREHOLDER. Subject to the restrictions imposed under the terms and conditions of this Plan and subject to any other restrictions that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of Common Stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including the right to vote such shares.

      7. RESTRICTED STOCK UNITS.

            7.1 GRANT OF RESTRICTED STOCK UNITS. A restricted stock unit, or RSU, represents the right to receive from the Company on the scheduled vesting date or other specified payment date for such RSU, one share of Common Stock. An award of restricted stock units may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of this Plan. To the extent an award of restricted stock units is intended to qualify as "performance-based compensation" under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 10 and meet the additional requirements imposed by Section 162(m).

            7.2 VESTING PERIOD. At the time an award of restricted stock units is made, the Committee shall establish a period of time during which the restricted stock units shall vest (the "Vesting Period"). Each award of restricted stock units may have a different Vesting Period. Except as provided in Section 4.4(c), a Vesting Period of at least three years is required, except that if vesting of the RSUs is subject to the attainment of specified performance goals, the Vesting Period may be one year or more. Incremental periodic vesting of portions of the award during the Vesting Period is permitted. The acceleration of the expiration of the Vesting Period shall occur as provided under Section 11.12(b) upon a Change of Control of the Company and may also occur as provided under Section 11.4 in the event of termination of employment under the circumstances provided in the Incentive Agreement.

            7.3 DIVIDEND EQUIVALENT ACCOUNTS. Subject to the terms and conditions of this Plan and the applicable Incentive Agreement, as well as any procedures established by the Committee, prior to the expiration of the applicable Vesting Period of an RSU granted to a participant hereunder, the Company shall establish an account for the participant and deposit into that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares of Common Stock underlying the RSU. The participant shall have no rights to the amounts or other property in such account until the applicable RSU vests.

            7.4 RIGHTS AS A SHAREHOLDER. Each participant receiving restricted stock units shall have no rights as a shareholder with respect to such restricted stock units until such time as shares of Common Stock are issued to the participant.

      8. STOCK-SETTLED STOCK APPRECIATION RIGHTS.

            8.1 GRANT OF STOCK-SETTLED STOCK APPRECIATION RIGHTS. A stock-settled stock appreciation right, or SAR, is a right to receive, without payment to the Company, a number of shares of Common Stock, the number of which is determined pursuant to the formula set forth in Section
      8.5. Each SAR granted by the Committee under the Plan shall be subject to the terms and conditions provided in this Section 8:

            8.2 NUMBER. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 4.5.

            8.3 DURATION. The term of each SAR shall be determined by the Committee, but shall not exceed a maximum term of 10 years. The Committee may in its discretion accelerate the exercisability of any SAR at any time in its discretion.

            8.4 EXERCISE. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. The date that the Company receives such written notice shall be referred to herein as the "Exercise Date." The Company shall, within 30 days of an Exercise Date, deliver to the exercising holder certificates for the shares of Common Stock to which the holder is entitled pursuant to Section 8.5

            8.5 PAYMENT. The number of shares of Common Stock which shall be issuable upon the exercise of a SAR shall be determined by dividing:

                  (a) the number of shares of Common Stock as to which the SAR is exercised, multiplied by the amount of the appreciation in each such share (for this purpose, the "appreciation" shall be the amount by which the Fair Market Value of the Common Stock subject to the SAR on the business day preceding the Exercise Date exceeds the "Base Price," which is an amount, not less than the Fair Market Value of a share of Common Stock on the date of grant, which shall be determined by the Committee at the time of grant, subject to adjustment under Section 4.5); by

                  (b) the Fair Market Value of a share of Common Stock on the
            Exercise Date.

            8.6 NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon the exercise of a SAR. In lieu thereof, the holder of a SAR shall be entitled to purchase the portion necessary to make a whole share at its Fair Market Value on the Exercise Date.

            8.7 REPRICING. Except for adjustments pursuant to Section 4.5 or actions permitted to be taken by the Committee under Section 11.12(c) in the event of a Change of Control, unless approved by the shareholders of the Company, (a) the Base Price for any outstanding SAR granted under this Plan may not be decreased after the date of grant and (b) an outstanding SAR that has been granted under this Plan may not, as of any date that such SAR has a per share Base Price that is greater than the then current Fair Market Value of a share of Common Stock, be surrendered to the Company as consideration for anything of value, including the grant of a new SAR with a lower Base Price, another Incentive, a cash payment or Common Stock.

      9. OTHER STOCK-BASED AWARDS.

            9.1 GRANT OF OTHER STOCK-BASED AWARDS. Subject to the limitations described in Section 9.2 hereof, the Committee may grant to eligible participants "Other Stock-Based Awards," which shall consist of awards, other than options, restricted stock, restricted stock units or SARs provided for in Sections 5 through 8, the value of which is based in whole or in part on the value of shares of Common Stock. Other Stock-Based Awards may be awards of shares of Common Stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of, or appreciation in the value of, Common Stock (including securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee consistent with the purposes of this Plan. The Committee shall determine the terms and conditions of any Other Stock-Based Award (including which rights of a shareholder, if any, the recipient shall have with respect to Common Stock associated with any such award) and may provide that such award is payable in whole or in part in cash. An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of this Plan. To the extent that an Other Stock-Based Award is intended to qualify as "performance-based compensation" under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 10 and meet the additional requirements imposed by Section 162(m).

            9.2 VESTING TERMS. Except as otherwise provided in Section 4.4(c), other Stock-Based Awards granted under this Section 9 shall be subject to a vesting period of at least three years, except that if vesting of the award is subject to the attainment of specified performance goals, a minimum vesting period of one year is allowed. Incremental periodic vesting of portions of the award over the required vesting period is permitted.

      10. SECTION 162(m) AWARDS. To the extent that shares of restricted stock, restricted stock units or Other Stock-Based Awards granted under the Plan are intended to qualify as "performance-based compensation" under Section 162(m), the vesting, grant or payment of such awards shall be conditioned on the achievement of one or more performance goals and must satisfy the other requirements of Section 162(m). The performance goals pursuant to which such awards shall vest, be granted or be paid out shall be any or a combination of the following performance measures applied to the Company or one or more of its divisions, subsidiaries or lines of business: return on equity, cash flow, assets or investment; shareholder return; changes in revenues, operating income, cash flow, cash provided by operating activities, earnings or earnings per share; customer growth; customer satisfaction or an economic value added measure. The performance goals may be subject to such adjustments as are specified in advance by the Committee, including adjustments made pursuant to written guidelines that are approved or confirmed in advance by the Committee. For any performance period, the performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or industry benchmarks, or relative to levels attained in prior years.

      11. GENERAL.

            11.1 DURATION. No Incentives may be granted under the Plan later than May 1, 2015; provided, however, that Incentives granted prior to such date shall remain in effect until (i) all such Incentives granted under this Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of this Plan or the applicable Incentive Agreement and (ii) all restrictions imposed on shares of Common Stock in connection with their issuance under this Plan have lapsed.

            11.2 TRANSFERABILITY OF INCENTIVES. (a) No Incentive granted hereunder may be transferred, pledged, assigned or otherwise encumbered by the holder thereof except:

                  (i) by will;

                  (ii) by the laws of descent and distribution; or

                  (iii) pursuant to a domestic relations order, as defined in the Code; or

                  (iv) in the case of stock options only, if permitted by the
            Committee and so provided in the Incentive Agreement, (A) to Immediate Family Members (as defined below), (B) to a partnership in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (C) to a limited liability company in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or
            (D) to a trust for the sole benefit of the participant and/or Immediate Family Members. "Immediate Family Members" means the spouse and natural or adopted children or grandchildren of the participant and their respective spouses. To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a non-qualified stock option.

                  (b) No such transfer of any Incentive under paragraph (a)
            shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of this Plan and the applicable Incentive Agreement.

                  (c) Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Incentive, or levy of attachment or similar process upon the Incentive not specifically permitted herein, shall be null and void and without effect.

            11.3 DIVIDEND EQUIVALENTS. In the sole and complete discretion of the Committee, an Incentive may provide the holder thereof with dividends or dividend equivalents, payable in cash, shares, other securities or other property on a current or deferred basis.

            11.4 EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH. In the event that a participant ceases to be an employee of the Company for any reason, including death, disability, early retirement or normal retirement, any outstanding Incentives then held by such participant may be exercised, may vest or may expire at such times or in such manner as is set forth in the Incentive Agreement. In its discretion, the Committee may resolve any questions under this Plan or any Incentive Agreement as to whether and when there has been a termination of employment and the cause or nature of such termination.

            11.5 ADDITIONAL CONDITIONS. Anything in this Plan to the contrary notwithstanding:

                  (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of

            Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and

                  (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

            11.6 INCENTIVE AGREEMENTS. An Incentive under this Plan shall be subject to such terms and conditions, not inconsistent with this Plan, as the Committee may, in its sole discretion, prescribe and set forth in the Incentive Agreement. Such terms and conditions may provide for the forfeiture of an Incentive or the gain associated with an Incentive under certain circumstances to be set forth in the Incentive Agreement, including if the participant competes with the Company or engages in other activities that are harmful to the Company. In connection with all grants of Incentives under this Plan, the Committee shall authorize and approve a form of Incentive Agreement governing the terms and conditions of such Incentive that apply to all similarly-situated award recipients, and cause the Company to prepare an individual agreement with or notice to each award recipient that reflects the actual number of shares of Common Stock to which the Incentive of such recipient relates. A copy of such document shall be provided to each such award recipient, and the Committee may, but need not, require that such award recipient duly execute and deliver to the Company a copy of such document as a condition precedent to the effectiveness of the grant of the Incentive. Such document is referred to in this Plan as an "Incentive Agreement" regardless of whether a participant's signature is required.

            11.7 WITHHOLDING.

                  (a) The Company shall have the right to withhold from any
            payments or stock issuances under this Plan, or to collect as a condition of payment, any taxes required by law to be withheld.

                  (b) If so provided in the applicable Incentive Agreement, a participant will have the right to satisfy his or her withholding tax obligation in whole or in part by electing (an "Election") to deliver currently owned shares of Common Stock or to have the Company withhold from the shares the participant otherwise would receive shares of Common Stock having a value equal to the minimum amount required to be withheld, with the value of the shares to be delivered or withheld being based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld is determined (the "Tax Date"). Each Election must be made prior to the Tax Date. Notwithstanding anything to the contrary in this Plan or any Incentive Agreement, the Committee may disapprove of any Election or suspend or terminate the right to make Elections.

            11.8 NO CONTINUED EMPLOYMENT. No participant under this Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

            11.9 DEFERRAL PERMITTED. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive Agreement. Payment may be deferred at the option of the participant if provided in the Incentive Agreement.

            11.10 AMENDMENT OR DISCONTINUANCE OF THIS PLAN. The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

                  (a) without the approval of the shareholders, (i) increase, subject to adjustments permitted herein, the maximum number of shares of Common Stock that may be issued through this Plan, (ii) materially increase the benefits accruing to participants under this Plan, (iii) materially expand the classes of persons eligible to participate in this Plan, (iv) materially expand the types of awards available for grant under the Plan, (v) amend Section 11.1 to permit grants of Incentives hereunder later than May 1, 2015, (vi) materially change the method of determining the Base price of options or the Base Price of SARs, or (vii) amend Section 5.6 or 8.7 to permit repricing of options or SARs, respectively, or

                  (b) materially impair, without the consent of the recipient, an Incentive previously granted, except (i) as otherwise provided in
            Section 11.16 and (ii) that the Company retains all rights to take action under Section 11.12 and to include in Incentive Agreements provisions authorizing the Committee in its discretion to cancel unvested or unexercisable Incentives.

            11.11 DEFINITION OF FAIR MARKET VALUE. Whenever the "Fair Market Value" of Common Stock or some other specified security must be determined for purposes of this Plan, it shall be determined as follows: (i) if the Common Stock or other security is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share thereof on such exchange or quotation system on the applicable date or, if shares are not traded on such day, on the next preceding trading date, (ii) if the Common Stock or other security is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date or, if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock or other security is not regularly quoted, the fair market value of a share thereof on the applicable date as established by the Committee in good faith.

            11.12 CHANGE OF CONTROL.

                  (a) Unless otherwise provided in the Incentive Agreement, a
            Change of Control shall mean:

                        (i) the acquisition by any person of beneficial
                  ownership of 30% or more of the outstanding shares of the Common Stock or 30% or more of the combined voting power of CenturyTel's then outstanding securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:

                              (A) any acquisition (other than a Business
                        Combination (as defined below) which constitutes a Change of Control under Section 11.12(a)(iii) hereof) of Common Stock directly from the Company,

                              (B) any acquisition of Common Stock by the
                        Company,

                              (C) any acquisition of Common Stock by any
                        employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

                              (D) any acquisition of Common Stock by any
                        corporation pursuant to a Business Combination that does not constitute a Change of Control under Section 11.12(a)(iii) hereof; or

                        (ii) individuals who, as of January 1, 2005, constituted
                  the Board of Directors of CenturyTel (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by CenturyTel's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

                        (iii) consummation of a reorganization, share exchange,
                  merger or consolidation (including any such transaction involving any direct or indirect subsidiary of CenturyTel) or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"); provided, however, that in no such case shall any such transaction constitute a Change of Control if immediately following such Business Combination:

                              (A) the individuals and entities who were the
                        beneficial owners of CenturyTel's outstanding Common Stock and CenturyTel's voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the surviving or successor corporation, or, if applicable, the ultimate parent company thereof (the "Post-Transaction Corporation"), and

                              (B) except to the extent that such ownership
                        existed prior to the Business Combination, no person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either CenturyTel, the Post-Transaction Corporation or any subsidiary of either corporation) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 20% or more of the combined voting power of the then outstanding voting securities of such corporation, and

                              (C) at least a majority of the members of the
                        board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

                        (iv) approval by the shareholders of CenturyTel of a
                  complete liquidation or dissolution of CenturyTel.

            For purposes of this Section 11.12, the term "person" shall mean a natural person or entity, and shall also mean the group or syndicate created when two or more persons act as a syndicate or other group (including a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that "person" shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

                  (b) Upon a Change of Control of the type described in clause
            (a)(i) or (a)(ii) of this Section 11.12 or upon the approval by the Board of Directors of CenturyTel of any Change of Control of the type described in clause (a)(iii) or (a)(iv) of this Section 11.12, all outstanding Incentives granted pursuant to this

            Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall automatically lapse and, unless otherwise provided in the Incentive Agreement, all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved at the target level without the necessity of action by any person.

                  (c) No later than 30 days after a Change of Control of the type described in subsections (a)(i) or (a)(ii) of this Section
            11.12 and no later than 30 days after the approval by the Board of a Change of Control of the type described in subsections (a)(iii) or
            (a)(iv) of this Section 11.12, the Committee, acting in its sole discretion without the consent or approval of any participant (and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), may act to effect one or more of the alternatives listed below, which may vary among individual participants and which may vary among Incentives held by any individual participant; provided, however, that no such action may be taken if it would result in the imposition of a penalty on the participant under Section 409A of the Code as a result thereof:

                        (i) require that all outstanding options, SARs or Other
                  Stock-Based Awards be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options, SARs and Other Stock-Based Awards and all rights of participants thereunder shall terminate,

                        (ii) make such equitable adjustments to Incentives then
                  outstanding as the Committee deems appropriate to reflect such Change of Control and provide participants with substantially equivalent rights before and after such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary),

                        (iii) provide for mandatory conversion or exchange of
                  some or all of the outstanding options, SARs, restricted stock units or Other Stock-Based Awards held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such Incentives shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option, SAR, restricted stock unit or Other Stock-Based Award, as defined and calculated below, over the per share exercise price or base price of such Incentive or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess, or

                        (iv) provide that thereafter, upon any exercise or
                  payment of an Incentive that entitles the holder to receive Common Stock, the holder shall be entitled to purchase or receive under such Incentive, in lieu of the number of shares of Common Stock then covered by such Incentive, the number and class of shares of stock or other securities or property (including cash) to which the holder would have been entitled pursuant to the terms of the agreement providing for the reorganization, share exchange, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the holder had been the record owner of the number of shares of Common Stock then covered by such Incentive.

            (d) For the purposes of conversions or exchanges under paragraph
      (iii) of Section 11.12(c), the "Change of Control Value" shall equal the amount determined by whichever of the following items is applicable:

                  (i) the per share price to be paid to holders of Common Stock in any such merger, consolidation or other reorganization,

                  (ii) the price per share offered to holders of Common Stock in any tender offer or exchange offer whereby a Change of Control takes place, or

                  (iii) in all other events, the fair market value of a share of
            Common Stock, as determined by the Committee as of the time determined by the Committee to be immediately prior to the effective time of the conversion or exchange.

            (e) In the event that the consideration offered to shareholders of CenturyTel in any transaction described in this Section 11.12 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

      11.13 REPURCHASE. Upon approval of the Committee, the Company may repurchase all or a portion of a previously granted Incentive from a participant by mutual agreement by payment to the participant of cash or Common Stock or a combination thereof with a value equal to the value of the Incentive determined in good faith by the Committee; provided, however, that in no event will this section be construed to grant the Committee the power to take any action in violation of Section 5.6 or 8.7.

      11.14 LIABILITY.

            (a) Neither CenturyTel, its affiliates or any of their respective directors or officers shall be liable to any participant relating to the participant's failure to (i) realize any anticipated benefit under an Incentive due to the failure to satisfy any applicable conditions to vesting, payment or settlement, including the failure to attain performance goals or to satisfy the conditions specified in Section 11.5 or (ii) realize any anticipated tax benefit or consequence due to changes in applicable law, the particular circumstances of the participant, or any other reason.

            (b) No member of the Committee (or officer of the Company exercising delegated authority of the Committee under Section 3 thereof) will be liable for any action or determination made in good faith with respect to this Plan or any Incentive.

      11.15 INTERPRETATION.

            (a) Unless the context otherwise requires, (i) all references to Sections are to Sections of this Plan, (ii) the term "including" means including without limitation, (iii) all references to any particular Incentive Agreement shall be deemed to include any amendments thereto or restatements thereof, and (iv) all references to any particular statute shall be deemed to include any amendment, restatement or re-enactment thereof or any statute or regulation substituted therefore.

            (b) The titles and subtitles used in this Plan or any Incentive Agreement are used for convenience only and are not to be considered in construing or interpreting this Plan or the Incentive Agreement.

            (c) All pronouns contained in this Plan or any Incentive Agreement, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as the identities of the parties may require.

            (d) Whenever any provision of this Plan authorizes the Committee to take action or make determinations with respect to outstanding Incentives that have been granted or awarded by the chief executive officer of CenturyTel under Section 3(i) hereof, each such reference to "Committee" shall be deemed to include a reference to any officer of the Company that has delegated administrative authority under Section 3(ii) of this Plan (subject to the limitations of such section).

      11.16 COMPLIANCE WITH SECTION 409A. It is the intent of the Company that this Plan comply with the requirements of Section 409A of the Code with respect to any Incentives that constitute non-qualified deferred compensation under
Section 409A and the Company intends to operate the Plan in compliance with
Section 409A and the Department of Treasury's guidance or regulations promulgated thereunder. If the Committee grants any Incentives or takes any other action that would, either immediately or upon vesting or payment of the Incentive, inadvertently result in the imposition of a penalty on a participant under Section 409A of the Code, then the Company, in its discretion, may, to the maximum extent permitted by law, unilaterally rescind ab initio, sever, amend or otherwise modify the grant or action (or any provision of the Incentive) in such manner necessary for the penalty to be inapplicable or reduced.

                               * * * * * * * * * *

                                  CERTIFICATION

      The undersigned Secretary of CenturyTel, Inc. hereby certifies that the foregoing CenturyTel, Inc. 2005 Management Incentive Compensation Plan was (i) recommended to the Board of Directors of CenturyTel, Inc. (the "Board") by its Compensation Committee at a meeting of the Compensation Committee duly held on February 17, 2005, (ii) adopted by the Board at a meeting duly held on February 22, 2005, and (iii) approved by the requisite affirmative vote of the shareholders of CenturyTel, Inc. at its 2005 Annual Meeting of Shareholders held on May 12, 2005.

                     [Signature Block Intentionally Omitted]

                                                                      APPENDIX B
                                                              TO PROXY STATEMENT

                                CENTURYTEL, INC.
                            2005 DIRECTORS STOCK PLAN

      1. PURPOSE. The purpose of the CenturyTel, Inc. 2005 Directors Stock Plan (the "Plan") is to promote the interests of CenturyTel, Inc. ("CenturyTel") and its shareholders by strengthening CenturyTel's ability to attract, motivate and retain experienced and qualified directors, and to encourage the highest level of director performance by providing directors with a variety of equity incentives (the "Incentives") offering a proprietary interest in the financial success and growth of CenturyTel and its subsidiaries (collectively with CenturyTel, the "Company"). Incentives may consist of options to purchase shares of CenturyTel's common stock, $1.00 par value per share (the "Common Stock"), stock appreciation rights, shares of restricted stock, restricted stock units or other stock-based awards the value of which is based upon the value of the Common Stock, all on terms determined under this Plan. As used in this Plan, the term "subsidiary" means any corporation, limited liability company or other entity of which CenturyTel owns (directly or indirectly) within the meaning of
Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), 50% or more of the total combined voting power of all classes of stock, membership interests or other equity interests issued thereby.

      2. ADMINISTRATION.

            2.1 COMPOSITION. This Plan shall be administered by the compensation committee of the Board of Directors of CenturyTel, or by a subcommittee of the compensation committee. The committee or subcommittee that administers this Plan shall hereinafter be referred to as the "Committee." The Committee shall consist of not fewer than two members of the Board of Directors, each of whom shall (a) qualify as a "non-employee director" under Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act"), or any successor rule, and (b) qualify as an "outside director" under Section 162(m) of the Code and the regulations thereunder (collectively, "Section 162(m)").

            2.2 AUTHORITY. The Committee shall have authority to grant Incentives under this Plan, to interpret this Plan, to establish any rules or regulations relating to this Plan that it determines to be appropriate, to enter into agreements with or provide notices to participants as to the terms of the Incentives (the "Incentive Agreements") and to make any other determination that it believes necessary or advisable for the proper administration of this Plan. Its decisions concerning matters relating to this Plan shall be final, conclusive and binding on the Company and participants.

      3. ELIGIBLE PARTICIPANTS. Members of the board of directors of the Company (the "Board") who are not employed by CenturyTel or any of its subsidiaries are eligible to receive Incentives under this Plan when designated by the Committee.

      4. SHARES SUBJECT TO THIS PLAN. The shares of Common Stock with respect to which Incentives may be granted under this Plan shall be subject to the following:

            4.1 TYPE OF COMMON STOCK. The shares of Common Stock with respect to which Incentives may be granted under this Plan may be currently authorized but unissued shares or shares currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

      4.2 MAXIMUM NUMBER OF SHARES. Subject to the other provisions of this
Section 4, the maximum number of shares of Common Stock that may be delivered to participants and their beneficiaries under this Plan shall be 400,000 shares of Common Stock.

      4.3 SHARE COUNTING. To the extent any shares of Common Stock covered by an Incentive are not delivered to a participant or beneficiary because the Incentive is forfeited or canceled, or the shares of Common Stock are not delivered because the Incentive is paid or settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under Section 4.2 or 4.4(a) of this Plan. In the event that shares of Common Stock are issued as Incentives and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired Shares may again be issued under this Plan. All shares to which a stock appreciation right relates (not only the net shares) shall be counted against the shares issuable through the Plan, except as otherwise provided above.

      4.4 LIMITATIONS ON NUMBER OF SHARES. Subject to Section 4.5, the following additional limitations are imposed under this Plan:

            (a) The maximum number of shares of Common Stock that may be issued as restricted stock, restricted stock units, or Other Stock-Based Awards (as defined below) shall be 200,000 shares.

            (b) If, after shares have been earned under an Incentive, the delivery is deferred, any additional shares attributable to dividends paid during the deferral period shall be disregarded for purposes of the limitations of this Section 4.

      4.5 ADJUSTMENT.

            (a) In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the Common Stock, all limitations on numbers of shares of Common Stock provided in this Section 4 and the number of shares of Common Stock subject to outstanding Incentives shall be equitably adjusted in proportion to the change in outstanding shares of Common Stock. In addition, in the event of any such change in the Common Stock, the Committee shall make any other adjustment that it determines to be equitable, including adjustments to the exercise price of any option or the base price of any stock appreciation right and any per share performance objectives of any Incentive in order to provide participants with the same relative rights before and after such adjustment.

            (b) If the Company merges, consolidates, sells all of its assets or dissolves and such transaction is not a Change of Control, as defined in
      Section 11.12 (each of the foregoing a "Fundamental Change"), then thereafter upon any exercise or payout of an Incentive theretofore granted the participant shall be entitled to receive (i) in lieu of shares of Common Stock previously issuable thereunder, the number and class of shares of stock and securities to which the participant would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the participant had been the holder of record of the number of shares of Common Stock subject to such Incentive or (ii) in lieu of payments based upon Common Stock previously payable thereunder, payments based on any formula that the Committee determines to be equitable in order to provide participants with substantially equivalent rights before and after the Fundamental Change. In the event any such Fundamental Change causes a change in the outstanding Common Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee in its sole discretion, whose determination shall be conclusive.

      5. ANNUAL GRANTS. Unless the Committee otherwise determines, (i) each member of the Board eligible to receive Incentives through this Plan shall receive an annual grant on the business day following CenturyTel's annual meeting of shareholders, and (ii) each person who becomes a member of the Board other than through elections at an annual meeting of shareholders and who is eligible to receive Incentives under this Plan shall receive a grant of Incentives on the business day following the date such eligible director becomes a member of the Board. The type or types of Incentives to be granted and the terms of such awards shall be determined by the Committee in accordance with this Plan.

      6. STOCK OPTIONS. The Committee may grant non-qualified stock options under the Plan. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

            6.1 PRICE. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 4.5; provided that in no event shall the exercise price be less than the Fair Market Value (as defined below) of a share of Common Stock on the date of grant, except in the case of a stock option granted in assumption of or in substitution for an outstanding award of a company acquired by the Company or with which the Company combines.

            6.2 NUMBER. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to the limitations and adjustments provided in Section 4 hereof.

            6.3 DURATION AND TIME FOR EXERCISE. Subject to earlier termination as provided in Sections 11.4 and 11.12, the term of each stock option shall be determined by the Committee, but may not exceed ten years. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee. The Committee may accelerate the exercisability of any stock option at any time.

            6.4 CONDITIONS TO EXERCISE. The Committee may, in its discretion, provide that a stock option cannot be exercised unless one or more performance goals are achieved.

            6.5 MANNER OF EXERCISE.

                  (a) A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by tender of the full purchase price for such shares, which may be paid or satisfied by (i) cash; (ii) check; (iii) delivery of shares of Common Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised and, unless otherwise determined by the Committee, shall have been held by the optionee for at least six months; (iv) delivery of irrevocable written instructions to a broker (with a copy to the Company) to immediately sell a portion of the shares issuable under the option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; (v) in such other manner as may be authorized from time to time by the Committee; or (vi) any combination of the preceding, equal in value to the full amount of the exercise price; provided that all such payments shall be made or denominated in United States dollars.

                  (b) Notice under the preceding paragraph may be delivered by telecopy, electronic mail or any similar form of transmission provided that the exercise price of such shares is received by the Company via wire transfer or other means on or before the day such transmission is received by the Company. The notice shall specify the manner in which the certificates for such shares are to be delivered.

                  (c) An option to purchase shares of Common Stock in accordance with this Plan shall be deemed to have been exercised immediately prior to the close of business on the first business date in which the Company has received both (i) written notice of such exercise and (ii) payment in full of the exercise price for the number of shares for which options are being exercised.

                  (d) In the case of delivery of an uncertified check, no shares shall be issued until the check has been paid in full.

                  (e) Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a shareholder.

            6.6 REPRICING. Except for adjustments pursuant to Section 4.5 or actions permitted to be taken by the Committee under Section 11.12(c) in the event of a Change of Control, unless approved by the shareholders of the Company, (a) the exercise price for any outstanding option granted under this Plan may not be decreased after the date of grant and (b) an outstanding option that has been granted under this Plan may not, as of any date that such option has an exercise price that is greater than the then current Fair Market Value of a share of Common Stock, be surrendered to the Company as consideration for anything of value, including the grant of a new option with a lower exercise price, another Incentive, a cash payment or Common Stock.

      7. RESTRICTED STOCK.

            7.1 GRANT OF RESTRICTED STOCK. An award of restricted stock may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of this Plan.

            7.2 RESTRICTED PERIOD. At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted (the "Restricted Period"). Each award of restricted stock may have a different Restricted Period. Unless otherwise provided in the Incentive Agreement, the Committee may in its discretion declare the Restricted Period terminated upon a participant's death, disability, retirement or other cessation of Board service and permit the sale or transfer of the restricted stock. The expiration of the Restricted Period shall also occur as provided under Section 11.12 upon a Change of Control of the Company.

            7.3 ESCROW. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

            The transferability of this certificate and the shares of Common Stock represented by it is subject to the terms and conditions (including conditions of forfeiture) contained in the CenturyTel, Inc. 2005 Directors Stock Plan (the "Plan") and an agreement entered into between the registered owner and CenturyTel, Inc. thereunder. Copies of this Plan and the agreement are on file and available for inspection at the principal office of the Company.

            7.4 DIVIDENDS ON RESTRICTED STOCK. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

            7.5 FORFEITURE. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and the certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 4.5 due to a recapitalization, stock split or other change in capitalization described therein.

            7.6 EXPIRATION OF RESTRICTED PERIOD. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the applicable Incentive Agreement or at such earlier time as provided for in Section 7.2, the restrictions applicable to the restricted stock shall lapse and a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends other than those required by law, to the participant or the participant's estate, as the case may be.

            7.7 RIGHTS AS A SHAREHOLDER. Subject to the restrictions imposed under the terms and conditions of this Plan and subject to any other restrictions that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of Common Stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including the right to vote such shares.

      8. RESTRICTED STOCK UNITS.

            8.1 GRANT OF RESTRICTED STOCK UNITS. A restricted stock unit, or RSU, represents the right to receive from the Company on the scheduled vesting date or other specified payment date for such RSU, one share of Common Stock. An award of restricted stock units may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of this Plan.

            8.2 VESTING PERIOD. At the time an award of restricted stock units is made, the Committee shall establish a period of time during which the restricted stock units shall vest (the "Vesting Period"). Each award of restricted stock units may have a different Vesting Period. Unless otherwise provided in the Incentive Agreement, the acceleration of the expiration of the Vesting Period shall occur as provided under Section 11.12(b) upon a Change of Control of the Company and may also occur as provided under Section 11.4 in the event of termination of service as a director under certain circumstances.

            8.3 DIVIDEND EQUIVALENT ACCOUNTS. Subject to the terms and conditions of this Plan and the applicable Incentive Agreement, as well as any procedures established by the Committee, prior to the expiration of the applicable Vesting Period of an RSU granted to a participant hereunder, the Company shall establish an account for the participant and deposit into that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares of Common Stock underlying the RSU. The participant shall have no rights to the amounts or other property in such account until the applicable RSU vests.

            8.4 RIGHTS AS A SHAREHOLDER. Each participant receiving restricted stock units shall have no rights as a shareholder with respect to such restricted stock units until such time as shares of Common Stock are issued to the participant.

      9. STOCK-SETTLED STOCK APPRECIATION RIGHTS.

            9.1 GRANT OF STOCK-SETTLED STOCK APPRECIATION RIGHTS. A stock-settled stock appreciation right, or SAR, is a right to receive, without payment to the Company, a number of shares of Common Stock, the number of which is determined pursuant to the formula set forth in Section 9.5. Each SAR granted by the Committee under the Plan shall be subject to the terms and conditions provided in this
      Section 9.

            9.2 NUMBER. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 4.5.

            9.3 DURATION AND TIME FOR EXERCISE. The term of each SAR shall be determined by the Committee, but shall not exceed a maximum term of 10 years. Each SAR shall become exercisable at such time or times during its term as shall be determined by the Committee. The Committee may in its discretion accelerate the exercisability of any SAR at any time in its discretion.

            9.4 EXERCISE. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. The date that the Company receives such written notice shall be referred to herein as the "Exercise Date." The Company shall, within 30 days of an Exercise Date, deliver to the exercising holder certificates for the shares of Common Stock to which the holder is entitled pursuant to Section 9.5

            9.5 PAYMENT. The number of shares of Common Stock which shall be issuable upon the exercise of a SAR shall be determined by dividing:

                  (i) the number of shares of Common Stock as to which the SAR is exercised, multiplied by the amount of the appreciation in each such share (for this purpose, the "appreciation" shall be the amount by which the Fair Market Value of the Common Stock subject to the SAR on the business day preceding the Exercise Date exceeds the "Base Price," which is an amount, not less than the Fair Market Value of a share of Common Stock on the date of grant, which shall be determined by the Committee at the time of grant, subject to adjustment under Section 4.5); by

                  (ii) the Fair Market Value of a share of Common Stock on the
            Exercise Date.

            9.6 NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon the exercise of a SAR. In lieu thereof, the holder of a SAR shall be entitled to purchase the portion necessary to make a whole share at its Fair Market Value on the Exercise Date.

            9.7 REPRICING. Except for adjustments pursuant to Section 4.5 or actions permitted to be taken by the Committee under Section 11.12(c) in the event of a Change of Control, unless approved by the shareholders of the Company, (a) the Base Price for any outstanding SAR granted under this Plan may not be decreased after the date of grant and (b) an outstanding SAR that has been granted under this Plan may not, as of any date that such SAR has a per share Base Price that is greater than the then current Fair Market Value of a share of Common Stock, be surrendered to the Company as consideration for anything of value, including the grant of a new SAR with a lower Base Price, another Incentive, a cash payment or Common Stock.

      10. OTHER STOCK-BASED AWARDS. The Committee may grant to eligible participants "Other Stock-Based Awards," which shall consist of awards, other than options, restricted stock, restricted stock units or SARs provided for in Sections 6 through 9, the value of which is based in whole or in part on the value of shares of Common Stock. Other Stock-Based Awards may be awards of shares of Common Stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of, or appreciation in the value of, Common Stock (including securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee consistent with the purposes of this Plan. The Committee shall determine the terms and conditions of any Other Stock-Based Award (including which rights of a shareholder, if any, the recipient shall have with respect to Common Stock associated with any such award) and may provide that such award is payable in whole or in part in cash. An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of this Plan.

      11. GENERAL.

            11.1 DURATION. No Incentives may be granted under the Plan later than May 1, 2015; provided, however, that Incentives granted prior to such date shall remain in effect until (i) all such Incentives granted under this Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of this Plan or the applicable Incentive Agreement and (ii) all restrictions imposed on shares of Common Stock in connection with their issuance under this Plan have lapsed.

            11.2 TRANSFERABILITY OF INCENTIVES.

                  (a) No Incentive granted hereunder may be transferred,
            pledged, assigned or otherwise encumbered by the holder thereof except:

                  (i) by will;

                  (ii) by the laws of descent and distribution; or

                  (iii) pursuant to a domestic relations order, as defined in the Code; or

                  (iv) in the case of stock options only, if permitted by the
            Committee and so provided in the Incentive Agreement, (A) to Immediate Family Members (as defined below), (B) to a partnership in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (C) to a limited liability company in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or
            (D) to a trust for the sole benefit of the participant and/or Immediate Family Members. "Immediate Family

            Members" means the spouse and natural or adopted children or grandchildren of the participant and their respective spouses.

                  (b) No such transfer of any Incentive under paragraph (a)
            shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of this Plan and the applicable Incentive Agreement.

                  (c) Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Incentive, or levy of attachment or similar process upon the Incentive not specifically permitted herein, shall be null and void and without effect.

            11.3 DIVIDEND EQUIVALENTS. In the sole and complete discretion of the Committee, an Incentive may provide the holder thereof with dividends or dividend equivalents, payable in cash, shares, other securities or other property on a current or deferred basis.

            11.4 EFFECT OF TERMINATION OF BOARD SERVICE. In the event that a participant ceases to be a member of the Board eligible to participate in the Plan for any reason, including death, disability, early retirement or normal retirement, any outstanding Incentives then held by such participant may be exercised, may vest or may expire at such times or in such manner as is set forth in the applicable Incentive Agreement; provided, however, that if the participant ceases to serve on the Board because such participant is ineligible to stand for re-election under CenturyTel's directors retirement policy, any Incentives then exercisable by such participant shall, unless otherwise provided in the applicable Incentive Agreement, continue to remain outstanding and exercisable for the remaining term of such Incentives. In its discretion, the Committee may resolve any questions under this Plan or any Incentive Agreement as to whether and when there has been a termination of Board service and the cause or nature of such termination.

            11.5 ADDITIONAL CONDITIONS. Anything in this Plan to the contrary notwithstanding:

                  (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and

                  (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

            11.6 INCENTIVE AGREEMENTS. An Incentive under this Plan shall be subject to such terms and conditions, not inconsistent with this Plan, as the Committee may, in its sole discretion, prescribe and set forth in the Incentive Agreement. Such terms and conditions may provide for the forfeiture of an Incentive or the gain associated with an Incentive under certain circumstances to be set forth in the Incentive Agreement. In connection with a grant of Incentives hereunder, the Committee shall authorize and approve a form of Incentive Agreement governing the terms and conditions of such Incentives, and cause the Company to prepare an individual agreement or notice to each eligible director that represents the actual number of shares of Common Stock to which the Incentive relates. A copy of such document shall be provided to each such director, and the Committee may, but need not, require that such director duly execute and deliver to the Company a copy of such document as a condition precedent to the effectiveness of the grant of the Incentive. Such document is referred to in this Plan as an "Incentive Agreement" regardless of whether a participant's signature is required.

            11.7 WITHHOLDING. The Company shall have the right to withhold from any payments or stock issuances under this Plan, or to collect as a condition of payment, any taxes required by law to be withheld.

            11.8 NO CONFERMENT OF RIGHTS. Nothing in this Plan or in any agreement or instrument executed pursuant to this Plan will confer upon any participant any right to continue to serve as a director or affect the right of the Company to terminate the services of any director.

            11.9 DEFERRAL PERMITTED. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive Agreement. Payment may be deferred at the option of the participant if provided in the Incentive Agreement.

            11.10 AMENDMENT OR DISCONTINUANCE OF THIS PLAN. The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

                  (a) without the approval of the shareholders, (i) increase, subject to adjustments permitted herein, the maximum number of shares of Common Stock that may be issued through this Plan, (ii) materially increase the benefits accruing to participants under this Plan, (iii) materially expand the classes of persons eligible to participate in this Plan, (iv) materially expand the types of awards available for grant under the Plan, (v) amend Section 11.1 to permit grants of Incentives later than May 1, 2015, (vi) materially change the method of determining the exercise price of options or the Base Price of SARs, or (vii) amend Section 6.6 or Section 9.7 to permit repricing of options or SARs, respectively, or

                  (b) materially impair, without the consent of the recipient, an Incentive previously granted, except (i) as otherwise provided in
            Section 11.16 and (ii) that the Company retains all rights to take action under Section 11.12 and to include in Incentive Agreements provisions authorizing the Committee in its discretion to cancel unvested or unexercisable Incentives.

            11.11 DEFINITION OF FAIR MARKET VALUE. Whenever the "Fair Market Value" of Common Stock or some other specified security must be determined for purposes of this Plan, it shall be determined as follows: (i) if the Common Stock or other security is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share thereof on such exchange or quotation system on the applicable date or, if shares are not traded on such day, on the next preceding trading date, (ii) if the Common Stock or other security is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date or, if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock or other security is not regularly quoted, the fair market value of a share thereof on the applicable date as established by the Committee in good faith.

            11.12 CHANGE OF CONTROL.

                  (a) Unless otherwise provided in the Incentive Agreement, a
            Change of Control shall mean:

                        (i) the acquisition by any person of beneficial
                  ownership of 30% or more of the outstanding shares of the Common Stock or 30% or more of the combined voting power of CenturyTel's then outstanding securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:

                              (A) any acquisition (other than a Business
                        Combination (as defined below) which constitutes a Change of Control under Section 11.12(a)(iii) hereof) of Common Stock directly from the Company,

                              (B) any acquisition of Common Stock by the
                        Company,

                              (C) any acquisition of Common Stock by any
                        employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

                              (D) any acquisition of Common Stock by any
                        corporation pursuant to a Business Combination that does not constitute a Change of Control under Section 11.12(a)(iii) hereof; or

                        (ii) individuals who, as of January 1, 2005, constituted
                  the Board of Directors of CenturyTel (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by CenturyTel's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

                        (iii) consummation of a reorganization, share exchange,
                  merger or consolidation (including any such transaction involving any direct or indirect subsidiary of CenturyTel) or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"); provided, however, that in no such case shall any such transaction constitute a Change of Control if immediately following such Business Combination:

                              (A) the individuals and entities who were the
                        beneficial owners of CenturyTel's outstanding Common Stock and CenturyTel's voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the surviving or successor corporation, or, if applicable, the ultimate parent company thereof (the "Post-Transaction Corporation"), and

                              (B) except to the extent that such ownership
                        existed prior to the Business Combination, no person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either CenturyTel, the Post-Transaction Corporation or any subsidiary of either corporation) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 20% or more of the combined voting power of the then outstanding voting securities of such corporation, and

                              (C) at least a majority of the members of the
                        board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

                        (iv) approval by the shareholders of CenturyTel of a
                  complete liquidation or dissolution of CenturyTel.

            For purposes of this Section 11.12, the term "person" shall mean a natural person or entity, and shall also mean the group or syndicate created when two or more persons act as a syndicate or other group (including a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that "person" shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

                  (b) Upon a Change of Control of the type described in clause
            (a)(i) or (a)(ii) of this Section 11.12 or upon the approval by the Board of Directors of CenturyTel of any Change of Control of the type described in clause (a)(iii) or (a)(iv) of this Section 11.12, all outstanding Incentives granted pursuant to this Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall automatically lapse and, unless otherwise provided in the Incentive Agreement, all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved at the target level without the necessity of action by any person.

                  (c) No later than 30 days after a Change of Control of the type described in subsections (a)(i) or (a)(ii) of this Section
            11.12 and no later than 30 days after the approval by the Board of a Change of Control of the type described in subsections (a)(iii) or
            (a)(iv) of this Section 11.12, the Committee, acting in its sole discretion without the consent or approval of any participant (and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), may act to effect one or more of the alternatives listed below, which may vary among individual participants and which may vary among Incentives held by any individual participant; provided, however, that no such action may be taken if it would result in the imposition of a penalty on the participant under Section 409A of the Code as a result thereof:

                        (i) require that all outstanding options, SARs or Other
                  Stock-Based Awards be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options, SARs and Other Stock-Based Awards and all rights of participants thereunder shall terminate,

                        (ii) make such equitable adjustments to Incentives then
                  outstanding as the Committee deems appropriate to reflect such Change of Control and provide participants with substantially equivalent rights before and after such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary),

                        (iii) provide for mandatory conversion or exchange of
                  some or all of the outstanding options, SARs, restricted stock units or Other Stock-Based Awards held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such Incentives shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option, SAR, restricted stock unit or Other Stock-Based Award, as defined and calculated below, over the per share exercise price or base price of such Incentive or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess, or

                        (iv) provide that thereafter, upon any exercise or
                  payment of an Incentive that entitles the holder to receive Common Stock, the holder shall be entitled to purchase or receive under such Incentive, in lieu of the number of shares of Common Stock then covered by such Incentive, the number and class of shares of stock or other securities or property (including cash) to which the holder would have been entitled pursuant to the terms of the agreement providing for the reorganization, share exchange, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the holder had been the record owner of the number of shares of Common Stock then covered by such Incentive.

                  (d) For the purposes of conversions or exchanges under
            paragraph (iii) of Section 11.12(c), the "Change of Control Value" shall equal the amount determined by whichever of the following items is applicable:

                        (i) the per share price to be paid to holders of Common
                  Stock in any such merger, consolidation or other reorganization,

                        (ii) the price per share offered to holders of Common
                  Stock in any tender offer or exchange offer whereby a Change of Control takes place, or

                        (iii) in all other events, the fair market value of a
                  share of Common Stock, as determined by the Committee as of the time determined by the Committee to be immediately prior to the effective time of the conversion or exchange.

                  (e) In the event that the consideration offered to
            shareholders of CenturyTel in any transaction described in this
            Section 11.12 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

            11.13 REPURCHASE. Upon approval of the Committee, the Company may repurchase all or a portion of a previously granted Incentive from a participant by mutual agreement by payment to the participant of cash or Common Stock or a combination thereof with a value equal to the value of the Incentive as determined in good faith by the

      Committee; provided, however, that in no event will this section be construed to grant the Committee the power to take any action in violation of Section 6.6 or 9.7.

            11.14 LIABILITY.

                  (a) Neither CenturyTel, its affiliates or any of their
            respective directors or officers shall be liable to any participant relating to the participant's failure to (i) realize any anticipated benefit under an Incentive due to the failure to satisfy any applicable conditions to vesting, payment or settlement, including the failure to attain performance goals or to satisfy the conditions specified in Section 11.5 or (ii) realize any anticipated tax benefit or consequence due to changes in applicable law, the particular circumstances of the participant, or any other reason.

                  (b) No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to this Plan or any Incentive.

            11.15 INTERPRETATION.

                  (a) Unless the context otherwise requires, (i) all references to Sections are to Sections of this Plan, (ii) the term "including" means including without limitation, (iii) all references to any particular Incentive Agreement shall be deemed to include any amendments thereto or restatements thereof, and (iv) all references to any particular statute shall be deemed to include any amendment, restatement or re-enactment thereof or any statute or regulation substituted therefore.

                  (b) The titles and subtitles used in this Plan or any
            Incentive Agreement are used for convenience only and are not to be considered in construing or interpreting this Plan or the Incentive Agreement.

                  (c) All pronouns contained in this Plan or any Incentive
            Agreement, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as the identities of the parties may require.

            11.16 COMPLIANCE WITH SECTION 409A. It is the intent of the Company that this Plan comply with the requirements of Section 409A of the Code with respect to any Incentives that constitute non-qualified deferred compensation under Section 409A and the Company intends to operate the Plan in compliance with Section 409A and the Department of Treasury's guidance or regulations promulgated thereunder. If the Committee grants any Incentives or takes any other action that would, either immediately or upon vesting or payment of the Incentive, inadvertently result in the imposition of a penalty on a participant under Section 409A of the Code, then the Company, in its discretion, may, to the maximum extent permitted by law, unilaterally rescind ab initio, sever, amend or otherwise modify the grant or action (or any provision of the Incentive) in such manner necessary for the penalty to be inapplicable or reduced.

                              * * * * * * * * * * *

                                  CERTIFICATION

      The undersigned Secretary of CenturyTel, Inc. hereby certifies that the foregoing CenturyTel, Inc. 2005 Directors Stock Plan was (i) recommended to the Board of Directors of CenturyTel, Inc. (the "Board") by its Compensation Committee at a meeting of the Compensation Committee duly held on February 17, 2005, (ii) adopted by the Board at a meeting duly held on February 25, 2005, and
(iii) approved by the affirmative requisite vote of the shareholders of CenturyTel, Inc. at its 2005 Annual Meeting of Shareholders held on May 12, 2005.

                     [Signature Block Intentionally Omitted]

                                                                      APPENDIX C
                                                              TO PROXY STATEMENT

                                CENTURYTEL, INC.
               2005 EXECUTIVE OFFICER SHORT-TERM INCENTIVE PROGRAM

1. Purpose. The purpose of the CenturyTel, Inc. 2005 Executive Officer Short-Term Incentive Program (the "Program") is to advance the interests of CenturyTel, Inc. (the "Company") by providing an annual incentive bonus to be paid to certain designated executive officers of the Company based on the achievement of pre-established quantitative performance goals.

2. Shareholder Approval. The payment of any bonus hereunder is subject to the approval of the Program, including the material terms of performance goals used in the Program, by the shareholders of the Company at the 2005 Annual Shareholders Meeting.

3. Administration. The Program shall be administered by the Compensation Committee of the Board of Directors of the Company or, if all of the members of the Compensation Committee do not qualify as "outside directors" under Section 162(m) of the Internal Revenue Code ("Section 162(m)"), by a subcommittee of the Compensation Committee, all of the members of which qualify as "outside directors." The authority of the committee or subcommittee that administers the Program (the "Committee") shall include, in particular, authority to:

      (a)   designate participants for a particular year;

      (b)   establish performance goals and objectives for a particular year;

      (c) establish regulations for the administration of the Program and make all determinations deemed necessary for the administration of the Program; and

      (d)   certify as to whether performance goals have been met.

      Notwithstanding the foregoing, all annual incentive bonuses payable under the Program shall be ratified by the Board of Directors of the Company.

4. Eligibility. The Committee shall designate prior to March 31 of each year the executive officers of the Company who shall participate in the Program that year. If no designation is made for any particular year, all individuals designated as executive officers of the Company in the Company's by-laws shall be deemed participants in the Program that year. Executive officers who do not participate in the Program will participate in the Company's Key Employee Incentive Compensation Plan, as it may be amended or restated from time to time, or a successor plan (the "Key Employee Plan").

5. Incentive Bonus. Each participant shall be eligible to be paid an annual bonus in an amount not to exceed $3.0 million. Before March 31 of each year for which a bonus is to be payable hereunder (a "Program Year"), the Committee shall establish the performance goals for that year and the objective criteria pursuant to which the bonus for that year is to be payable. The Committee has the discretion to decrease, but not increase, the amount of the bonus from the amount that is payable under the terms of the pre-established criteria for the applicable year. The performance goals each year shall apply to performance of the Company or one or more of its divisions, subsidiaries or lines of business and shall be based upon one or more of the following performance goals: return on equity, cash flow, assets or investment; shareholder return; changes in revenues, operating income, cash flow, cash provided by operating activities, earnings or earnings per share; customer growth; customer satisfaction or an economic value added measure. For any Program Year, performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or industry benchmarks, or relative to levels attained in prior years. The Committee may change the performance goals each year to any of those listed above and may also change the targets applicable to the performance goals from year to year.

6. Payment of Incentive Bonus. As soon as practicable after the Company has publicly announced its earnings for the year for which the incentive bonus will be paid, the Committee shall evaluate the Company's performance to determine the amount of the incentive bonus that has been earned. In performing such evaluation, the Committee shall make all adjustments necessary to exclude the effect of any non-recurring transaction described in the Committee's Guidelines for Administering Annual Incentive Bonus Programs, as in effect for the applicable Program Year. The Committee shall also make adjustments necessary to exclude the effect of any change in accounting standards required by any regulatory agency or self-regulatory organization, including the Financial Accounting Standards Board. The Committee shall certify, either in writing or by the adoption of written resolutions, prior to the payment of any incentive bonus under the Program, that the performance goals applicable to the bonus payment were met. The incentive bonus may be paid in whole or part in the form of cash, restricted stock or restricted stock units of the Company in the discretion of the Committee. Shares of restricted stock issued in payment hereunder may be paid under any of the Company's stock-based incentive plans that provide for grants of restricted stock or restricted stock units. The incentive bonus will be paid by the March 15 following the end of the year for which it was earned, unless deferred under a separate benefit plan of the Company.

7.    Termination of Employment. (a) Except as otherwise provided in paragraphs
      (b), (c) or (d) of this Section 7, in order to be eligible to receive a bonus under the Program, a participant must be an employee of the Company at the time bonus payments become payable in the ordinary course to all participants in accordance with the terms and conditions of the Program and the procedures of the Committee, unless this requirement is waived by the Committee under such special circumstances as may be determined by the Committee.

      (b)   (i)   A participant who is not employed by the Company at the time bonus payments become payable under the Program for a Program
                  Year may nevertheless be entitled to a full or partial bonus if such participant is a "Qualifying Participant" for such Program Year.

            (ii) A "Qualifying Participant" is a participant whose employment is terminated due to:

                  (A) retirement on or after age 55 after completing five full years of employment with the Company. Years of employment with the Company will be determined by accumulating such participant's full months of employment with the Company, in the aggregate and without regard to whether such employment was continuous, and dividing such amount by 12;

                  (B)   death; or

                  (C)   disability.

      (c)   (i)   A Qualifying Participant whose employment is terminated with the Company following the completion of a Program Year, but before bonus payments become payable under the Program with respect to such Program Year, shall be entitled to receive a bonus based on the same terms and conditions (including the same payment schedule) previously authorized under the Program and by the Committee, as applicable to active participants for such Program Year.

            (ii) Any Qualifying Participant whose employment with the Company is terminated at any time after the 90th day of a Program Year shall be entitled to a pro rata cash bonus for such Program Year based on the same terms and conditions (including the same payment schedule) previously authorized under the Program and by the Committee, as applicable for Program participants for such Program Year, the amount of which shall equal the product of the cash bonus that would have been payable to the Qualifying Participant for the full Program Year multiplied by a fraction, the numerator of which equals the number of calendar days of the Program Year that elapsed through the Qualifying Participant's last date of employment with the Company and the denominator of which is 365.

            (iii) Any bonus payable to a Qualifying Participant under this
                  Section 7 shall be payable to such participant at the time bonuses are payable to active participants with respect to such Program Year.

      (d) Nothing in this Section 7 shall reduce or limit the right of a participant to receive cash payments under his or her Change of Control Agreement with the Company following a Change of Control (as defined in such agreements).

      (e) Any bonus payment to a participant, or the conditions thereof, deviating from the terms and conditions of paragraphs (a), (b) or
            (c) must be approved by the Committee and will only be considered for approval if such deviation would not, in the opinion of counsel to the Company, limit the Company's federal income tax reduction for such bonus payment under Section 162(m).

8. Forfeiture of Benefits. In the event a participant is discharged by the Company for cause, including, without limitation, fraud, embezzlement, theft, commission of a felony, proven dishonesty or other unethical behavior, or disclosure of trade secrets of the Company, then the amount of any benefit provided under this Program to which the participant would otherwise be entitled shall be forfeited. The decision of the Committee as to the cause of a former participant's discharge shall be final.

9. Employee Rights Under the Program. Nothing in this Program shall be construed to:

            (a) grant any officer of the Company any claim or right to be granted an award under this Program;

            (b) limit in any way the right of the Company to terminate a participant's employment with the Company at any time; or

            (c) be evidence of any agreement or understanding, express or implied, that the Company will employ a participant in any particular position or at any particular rate of remuneration.

10. Assignments and Transfers. A participant may not assign, encumber or transfer his or her rights and interests under the Program.

11. Amendment and Termination. The Committee may amend, suspend or terminate the Program at any time in its sole and absolute discretion. Any amendment or termination of the Program shall not, however, affect the right of a participant to receive any earned but unpaid incentive bonus.

12. Withholding of Taxes. The Company shall deduct from the amount of any incentive bonus paid hereunder any federal or state taxes required to be withheld.

13. Term of Program. The Program applies to each of the five calendar years during the period beginning January 1, 2005 and ending December 31, 2009, unless terminated earlier by the Committee.

14. Performance-Based Compensation under Section 162(m) of the Internal Revenue Code. The Company intends that any incentive bonus paid to an executive officer under the Program will qualify as "performance-based" compensation under Section 162(m). Nothing in this Program precludes the Company from making additional payments or special awards to a participant outside of the Program that may or may not qualify as "performance-based" compensation under Section 162(m), provided that such payment or award does not affect the qualification of any bonus paid or payable under the Program as "performance-based" compensation.

                                  * * * * * * *

                                  CERTIFICATION

      The undersigned Secretary of CenturyTel, Inc. hereby certifies that the foregoing CenturyTel, Inc. 2005 Executive Officer Short-Term Incentive Program was (i) recommended to the Board of Directors of CenturyTel, Inc. (the "Board") by its Compensation Committee at a meeting of the Compensation Committee duly held on February 17, 2005, (ii) adopted by the Board at a meeting duly held on February 22, 2005, and (iii) approved by the requisite affirmative vote of the shareholders of CenturyTel, Inc. at its 2005 Annual Meeting of Shareholders held on May 12, 2005.

                     [Signature Block Intentionally Omitted]

                                                                      APPENDIX D
                                                              TO PROXY STATEMENT

                                CENTURYTEL, INC.

                           CHARTER OF AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                     (as amended through November 18, 2004)

I.    SCOPE OF RESPONSIBILITY

      A. General

      Subject to the limitations noted in Section VI, the primary function of the Audit Committee is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities by (1) overseeing the Company's system of financial reporting, auditing, controls and legal compliance, (2) monitoring the operation of such system and the integrity of the Company's financial statements, (3) monitoring the qualifications and independence of the outside auditors, and the performance of the outside and internal auditors, and (4) reporting to the Board periodically concerning activities of the Audit Committee.

      B. Relationship to Other Groups

      The management of the Company is responsible primarily for developing the Company's accounting practices, preparing the Company's financial statements, maintaining internal controls, maintaining disclosure controls and procedures, and preparing the Company's disclosure documents in compliance with applicable law. The internal auditors are responsible primarily for objectively assessing the Company's internal controls. The outside auditors are responsible primarily for auditing and attesting to the Company's financial statements and management's assessment of internal controls. Subject to the limitations noted in Section VI, the Audit Committee, as the delegate of the Board, is responsible for overseeing this process and discharging such other functions as are assigned by law, the Company's organizational documents, or the Board. The functions of the Audit Committee are not intended to duplicate, certify or guaranty the activities of management or the internal or outside auditors.

      The Audit Committee will strive to maintain an open and free avenue of communication among management, the outside auditors, the internal auditors, and the Board. The outside and internal auditors will report directly to the Audit Committee. The Audit Committee will report regularly to the Board.

II.   COMPOSITION

      The Audit Committee will be comprised of three or more directors, each of whom will be appointed and replaced by the Board in accordance with the Company's bylaws. Each member of the Audit Committee will meet the standards of independence or other qualifications required from time to time by the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "SEC"), and at least one member will in the judgment of the Board have accounting or related financial management expertise in accordance with New York Stock

Exchange listing standards. The Audit Committee's chairperson shall be designated by the Board. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services by the outside auditors, subject to any limitations or reporting requirements established by law or the Company's procedures.

III.  MEETINGS

      The Audit Committee will meet at least four times annually, or more frequently if the Committee determines it to be necessary. To foster open communications, the Audit Committee may invite to its meetings other directors or representatives of management, the outside auditors, the internal auditors, counsel or other persons whose pertinent advice or counsel is sought by the Committee, and the participation of such guests shall be governed by any guidelines or procedures that may be adopted from time to time by management, the Committee or the Board. The agenda for meetings will be prepared in consultation among the Committee chairperson (with input from Committee members), management, the outside auditors, the internal auditors and counsel. The Audit Committee will maintain written minutes of all its meetings and provide a copy of all such minutes to every member of the Board.

IV.   POWERS

      The Audit Committee shall have the sole authority to appoint or replace the outside auditors, provided that the Audit Committee may submit its appointment to the Company's shareholders for ratification on terms and conditions acceptable to it. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the outside auditors (including resolution of disagreements between management and the outside auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Audit Committee shall also have the sole authority to (a) appoint or replace the head of internal auditing, (b) appoint or replace any firm engaged to provide internal auditing services and (c) grant waivers to directors or executive officers from the code of ethics and business conduct contained in the Company's corporate compliance procedures.

      The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of (a) compensation to the outside auditor or any other advisors employed by the Audit Committee and (b) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

      The Audit Committee shall have the power to (a) obtain and review any information that the Audit Committee deems necessary to perform its oversight functions and (b) conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities.

      The Audit Committee shall have the power to issue any reports or perform any other duties required by (a) the Company's articles of incorporation or bylaws, (b) applicable law or (c) rules or regulations of the SEC, the New York Stock Exchange, or any other self-regulatory organization having jurisdiction over the affairs of the Audit Committee. The Audit Committee may adopt any policies or procedures required under any such articles, bylaws, laws, rules or regulations, or that it, in its discretion, may determine to be advisable in connection with its oversight functions.

      The Audit Committee shall have the power to consider and act upon any other matters concerning the financial affairs of the Company as the Audit Committee, in its discretion, may determine to be advisable in connection with its oversight functions.

V.    PERIODIC OVERSIGHT TASKS

      The Audit Committee, to the extent it deems necessary or appropriate or to the extent required by applicable laws or regulations, will perform the oversight tasks delineated in the Audit Committee Checklist. The checklist will be updated annually to reflect changes, if any, in regulatory requirements, authoritative guidance, or customary oversight practices. The most recently updated checklist will be considered to be an addendum to this charter.

VI.   LIMITATIONS

      THE COMMITTEE'S FAILURE TO INVESTIGATE ANY MATTER, TO RESOLVE ANY DISPUTE OR TO TAKE ANY OTHER ACTIONS OR EXERCISE ANY OF ITS POWERS IN CONNECTION WITH THE GOOD FAITH EXERCISE OF ITS OVERSIGHT FUNCTIONS SHALL IN NO WAY BE CONSTRUED AS A BREACH OF ITS DUTIES OR RESPONSIBILITIES TO THE COMPANY, ITS DIRECTORS OR ITS SHAREHOLDERS.

      THE AUDIT COMMITTEE IS NOT RESPONSIBLE FOR PREPARING THE COMPANY'S FINANCIAL STATEMENTS, PLANNING OR CONDUCTING THE AUDIT OF SUCH FINANCIAL STATEMENTS, DETERMINING THAT SUCH FINANCIAL STATEMENTS ARE COMPLETE AND ACCURATE OR PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING STANDARDS, OR ASSURING COMPLIANCE WITH APPLICABLE LAWS OR THE COMPANY'S POLICIES, PROCEDURES AND CONTROLS, ALL OF WHICH ARE THE RESPONSIBILITY OF MANAGEMENT OR THE OUTSIDE AUDITORS. THE AUDIT COMMITTEE'S OVERSIGHT FUNCTIONS INVOLVE SUBSTANTIALLY LESSER RESPONSIBILITIES THAN THOSE ASSOCIATED WITH THE AUDIT PERFORMED BY THE OUTSIDE AUDITORS. IN CONNECTION WITH THE AUDIT COMMITTEE'S OVERSIGHT FUNCTIONS, THE COMMITTEE MAY RELY ON (i) MANAGEMENT'S REPRESENTATIONS THAT THE FINANCIAL STATEMENTS HAVE BEEN PREPARED WITH INTEGRITY AND OBJECTIVITY AND IN CONFORMITY WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES AND (ii) THE REPRESENTATIONS OF THE INTERNAL OR OUTSIDE AUDITORS.

      IN CARRYING OUT ITS OVERSIGHT FUNCTIONS, THE AUDIT COMMITTEE BELIEVES ITS POLICIES AND PROCEDURES SHOULD REMAIN FLEXIBLE IN ORDER TO BEST REACT TO A CHANGING ENVIRONMENT.

                               * * * * * * * * * *

------------------
- Originally adopted and approved by the Audit Committee and Board on November 18, 1999.

- Amended by the Board on February 28, 2001, February 26, 2002, February 25, 2003, February 25, 2004 and November 18, 2004, in each case following prior approval thereof by the Audit Committee.

                                                                        ADDENDUM

                            AUDIT COMMITTEE CHECKLIST

                                                                         First     Second      Third     Fourth       As
                                                                        Quarter    Quarter    Quarter    Quarter    Needed
                                                                        -------    -------    -------    -------    ------
Annual Audit Planning

      1. appoint or replace the outside auditors and approve the           X
compensation and other terms of the outside auditors' annual engagement

      2. pre-approve all auditing services                                 X                                           X

      3. review significant relationships between the outside auditors     X                                           X
and the Company, including those described in written statements of the outside auditors furnished under ISB Standard No. 1 and employment relationships proscribed under Rule 2-01(c)(2) of Regulation S-X(1)

      4. discuss the scope and comprehensiveness of the audit plan,                   X                                X
including changes from prior years and the coordination of the efforts of the outside and internal auditors

Review of Financial Information

      5. meet to review and discuss with management and the outside        X          X          X          X
auditors the Company's quarterly financial statements and MD&A disclosures prior to their public release

      6. discuss with management the Company's financial information       X          X          X          X
and earnings guidance provided to analysts and rating agencies

      7. review with management and the outside auditors the Company's     X          X          X          X
financial information, including (a) any report, opinion or review rendered on the financial statements by management or the outside auditors (including under SAS No. 61 or 71), (b) any analysis prepared by management or the outside auditors setting forth significant financial

------------------

(1) The Audit Committee may request verification that no employee of the Company in a financial reporting oversight role is a former partner, principal, shareholder or professional employee of the outside auditors, and may review any additional records or certifications necessary to verify the outside auditors' independence under Regulation S-X.

                                                                                   First     Second      Third     Fourth       As
                                                                                  Quarter    Quarter    Quarter    Quarter    Needed
                                                                                  -------    -------    -------    -------    ------
reporting issues and judgments made in connection with the preparation of the financial statements and (c) the effect of regulatory and accounting initiatives

      8. review and discuss reports from the outside auditors on:                    X                                           X

            (a) the Company's critical accounting policies

            (b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative treatments, and the treatment preferred by the outside auditors

            (c) other material written communications between the outside auditors and management, such as any management letter or schedule of unadjusted differences

      9. review and discuss reports from the outside auditors on:                    X          X          X          X          X

            (a) conditions or matters, if any, that must be reported under generally accepted auditing standards (including SAS No. 61), including:

                  (i) difficulties or disputes with management or the internal auditors encountered during the audit

                  (ii) the outside auditors' views regarding the Company's financial disclosures, the quality of the Company's accounting principles as applied, the underlying estimates and other significant judgments made by management in preparing the financial statements, and the compatibility of the Company's principles and judgments with prevailing practices and standards

            (b) matters, if any, that must be reported under the federal securities laws (including Section 10A of the Exchange Act)

                                                                         First     Second      Third     Fourth       As
                                                                        Quarter    Quarter    Quarter    Quarter    Needed
                                                                        -------    -------    -------    -------    ------
            (c) communications, if any, with the national office of
the outside auditors pertaining to the Company's financial affairs

      10. review with management and the outside auditors major issues     X          X          X          X
regarding accounting principles and financial statement presentations, if any, including (a) significant changes in the Company's selection or application of accounting principles, (b) major issues as to the adequacy of the Company's internal controls, its disclosure controls and procedures, or its financial reporting processes, and (c) special audit steps adopted in light of material control deficiencies

      11. discuss with management and the outside auditors the effect      X          X          X          X
of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements

      12. discuss the Company's major financial risk exposures and the                           X                    X
steps management has taken to monitor and control such exposures

      13. review the accounting implications of significant new            X          X          X          X         X
transactions, if any

Conduct of Meetings

      14. in connection with each periodic report of the Company, review:

            (a) management's required disclosure, if any, to the Audit                                                X
Committee under Section 302 of the Sarbanes-Oxley Act regarding significant deficiencies in internal controls over financial reporting or reportable fraud

            (b) the contents of the certifications of the Company's        X          X          X          X
CEO and CFO included in such report

      15. receive reports, if any, regarding (a) non-audit services        X          X          X          X         X
that the Chairman (or any subcommittee) pre-cleared the outside auditor to

                                                                         First     Second      Third     Fourth       As
                                                                        Quarter    Quarter    Quarter    Quarter    Needed
                                                                        -------    -------    -------    -------    ------
perform since the last meeting, (b) letters received by the Chairman                                        X
under the Company's accounting complaint procedures and (c) any other
"whistle blower" reports alleging material violations within the purview of the Audit Committee's functions

      16. review the extent to which the Company has implemented                                                      X
changes in practices or controls that were previously recommended to or approved by the Audit Committee

      17. receive reports regarding significant changes to GAAP or                                                    X
regulations impacting the Audit Committee

      18. meet in executive session with the outside auditors,             X          X          X          X         X
internal auditors and management, as necessary

Annual Reports

      19. recommend to the Board whether the audited financial             X
statements should be included in the Company's 10-K report

      20. approve the annual proxy statement report of the Audit           X
Committee required by the rules of the SEC

      21. review and approve the disclosures in each 10-K report           X
regarding management's internal control report

Oversight of the Company's Outside Auditors

      22. pre-clear the engagement of the outside auditors to conduct                                                 X
any non-audit services not pre-cleared by the Chairman (or a subcommittee)

      23. obtain and review a report from the outside auditors                                              X
regarding (a) the outside auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or

                                                                         First     Second      Third     Fourth       As
                                                                        Quarter    Quarter    Quarter    Quarter    Needed
                                                                        -------    -------    -------    -------    ------
professional authorities within the preceding five years respecting any audit engagement, (c) any steps taken to deal with any such issues, and (d) assurances that the outside auditing firm is registered in good standing with the Public Company Accounting
Oversight Board

      24. review and evaluate the lead audit partner and ensure his        X
rotation as required by law

      25. monitor the effectiveness of the Company's hiring policies                                        X
for employees or former employees of the outside auditors (maintained under Section 10A(l) of the Exchange Act and NYSE Rule 303A(7))

Oversight of the Company's Internal Auditors

      26. review the performance of the head of the internal audit                               X
department, and replace if necessary

      27. meet, if possible, with the entire internal auditing staff       X

      28. review significant reports to management prepared by the         X          X          X          X         X
internal auditing department and management's responses

      29. discuss with the outside auditors and management the                                              X
internal audit department's plans, responsibilities, preliminary budget, independence and staffing for the upcoming year (including the use of third party firms) and any recommended changes thereto

Compliance Oversight Responsibilities

      30. monitor the effectiveness of the Company's procedures for                                                   X
receiving, retaining, and handling confidential, anonymous complaints regarding accounting, controls or auditing matters (maintained under
SEC Rule 10A-3)

                                                                         First     Second      Third     Fourth       As
                                                                        Quarter    Quarter    Quarter    Quarter    Needed
                                                                        -------    -------    -------    -------    ------
      31. discuss any correspondence with regulators or governmental                                                  X
agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies

      32. review the adequacy of the Company's disclosure controls and                                                X
procedures

      33. review reports on "related party" transactions                   X

      34. solicit, as necessary, germane reports or information from                                                  X
other committees with related oversights functions

      35. review periodically the procedures established by the                                                       X
Company to monitor its compliance with debt covenants

      36. consult periodically with counsel concerning the Audit                                                      X
Committee's responsibilities or legal matters that may have a material impact on the Company's financial statements, controls, or corporate compliance procedures

Self Assessment

      37. review annually the Audit Committee's self-review criteria                             X

      38. conduct self-review; verify that all Committee members                                            X
remain eligible to serve

Charter

      39. review this checklist and the related Audit Committee                                             X
charter annually, and consider, adopt and submit to the Board any proposed changes

      40. include a copy of the Audit Committee charter as an appendix                                                X
to the proxy statement at least once every three years

                                                                         First     Second      Third     Fourth       As
                                                                        Quarter    Quarter    Quarter    Quarter    Needed
                                                                        -------    -------    -------    -------    ------
      41. periodically review the charter of the internal audit                                                       X
department, and consider and adopt necessary changes

                          * * * * * * * * * *

Last Revised: November 18, 2004.

                                                                      APPENDIX E
                                                              TO PROXY STATEMENT

                                CENTURYTEL, INC.

                           ANNUAL FINANCIAL STATEMENTS

                                       AND

                              REVIEW OF OPERATIONS

INDEX TO FINANCIAL INFORMATION
DECEMBER 31, 2004

      The materials included in this Appendix E are excerpted from Items 7 and 8 of the Company's Annual Report on Form 10-K for the year ended December 31, 2004, which the Company filed with the Securities and Exchange Commission on March 16, 2005. Please see the Form 10-K for additional information about the business and operations of the Company.

                                                                                      Page
Management's Discussion and Analysis of Financial Condition and
     Results of Operations......................................................       E-3
Financial Statements and Supplementary Data:
         Report of Management...................................................      E-32
         Report of Independent Registered Public Accounting Firm on
           Consolidated Financial Statements....................................      E-34
         Report of Independent Registered Public Accounting Firm on
           Management's Assessment of, and the Effective Operation of,
           Internal Controls over Financial Reporting...........................      E-36
         Consolidated Statements of Income......................................      E-38
         Consolidated Statements of Comprehensive Income........................      E-39
         Consolidated Balance Sheets............................................      E-40
         Consolidated Statements of Cash Flows..................................      E-41
         Consolidated Statements of Stockholders' Equity........................      E-42
         Notes to Consolidated Financial Statements.............................      E-43
         Consolidated Quarterly Income Statement Information....................      E-73

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                             OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

                              RESULTS OF OPERATIONS

OVERVIEW

      CenturyTel, Inc. ("CenturyTel") and its subsidiaries (the "Company") is an integrated communications company engaged primarily in providing local exchange, long distance, Internet access and broadband services to customers in 22 states. The Company currently derives its revenues from providing (i) local exchange telephone services, (ii) network access services, (iii) long distance services,
(iv) data services, which includes both dial-up and digital subscriber line ("DSL") Internet services, as well as special access and private line services,
(v) fiber transport, competitive local exchange and security monitoring services and (vi) other related services.

      The Company strives to maintain its customer relationships by, among other things, bundling its service offerings to provide its customers with a complete offering of integrated communications services. Effective in the first quarter of 2004, as a result of the Company's increased focus on integrated bundle offerings and the varied discount structures associated with such offerings, the Company determined that its results of operations would be more appropriately reported as a single reportable segment under the provisions of Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information." Therefore, the results of operations for 2004 reflect the presentation of a single reportable segment. Results of operations for 2003 and 2002 have been conformed to the Company's 2004 presentation of a single reportable segment. In connection with the change in segment reporting, the Company has, among other things, (i) eliminated certain revenues arising out of previously-reported intersegment transactions (which reduced operating expenses by a like amount and therefore had no impact on operating income), (ii) reclassified certain revenues to conform to the new revenue components and (iii) reclassified depreciation expense related to certain service subsidiaries of the Company from operating expenses of its regulated operations to depreciation expense.

      On July 1, 2002, the Company acquired the local exchange telephone operations of Verizon Communications, Inc. ("Verizon") in the state of Alabama for approximately $1.022 billion cash. On August 31, 2002, the Company acquired the local exchange telephone operations of Verizon in the state of Missouri for approximately $1.179 billion cash. The results of operations for the Verizon assets acquired are reflected in the Company's consolidated results of operations subsequent to each respective acquisition. See "Acquisitions" below and Note 2 of Notes to Consolidated Financial Statements for additional information. During 2003, the Company also acquired fiber transport assets in five central U.S. states (which the Company operates under the name LightCore) for $55.2 million cash.

      On August 1, 2002, the Company sold substantially all of its wireless operations principally to an affiliate of ALLTEL Corporation ("Alltel") in exchange for an aggregate of approximately $1.59 billion in cash. As a result, the Company's wireless operations for the year ended December 31, 2002 has been reflected as discontinued operations on the Company's consolidated statements of income and cash flows. For further information, see "Discontinued Operations" below.

      During the three years ended December 31, 2004, the Company has acquired and sold various other operations, the impact of which has not been material to the financial position or results of operations of the Company.

      The net income of the Company for 2004 was $337.2 million, compared to $344.7 million during 2003 and $801.6 million during 2002. Diluted earnings per share for 2004 was $2.41 compared to $2.35 in 2003 and $5.56 in 2002. Income from continuing operations (and diluted earnings per share from continuing operations) was $337.2 million ($2.41), $344.7 million ($2.35) and $193.5 million ($1.35) for 2004, 2003 and 2002, respectively. The diluted earnings per share calculation reflects the application of Emerging Issues Task Force No. 04-8 to all periods presented. See Note 13 for additional information.

Year ended December 31,                           2004              2003            2002
------------------------------------------     ----------         --------        --------
                                                     (Dollars, except per share amounts,
                                                           and shares in thousands)
Operating income                               $  753,953          750,396         575,406
Interest expense                                 (211,051)        (226,751)       (221,845)
Income from unconsolidated cellular entity          7,067            6,160           5,582
Nonrecurring gains and losses, net                      -                -           3,709
Other income (expense)                             (2,597)           2,154         (63,814)
Income tax expense                               (210,128)        (187,252)       (105,505)
                                               ----------         --------        --------
Income from continuing operations                 337,244          344,707         193,533
Discontinued operations, net of tax                     -                -         608,091
                                               ----------         --------        --------
Net income                                     $  337,244          344,707         801,624
                                               ==========         ========        ========

Basic earnings per share
   From continuing operations                  $     2.45             2.40            1.36
   From discontinued operations                $        -                -            4.29
   Basic earnings per share                    $     2.45             2.40            5.66

Diluted earnings per share
   From continuing operations                  $     2.41             2.35            1.35
   From discontinued operations                $        -                -            4.21
   Diluted earnings per share                  $     2.41             2.35            5.56

Average basic shares outstanding                  137,215          143,583         141,613
                                               ==========         ========        ========

Average diluted shares outstanding                142,144          148,779         144,408
                                               ==========         ========        ========

      Operating income increased $3.6 million in 2004 as a $39.8 million increase in operating revenues was substantially offset by a $36.2 million increase in operating expenses. Operating income increased $175.0 million in 2003 as a $395.6 million increase in operating revenues was partially offset by a $220.6 million increase in operating expenses.

      In addition to historical information, this management's discussion and analysis includes certain forward-looking statements that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of the Company. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry; the Company's ability to effectively manage its growth, including integrating newly-acquired businesses into the Company's operations and hiring adequate numbers of qualified staff; possible changes in the demand for, or pricing of, the Company's products and services; the Company's ability to successfully introduce new product or service offerings on a timely and cost-effective basis; the Company's ability to successfully take steps to mitigate the dilutive effect of the $500 million of equity units currently scheduled to settle in May 2005; other risks referenced from time to time in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 or other of the Company's filings with the Securities and Exchange Commission; and the effects of more general factors such as changes in interest rates, in tax rates, in accounting policies or practices, in operating, medical or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to the business are described in greater detail in
Item 1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2004. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of March 16, 2005, the date of filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2004. The Company undertakes no obligation to update any of its forward-looking statements for any reason.

OPERATING REVENUES

Year ended December 31,              2004            2003            2002
------------------------          -----------      ---------       ---------
                                             (Dollars in thousands)
Local service                     $   716,028        712,565         570,871
Network access                        966,011      1,001,462         884,982
Long distance                         186,997        173,884         146,536
Data                                  275,777        244,998         179,695
Fiber transport and CLEC               74,409         43,041          21,666
Other                                 188,150        191,660         168,246
                                  -----------      ---------       ---------

Operating revenues                $ 2,407,372      2,367,610       1,971,996
                                  ===========      =========       =========

      Local service revenues. Local service revenues are derived from the provision of local exchange telephone services in the Company's service areas. Of the $3.5 million (.5%) increase in local service revenues in 2004, $12.6 million was due to the provision of custom calling features to more customers, which was partially offset by an $8.4 million decrease due to the decline in access lines. Of the $141.7 million (24.8%) increase in local service revenues in 2003, $121.2 million was due to the properties acquired from Verizon in the third quarter of 2002. Of the remaining $20.5 million increase, $8.4 million was due to the provision of custom calling features to more customers and $5.9 million was due to increased rates in certain jurisdictions. Access lines declined 62,500 (2.6%) during 2004 compared to a decline of 38,400 (1.6%) in 2003. The Company believes the decline in the number of access lines during 2004 and 2003 is primarily due to the displacement of traditional wireline telephone services by other competitive services, including the Company's DSL product offering. Based on current conditions, the Company expects access lines to decline between 2.5 and 3.5% for 2005.

      Network access revenues. Network access revenues primarily relate to (i) services provided by the Company to long distance carriers, wireless carriers and other carriers and customers in connection with the use of the Company's facilities to originate and terminate their interstate and intrastate voice and data transmissions and (ii) the receipt of universal support funds which allows the Company to recover a portion of its costs under federal and state cost recovery mechanisms. Certain of the Company's interstate network access revenues are based on tariffed access charges filed directly with the Federal Communications Commission ("FCC"); the remainder of such revenues are derived under revenue sharing arrangements with other local exchange carriers ("LECs") administered by the National Exchange Carrier Association. Intrastate network access revenues are based on tariffed access charges filed with state regulatory agencies or are derived under revenue sharing arrangements with other LECs.

      Network access revenues decreased $35.5 million (3.5%) in 2004 and increased $116.5 million (13.2%) in 2003 due to the following factors:

                                                                             2004             2003
                                                                           increase         increase
                                                                          (decrease)       (decrease)
                                                                          ----------       ----------
                                                                            (Dollars in thousands)
Acquisitions of Verizon properties in third quarter 2002                  $        -          107,319
Recovery from the federal Universal Service
   High Cost Loop support program                                            (11,311)             250
One-time refund of access charges to interexchange
   carriers in 2002                                                                -            7,645
Intrastate revenues due to decreased minutes of use and decreased
   access rates in certain states                                            (25,916)          (6,798)
Partial recovery of increased operating costs through
   revenue sharing arrangements with other telephone companies, interstate access revenues, increased recovery from state support
   funds and return on rate base                                               3,980            3,513
Rate changes in certain jurisdictions                                          5,052            2,472
Revision of prior year revenue settlement agreements                          (3,690)           7,368
Other, net                                                                    (3,566)          (5,289)
                                                                          ----------       ----------
                                                                          $  (35,451)         116,480
                                                                          ==========       ==========

      As indicated in the chart above, in 2004 the Company experienced a reduction in its intrastate revenues of approximately $25.9 million primarily due to (i) a reduction in intrastate minutes (partially due to the displacement of minutes by wireless, electronic mail and other optional calling services) and (ii) decreased access rates in certain states. The corresponding decrease in 2003 compared to 2002 was $6.8 million. The Company believes intrastate minutes will continue to decline in 2005, although the magnitude of such decrease cannot be precisely estimated.

      The Company anticipates its 2005 revenues from the federal Universal Service High Cost Loop support program will be approximately $10-15 million lower than 2004 levels due to increases in the nationwide average cost per loop factor used to allocate funds among all recipients.

      Long distance revenues. The Company's long distance revenues relate to the provision of retail long distance services to its customers. Long distance revenues increased $13.1 million (7.5%) and $27.3 million (18.7%) in 2004 and 2003, respectively. The $13.1 million increase in 2004 was primarily attributable to a 14.9% increase in the average number of long distance lines served and a 15.3% increase in minutes of use (aggregating $21.7 million), partially offset by a decrease in the average rate charged by the Company ($9.2 million). The $27.3 million increase in 2003 was primarily attributable to the 28.3% increase in the average number of long distance lines served and increased minutes of use ($32.6 million), primarily due to penetration of the markets acquired from Verizon in 2002. Such increase was partially offset by a decrease in the average rate charged by the Company ($5.3 million). The Company anticipates that increased competition and its current level of customer penetration will continue to place downward pressure on rates and slow the growth rate of the number of long distance lines served.

      Data revenues. Data revenues include revenues primarily related to the provision of Internet access services (both dial-up and DSL services) and the provision of data transmission services over special circuits and private lines. Data revenues increased $30.8 million (12.6%) in 2004 and $65.3 million (36.3%) in 2003. The $30.8 million increase in 2004 was primarily due to a $20.3 million increase in Internet revenues due primarily to growth in the number of customers, principally due to expansion of the Company's DSL product offering, and an $11.3 million increase in special access revenues due to an increase in the number of special circuits provided and an increase in the partial recovery of increased operating expenses through revenue sharing arrangements with other telephone companies. The $65.3 million increase in 2003 was primarily due to (i) a $38.4 million increase due to the acquisition of the Verizon properties in 2002 and (ii) a $21.3 million increase in Internet revenues due primarily to growth in the number of customers in the Company's incumbent markets, principally due to expansion of the Company's DSL product offering.

      Fiber transport and CLEC. Fiber transport and CLEC revenues include revenues from the Company's fiber transport, competitive local exchange carrier ("CLEC") and security monitoring businesses. Fiber transport and CLEC revenues increased $31.4 million (72.9%) in 2004 substantially all of which is attributable to the Company's acquisitions of fiber transport assets (which are operated under the name LightCore) in June and December 2003. Fiber transport and CLEC revenues increased $21.4 million (98.7%) in 2003 primarily due to (i) $16.7 million of revenues associated with the acquisition of the Company's LightCore operations and (ii) a $4.3 million increase in revenues in the Company's CLEC business primarily due to an increased number of customers, including those acquired in connection with the purchase of certain CLEC operations on February 28, 2002.

      Other revenues. Other revenues include revenues related to (i) leasing, selling, installing and maintaining customer premise telecommunications equipment and wiring, (ii) providing billing and collection services for long distance carriers and (iii) participating in the publication of local directories. Other revenues decreased $3.5 million (1.8%) during 2004 primarily due to a $3.4 million decrease in directory revenues due to the expiration of the Company's rights to share in the revenues of yellow page directories published in certain markets acquired from Verizon in 2002. Other revenues increased $23.4 million (13.9%) in 2003, substantially all of which is due to the properties acquired from Verizon in 2002.

OPERATING EXPENSES

Year ended December 31,                                             2004           2003          2002
-------------------------------------------------------------   -----------      ---------     ---------
                                                                           (Dollars in thousands)
Cost of services and products (exclusive of depreciation
   and amortization)                                            $   755,413        739,210       635,164
Selling, general and administrative                                 397,102        374,352       301,681
Corporate overhead costs allocated to discontinued operations             -              -         9,548
Depreciation and amortization                                       500,904        503,652       450,197
                                                                -----------      ---------     ---------

Operating expenses                                              $ 1,653,419      1,617,214     1,396,590
                                                                ===========      =========     =========

      Cost of services and products. Cost of services and products increased $16.2 million (2.2%) in 2004 primarily due to (i) a $14.6 million increase in expenses associated with operating the Company's fiber transport assets acquired in June and December 2003; (ii) an $8.5 million increase in expenses associated with the Company's Internet operations due to an increase in the number of customers; (iii) a $7.8 million increase in customer service and retention related expenses; and (iv) a $6.0 million increase in plant operations expenses. Such increases were partially offset by a $13.8 million decrease in access expenses (which included a one-time credit of $3.1 million recorded in 2004) and a $9.2 million decrease in the cost of providing retail long distance service primarily due to a decrease in the average cost per minute of use and a decrease in circuit costs.

      Cost of services and products increased $104.0 million (16.4%) in 2003 primarily due to (i) a $77.0 million increase due to the properties acquired from Verizon in the third quarter of 2002, (ii) an $11.1 million increase in expenses associated with the Company's Internet operations due to an increase in the number of customers, (iii) a $7.4 million increase in expenses associated with the Company's long distance operations (primarily attributable to higher minutes of use partially offset by a decrease in the rate per minute of use),
(iv) a $6.3 million increase in expenses associated with operating the Company's LightCore assets acquired in 2003, and (v) a $4.8 million increase in access expenses.

      Selling, general and administrative. Selling, general and administrative expenses increased $22.8 million (6.1%) in 2004 due to (i) a $9.0 million increase in marketing expenses; (ii) a $6.4 million increase in expenses attributable to the Company's Sarbanes-Oxley internal controls compliance effort; (iii) a nonrecurring $5.0 million reduction in bad debt expense recorded in the first quarter of 2003 due to the partial recovery of amounts previously written off related to the bankruptcy of MCI (formerly WorldCom); and (iv) a $4.3 million increase in expenses associated with operating the Company's LightCore assets acquired in 2003. Such increases were partially offset by a $6.6 million decrease in bad debt expense (exclusive of the MCI recovery mentioned above).

      Selling, general and administrative expenses increased $72.7 million (24.1%) in 2003 due to (i) a $50.3 million increase related to the Verizon acquisitions in 2002, (ii) a $14.0 million increase in operating taxes, which included a $7.5 million charge arising out of various operating tax audits in 2003, (iii) a $6.7 million increase in information technology expenses largely attributable to the Company's development of the new billing system described below under "Development of Billing System", (iv) a $4.9 million increase associated with expanding the Company's Internet operations due to an increase in customers and (v) a $4.4 million increase in expenses associated with the Company's long distance operations (of which $2.4 million was due to an increase in billing and collection costs). Such increases were partially offset by an $11.4 million decrease in the provision for uncollectible receivables (as 2002 was adversely impacted by the establishment of a $15.0 million reserve for uncollectible receivables primarily related to the bankruptcy of MCI (formerly WorldCom, Inc.), whereas 2003 was positively impacted by a $5.0 million reduction in the provision for uncollectible receivables due to the partial recovery of amounts previously written off related to the bankruptcy of MCI).

      Depreciation and amortization. Depreciation and amortization decreased $2.7 million (.5%) in 2004 and increased $53.5 million (11.9%) in 2003. The year 2004 included a reduction in depreciation expense of $13.2 million to adjust the balances of certain over-depreciated property, plant and equipment accounts. In order to reduce the risk of similar event, in early 2005 the Company implemented automated controls to replace previous manual controls to ensure that depreciation ceases once an asset group is fully depreciated (after consideration of salvage and removal costs). Depreciation expense for 2004 was also reduced by $8.4 million due to certain assets becoming fully depreciated. Such decreases were partially offset by a $16.7 million increase due to higher levels of plant in service, a $3.1 million adjustment in 2004 related to depreciation of fixed assets related to the Company's new billing system, and a $3.0 million increase in depreciation due to the assets acquired in connection with the Company's LightCore operations. Of the $53.5 million increase in 2003, $50.9 million was due to the properties acquired from Verizon in 2002. The remaining increase is primarily due to increased depreciation expense in the Company's CLEC and fiber transport businesses (including LightCore) and higher levels of plant in service.

      Other. For additional information regarding certain matters that have impacted or may impact the Company's operations, see "Regulation and Competition".

INTEREST EXPENSE

      Interest expense decreased $15.7 million (6.9%) in 2004 compared to 2003 partially due to $7.5 million of nonrecurring interest expense in 2003 associated with various operating tax audits. The remainder of the decrease was primarily due to a decrease in average debt outstanding.

      Interest expense increased $4.9 million in 2003 primarily due to $7.5 million of interest associated with various operating tax audits. Such increase was partially offset by reduced interest expense due to a decrease in average debt outstanding.

INCOME FROM UNCONSOLIDATED CELLULAR ENTITY

      Income from unconsolidated cellular entity was $7.1 million in 2004, $6.2 million in 2003 and $5.6 million in 2002. Such income represents the Company's share of income from its 49% interest in a cellular partnership.

NONRECURRING GAINS AND LOSSES, NET

      In 2002, the Company recorded a pre-tax gain of $3.7 million from the sale of a Personal Communications Services license.

OTHER INCOME (EXPENSE)

      Other income (expense) was ($2.6 million) in 2004, $2.2 million in 2003 and ($63.8 million) in 2002. Included in 2004 was a $3.6 million prepayment expense paid in connection with the redemption of $100 million aggregate principal amount of the Company's Series B senior notes in May 2004 and a $2.5 million charge related to the impairment of a nonoperating investment, which amounts were partially offset by a $2.3 million increase in interest income due to higher cash balances. Included in 2002 was a $59.9 million pre-tax charge related to the Company's payment of premium in connection with redeeming its Series I remarketable notes, net of unamortized premium.

INCOME TAX EXPENSE

      The Company's effective income tax rate (from continuing operations) was 38.4%, 35.2% and 35.3% in 2004, 2003 and 2002, respectively. Income tax expense for 2003 was reduced by $21.6 million primarily as a result of reducing the valuation allowance related to net state operating loss carryforwards as it was more likely than not that future taxable income will be sufficient to enable the Company to utilize this portion of the operating loss carryforwards. For additional information, see Note 12 to the Company's consolidated financial statements appearing elsewhere herein.

DISCONTINUED OPERATIONS

      On August 1, 2002, the Company sold substantially all of its wireless operations to Alltel and certain other purchasers for an aggregate of approximately $1.59 billion in cash. As a result, the Company's wireless operations for 2002 have been reflected as discontinued operations in the Company's consolidated financial statements. The following table summarizes certain information concerning the Company's wireless operations for the year ended December 31, 2002.

Year ended December 31,                                                     2002
---------------------------------------------------------          ----------------------
                                                                   (Dollars in thousands)
Operating revenues                                                 $              246,705
Operating expenses, exclusive of corporate overhead costs
     of $9.5 million                                                             (175,447)
Income from unconsolidated cellular entities                                       25,768
Minority interest expense                                                          (8,569)
Gain on sale of discontinued operations                                           803,905
Other income                                                                          188
Income tax expense                                                               (284,459)
                                                                   ----------------------
Income from discontinued operations, net of tax                    $              608,091
                                                                   ======================

      Included above in operating expenses for 2002 is a $30.5 million charge associated with a write-off of all amounts expended to develop the wireless portion of the Company's new billing system discussed below under "Development of Billing System". Depreciation and amortization of long-lived assets and amortizable intangibles related to the Company's wireless operations ceased effective March 19, 2002, the date of the Company's definitive sales agreement with Alltel. Such cessation of depreciation and amortization had the effect of reducing depreciation and amortization expense of the Company's wireless operations approximately $20 million in 2002.

      The Company recorded an $803.9 million pre-tax gain on the sale of substantially all of its wireless business in the third quarter of 2002.

      For further information, see Note 3 to the Company's consolidated financial statements appearing elsewhere herein.

ACCOUNTING PRONOUNCEMENTS

      In the fourth quarter of 2004, the Company adopted Emerging Issues Task Force No. 04-8, "The Effect of Contingently Convertible Instruments on Diluted Earnings Per Share" ("EITF 04-8"). EITF 04-8 requires securities issuable under contingently convertible instruments be included in the diluted earnings per share calculation. The Company's $165 million Series K senior notes are convertible into common stock under various contingent circumstances, including the common stock attaining a specified trading price in excess of the notes' fixed conversion price. Beginning in the fourth quarter of 2004, the Company's diluted earnings per share and diluted shares outstanding reflect the application of EITF 04-8. Prior periods have been restated to reflect this change in accounting.

      The Company has elected to account for employee stock-based compensation using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," as allowed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (Revised 2004), "Share-Based Payment" ("SFAS 123(R)"). SFAS 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services, focusing primarily on accounting for transactions in which an entity obtains employee services in exchange for the issuance of stock options. SFAS 123(R) requires the Company to measure the cost of the employee services received in exchange for an award of equity instruments based upon the fair value of the award on the grant date. Such cost will be recognized as an expense over the period during which the employee is required to provide service in exchange for the award. SFAS 123(R) is effective for all awards granted after its effective date of July 1, 2005. In accordance with SFAS 123(R), compensation cost is also recognized over the applicable remaining vesting period for any awards that are not fully vested as of the effective date. The Company expects the adoption of SFAS 123(R) to decrease diluted earnings per share by approximately $.03 in 2005.

      On January 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"), which addresses financial accounting and reporting for legal obligations associated with the retirement of tangible long-lived assets and requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred and be capitalized as part of the book value of the long-lived asset.

      Although the Company generally has had no legal obligation to remove obsolete assets, depreciation rates of certain assets established by regulatory authorities for the Company's telephone operations subject to Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation" ("SFAS 71"), have historically included a component for removal costs in excess of the related estimated salvage value. Notwithstanding the adoption of SFAS 143, SFAS 71 requires the Company to continue to reflect this accumulated liability for removal costs in excess of salvage value even though there is no legal obligation to remove the assets. Therefore, the Company did not adopt the provisions of SFAS 143 for its telephone operations subject to SFAS 71. For the Company's telephone operations acquired from Verizon in 2002 (which are not subject to SFAS 71) and its other non-regulated operations, the Company has not accrued a liability for anticipated removal costs in the past. For these reasons, the adoption of SFAS 143 did not have a material effect on the Company's financial statements.

      In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"), which provides standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and for pre-existing instruments as of the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material impact on the Company's financial condition or results of operations.

CRITICAL ACCOUNTING POLICIES

      The Company's financial statements are prepared in accordance with accounting principles that are generally accepted in the United States. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. Management continually evaluates its estimates and judgments including those related to (i) revenue recognition, (ii) allowance for doubtful accounts, (iii) pension and postretirement benefits and (iv) long-lived assets. Actual results may differ from these estimates. The Company believes that certain critical accounting policies involve a higher degree of judgment or complexity, including those described below.

      Revenue recognition. Certain of the Company's interstate network access and data revenues are based on tariffed access charges filed directly with the FCC; the remainder of such revenues is derived from revenue sharing arrangements with other LECs administered by the National Exchange Carrier Association. In the second quarter of 2004, the Company revised certain estimates for recognizing interstate revenues. Previously, the Company initially recognized interstate revenues at a rate of return lower than the authorized rate of return prescribed by the FCC to allow for potential decreases in demand or other factor changes which could decrease the achieved rate of return over the respective monitoring periods. As the monitoring periods progressed, the Company recorded additional revenues ratably up to the achieved rate of return. In the second quarter of 2004, the Company began generally recognizing such interstate network access revenues at the authorized rate of return, unless the actual achieved rate of return was lower than authorized.

      The Telecommunications Act of 1996 allows local exchange carriers to file access tariffs on a streamlined basis and, if certain criteria are met, deems those tariffs lawful. Tariffs that have been "deemed lawful" in effect nullify an interexchange carrier's ability to seek refunds should the earnings from the tariffs ultimately result in earnings above the authorized rate of return prescribed by the FCC. Certain of the Company's telephone subsidiaries file interstate tariffs directly with the FCC using this streamlined filing approach. As of December 31, 2004, the amount of the Company's earnings in excess of the authorized rate of return reflected as a liability on the balance sheet for the combined 2001/2002 and 2003/2004 monitoring periods aggregated approximately $63 million. The settlement period related to (i) the 2001/2002 monitoring period lapses on September 30, 2005 and (ii) the 2003/2004 monitoring period lapses on September 30, 2007. The Company will continue to monitor the legal status of any pending or future proceedings that could impact its entitlement to these funds, and may recognize as revenue some or all of the over-earnings at the end of the settlement period or as the legal status becomes more certain.

      Allowance for doubtful accounts. In evaluating the collectibility of its accounts receivable, the Company assesses a number of factors, including a specific customer's or carrier's ability to meet its financial obligations to the Company, the length of time the receivable has been past due and historical collection experience. Based on these assessments, the Company records both specific and general reserves for uncollectible accounts receivable to reduce the related accounts receivable to the amount the Company ultimately expects to collect from customers and carriers. If circumstances change or economic conditions worsen such that the Company's past collection experience is no longer relevant, the Company's estimate of the recoverability of its accounts receivable could be further reduced from the levels reflected in the Company's accompanying consolidated balance sheet.

      Pension and postretirement benefits. The amounts recognized in the Company's financial statements related to pension and postretirement benefits are determined on an actuarial basis, which utilizes many assumptions in the calculation of such amounts. A significant assumption used in determining the Company's pension and postretirement expense is the expected long-term rate of return on plan assets. For 2003, the Company lowered its expected long-term rate of return on plan assets to 8.25%, reflecting the expected moderation of long-term rates of return in the financial markets, and used the same rate in 2004.

      Another assumption used in the determination of the Company's pension and postretirement benefit plan obligations is the appropriate discount rate, which is generally based on the yield on high-quality corporate bonds. The Company lowered its assumed discount rate to 5.75% at December 31, 2004 from 6.0% at December 31, 2003. Changes in the discount rate are not generally expected to have a material impact on the Company's results of operations.

      Intangible and long-lived assets. The Company is subject to testing for impairment of long-lived assets under two accounting standards, Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), and Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144").

      SFAS 142 requires goodwill recorded in business combinations to be reviewed for impairment at least annually and requires write-downs only in periods in which the recorded amount of goodwill exceeds the fair value. Under SFAS 142, impairment of goodwill is tested by comparing the fair value of the reporting unit to its carrying value (including goodwill). Estimates of the fair value of the reporting unit are based on valuation models using techniques such as multiples of earnings (before interest, taxes and depreciation and amortization). If the fair value of the reporting unit is less than the carrying value, a second calculation is required in which the implied fair value of goodwill is compared to its carrying value. If the implied fair value of goodwill is less than its carrying value, goodwill must be written down to its implied fair value. The Company completed the required annual test of goodwill impairment (as of

September 30, 2004) under SFAS 142 and determined its goodwill is not impaired as of such date.

      Under SFAS 144, the carrying value of long-lived assets other than goodwill is reviewed for impairment whenever events or circumstances indicate that such carrying amount cannot be recoverable by assessing the recoverability of the carrying value through estimated undiscounted net cash flows expected to be generated by the assets. If the undiscounted net cash flows are less than the carrying value, an impairment loss would be measured as the excess of the carrying value of a long-lived asset over its fair value.

      For additional information on the Company's critical accounting policies, see "Accounting Pronouncements" and "Regulation and Competition - Other Matters", and the footnotes to the Company's consolidated financial statements.

INFLATION

      The effects of increased costs historically have been mitigated by the Company's ability to recover certain costs over time applicable to its regulated telephone operations through the rate-making process. However, LECs operating over 60% of the Company's total access lines are now governed by alternative regulation plans, some of which restrict or delay the Company's ability to recover increased costs. Additional future regulatory changes may further alter the Company's ability to recover increased costs in its regulated operations. For the properties acquired from Verizon in 2002, which are regulated under price-cap regulation for interstate purposes, price changes are limited to the rate of inflation, minus a productivity offset. For additional information regarding the current regulatory environment, see "Regulation and Competition." As operating expenses in the Company's nonregulated lines of business increase as a result of inflation, the Company, to the extent permitted by competition, attempts to recover the costs by increasing prices for its services and equipment.

MARKET RISK

      The Company is exposed to market risk from changes in interest rates on its long-term debt obligations. The Company has estimated its market risk using sensitivity analysis. Market risk is defined as the potential change in the fair value of a fixed-rate debt obligation due to a hypothetical adverse change in interest rates. Fair value of long-term debt obligations is determined based on a discounted cash flow analysis, using the rates and maturities of these obligations compared to terms and rates currently available in the long-term financing markets. The results of the sensitivity analysis used to estimate market risk are presented below, although the actual results may differ from these estimates.

      At December 31, 2004, the fair value of the Company's long-term debt was estimated to be $3.1 billion based on the overall weighted average rate of the Company's long-term debt of 6.5% and an overall weighted maturity of 10 years compared to terms and rates available on such date in long-term financing markets. Market risk is estimated as the potential decrease in fair value of the Company's long-term debt resulting from a hypothetical increase of 65 basis points in interest rates (ten percent of the Company's overall weighted average borrowing rate). Such an increase in interest rates would result in approximately a $119.9 million decrease in the fair value of the Company's long-term debt. As of December 31, 2004, after giving effect to interest rate swaps currently in place, approximately 83% of the Company's long-term debt obligations were fixed rate.

      The Company seeks to maintain a favorable mix of fixed and variable rate debt in an effort to limit interest costs and cash flow volatility resulting from changes in rates. From time to time, the Company uses derivative instruments to (i) lock-in or swap its exposure to changing or variable interest rates for fixed interest rates or (ii) to swap obligations to pay fixed interest rates for variable interest rates. The Company has established policies and procedures for risk assessment and the approval, reporting and monitoring of derivative instrument activities. The Company does not hold or issue derivative financial instruments for trading or speculative purposes. Management periodically reviews the Company's exposure to interest rate fluctuations and implements strategies to manage the exposure.

      At December 31, 2004, the Company had outstanding four fair value interest rate hedges associated with the full $500 million aggregate principal amount of its Series L senior notes, due 2012, that pay interest at a fixed rate of 7.875%. These hedges are "fixed to variable" interest rate swaps that effectively convert the Company's fixed rate interest payment obligations under these notes into obligations to pay variable rates that range from the six-month London InterBank Offered Rate ("LIBOR") plus 3.229% to the six-month LIBOR plus 3.67%, with settlement and rate reset dates occurring each six months through the expiration of the hedges in August 2012. At December 31, 2004, the Company realized a rate under these hedges of 6.4%.

Interest expense was reduced by $10.3 million during 2004 as a result of these hedges. The aggregate fair market value of these hedges was $5.7 million at December 31, 2004 and is reflected both as a liability and as a decrease in the Company's underlying long-term debt on the December 31, 2004 balance sheet. With respect to these hedges, market risk is estimated as the potential change in the fair value of the hedge resulting from a hypothetical 10% increase in the forward rates used to determine the fair value. A hypothetical 10% increase in the forward rates would result in a $15.5 million decrease in the fair value of these hedges.

      As of December 31, 2004, the Company also had outstanding cash flow hedges that effectively locked in the interest rate on a majority of certain anticipated debt transactions that ultimately were completed in February 2005. The Company locked in the interest rate of (i) $100 million of 2.25 year debt (remarketed in February 2005) at 3.9% and (ii) $225 million of 10-year debt (issued in February 2005) at 5.5%. Such cash flow hedges had a fair value of $571,000 as of December 31, 2004 and are reflected as a component of Accumulated Other Comprehensive Loss on the consolidated balance sheet. In January 2005, the Company also entered into a separate cash flow hedge which effectively locked in the interest rate for an additional $75 million of 10-year debt (issued in February 2005) at 5.4%. In February 2005, upon settlement of such hedges, the Company (i) received $366,000 related to the 2.25 year debt remarketing which will be amortized as a reduction of interest expense over the remaining term of the debt and (ii) paid $7.7 million related to the 10-year debt issuance which will be amortized as an increase in interest expense over the 10-year term of the debt.

      Effective May 8, 2003, the Company terminated a fair value interest rate hedge associated with $500 million aggregate principal amount of its Series H senior notes and received $22.3 million cash upon settlement, which represented the fair value of the hedge at the termination date. Such amount is being amortized as a reduction of interest expense through 2010, the maturity date of the Series H notes.

DEVELOPMENT OF BILLING SYSTEM

      The Company recently implemented a new integrated billing and customer care system. The costs to develop such system have been accounted for in accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". The capitalized costs of the system aggregated $207 million (before accumulated amortization) at December 31, 2004 and are being amortized over a 20-year period. Virtually all of the Company's customers were converted to the new system in late 2004. In early 2005, the Company implemented software upgrades and other changes to enhance the productivity and efficiency of the system, the cost of which was not material. During the development phase of the new billing system, the Company capitalized payroll related costs of employees dedicated to the project. The Company began expensing these costs in late 2004, but does not expect the impact thereof to have a material adverse effect on its results of operations.

                         LIQUIDITY AND CAPITAL RESOURCES

      Excluding cash used for acquisitions, the Company relies on cash provided by operations to provide for its cash needs. The Company's operations have historically provided a stable source of cash flow which has helped the Company continue its long-term program of capital improvements.

      Operating activities. Net cash provided by operating activities from continuing operations was $955.8 million, $1.068 billion and $793.4 million in 2004, 2003 and 2002, respectively. The Company's accompanying consolidated statements of cash flows identify major differences between net income and net cash provided by operating activities for each of those years. For additional information relating to the continuing and discontinued operations of the Company, see "Results of Operations."

      Investing activities. Net cash used in investing activities from continuing operations was $413.3 million, $464.6 million and $2.623 billion in 2004, 2003 and 2002, respectively. Cash used for acquisitions was $86.2 million in 2003 (primarily due to the acquisitions of fiber transport assets and the acquisition of an additional 24.3% interest in a telephone company in which the Company owns a majority interest) and $2.245 billion in 2002 (substantially all of which relates to the 2002 Verizon acquisitions). Proceeds from the sales of assets were $4.1 million in 2002 (excluding the Company's 2002 wireless divestiture). Capital expenditures from continuing operations during 2004, 2003 and 2002 were $385.3 million, $377.9 million and $386.3 million, respectively. In the third quarter of 2004, the Company entered into a three-year agreement with EchoStar Communications Corporation ("EchoStar") to provide co-branded satellite television services to the Company's customers. As part of the transaction, the Company paid $25.0 million to EchoStar (see Note 4 for additional information).

      Financing activities. Net cash provided by (used in) financing activities from continuing operations was ($578.5) million in 2004, ($403.8) million in 2003 and $506.3 million in 2002. Payments of debt were $179.4 million in 2004 and $432.3 million in 2003. Proceeds from the issuance of debt, net of debt payments, were $531.4 million during 2002. The Company repurchased 13.4 million shares of common stock for $401.0 million in 2004 to complete its stock repurchase program approved in February 2004.

      On May 6, 2002, the Company issued and sold in an underwritten public offering $500 million of equity units. Net proceeds to the Company from this issuance were approximately $483.4 million. Each of the 20 million equity units issued was priced at $25 and consisted initially of a beneficial interest in a CenturyTel senior unsecured note with a principal amount of $25 and a contract to purchase shares of CenturyTel common stock no later than May 2005. As discussed below, the senior notes were remarketed in February 2005. Each stock purchase contract will generally require the holder to purchase between .6944 and .8741 of a share of CenturyTel common stock in May 2005 in exchange for $25, subject to certain adjustments and exceptions. The total distributions on the equity units were initially set at an initial annual rate of 6.875%, consisting of interest (6.02%) and contract adjustment payments (0.855%).

      In the third quarter of 2002, the Company issued $500 million of senior notes due 2012 (which bear interest at 7.875%) and $165 million of convertible senior debentures (which bear interest at 4.75% and which may be converted under certain specified circumstances into shares of CenturyTel common stock at a conversion price of $40.455 per share). Holders of the convertible senior debentures will have the right to require the Company to purchase all or a portion of the debentures on August 1, 2006, August 1, 2010 and August 1, 2017 at par plus any accrued and unpaid interest to the purchase date. For additional information, see Note 6 to the Company's consolidated financial statements appearing elsewhere herein.

      On August 1, 2002, the Company sold substantially all of its wireless operations to Alltel and certain other purchasers for an aggregate of approximately $1.59 billion cash.

      The Company used proceeds from the sale of the above-described equity units, senior notes and convertible senior debentures, along with the proceeds received from the sale of the Company's wireless operations and utilization of its $800 million credit facilities, to finance the third quarter 2002 acquisitions of telephone properties in Alabama and Missouri from Verizon which aggregated $2.201 billion, the redemption of $400 million principal amount in remarketable debt securities (plus an associated $71.1 million premium payment) in October 2002 and the Company's fourth quarter 2002 estimated tax payment, which aggregated $290 million and included the obligation to pay taxes associated with the sale of substantially all of its wireless operations.

      Other. Budgeted capital expenditures for 2005 total $400 million. The Company anticipates that capital expenditures in its telephone operations will continue to include the upgrading of its plant and equipment, including its digital switches, to provide enhanced services, particularly in its newly acquired markets, and the installation of fiber optic cable.

      On February 2, 2005, the Company signed a definitive purchase agreement to acquire metro fiber assets in 16 markets from KMC Telecom Holdings, Inc. ("KMC") for $65 million cash, subject to purchase price adjustments.

      The following table contains certain information concerning the Company's material contractual obligations as of December 31, 2004, except for the KMC purchase price obligation which is as of February 2, 2005.

                                           Payments due by period
                       -------------------------------------------------------------
    Contractual                      Less than                               After
    obligations           Total       1 year     1-3 years    4-5 years     5 years
--------------------   -----------   ---------   ---------    ---------    ---------
                                           (Dollars in thousands)
Long-term debt,
   including current
   maturities and
   capital lease
   obligations (1)     $ 3,011,636     249,617     806,511(2)   306,557    1,648,951

Interest on long-
   term debt
   obligations         $ 1,935,814     185,807     347,029      304,936    1,098,042

KMC purchase price
   obligation          $    65,000      65,000           -            -            -

(1) For additional information on the terms of th Company's outstanding debt instruments, see footnote 6 to the consolidated financial statements included herewith.

(2) Includes $165 million aggregate principal amount of the Company's convertible debentures, Series K, due 2032, which can be put to the Company at various dates beginning in 2006 and $500 million aggregate principal amount of the Company's senior notes, Series J, due 2007. In February 2005, the Company purchased and retired approximately $400 million aggregate principal amount of its Series J notes in connection with a remarketing of the Series J notes.

      In February 2005, the Company remarketed approximately $460 million aggregate principal amount of its $500 million of outstanding Series J senior notes due 2007 at a rate of 4.628%. In connection with the remarketing, the Company purchased and retired approximately

$400 million aggregate principal amount of the notes, resulting in approximately $100 million aggregate principal amount of such notes remaining outstanding. Proceeds to purchase such notes came from the February 2005 issuance of $350 million 5% senior notes, Series M, due 2015 and cash on hand. The Company expects to incur a pre-tax charge of approximately $6 million in the first quarter of 2005 related to purchasing and retiring approximately $400 million of the Series J notes. For additional information, see Note 6 to the Company's consolidated financial statements appearing elsewhere herein.

      In early 2005, the Company filed preliminary consent solicitation materials with the Securities and Exchange Commission describing plans to solicit consents to amend the purchase contracts forming a part of the Company's equity units to grant the Company the flexibility to settle such purchase contracts in cash rather than in common stock (as described above). The Company is obligated to pay a consent fee to each consenting holder, the amount of which (should all holders consent) would aggregate $1.75 million. If under the consent solicitation the Company settled all of the purchase contracts in cash and the current stock price of the Company's common stock at the settlement date exceeds $36, the Company would be obligated to pay to the holders of the purchase contracts $13.9 million for every $1 that the stock price is in excess of $36. The Company cannot provide assurance that its consent solicitation will be initiated or be successful.

      In early February 2005, the Company's board of directors approved a stock repurchase program that will allow the Company to repurchase up to an aggregate of $200 million of either its common stock or convertible equity units prior to December 31, 2005. The Company commenced purchases under this plan in early March 2005.

      The Company continually evaluates the possibility of acquiring additional communications operations and expects to continue its long-term strategy of pursuing the acquisition of attractive communications properties in exchange for cash, securities or both. At any given time, the Company may be engaged in discussions or negotiations regarding additional acquisitions. The Company generally does not announce its acquisitions or dispositions until it has entered into a preliminary or definitive agreement. The Company may require additional financing in connection with any such acquisitions, the consummation of which could have a material impact on the Company's financial condition or operations. Approximately 4.1 million shares of CenturyTel common stock and 200,000 shares of CenturyTel preferred stock remain available for future issuance in connection with acquisitions under CenturyTel's acquisition shelf registration statement.

      As of December 31, 2004, the Company had available $533.0 million of undrawn committed bank lines of credit and the Company's telephone subsidiaries had available for use $123.0 million of commitments for long-term financing from the Rural Utilities Service and Rural Telephone Bank. The Company has a commercial paper program that authorizes the Company to have outstanding up to $1.5 billion in commercial paper at any one time; however, borrowings are effectively limited to the amount available under its credit facility. As of December 31, 2004, the Company had no commercial paper outstanding under such program. The Company also has access to debt and equity capital markets, including its shelf registration statements. At December 31, 2004, the Company held over $167 million of cash and cash equivalents.

      In March 2005, the Company secured a new five-year, $750 million revolving credit facility to replace its existing $533 million credit facility which expires in July 2005. Up to $150 million of the facility can be used for letters of credit, which reduces the amount available for other extensions of credit. The credit facility contains financial covenants that require the Company to meet a consolidated leverage ratio (as defined in the facility) not exceeding 4 to 1 and a minimum interest coverage ratio (as defined in the facility) of at least 1.5 to 1. The interest rate on revolving loans under the facility is based on the Company's choice of several prevailing commercial lending rates plus an additional margin that varies depending on the Company's credit ratings and aggregate borrowings under the facility. The Company must pay a quarterly commitment fee on the unutilized portion of the facility, the amount of which varies based on the Company's credit ratings.

      Moody's Investors Service ("Moody's") rates CenturyTel's long-term debt Baa2 (with a stable outlook) and Standard & Poor's ("S&P") rates CenturyTel's long-term debt BBB+ (with a stable outlook). Such ratings were affirmed in early 2005 in connection with the Series J remarketing and the Series M note issuance mentioned above. The Company's commercial paper program is rated P2 by Moody's and A2 by S&P. Any downgrade in the Company's credit ratings will increase its borrowing costs and commitment fees under its $750 million revolving credit facility. Downgrades could also restrict the Company's access to the capital markets, accelerate the conversion rights of holders of the Company's outstanding convertible securities, increase the Company's borrowing costs under new or replacement debt financings, or otherwise adversely affect the terms of future borrowings by, among other things, increasing the amount of the Company's debt covenants and decreasing the Company's financial or operating flexibility.

      The following table reflects the Company's debt to total capitalization percentage and ratio of earnings to fixed charges and preferred stock dividends as of and for the years ended December 31:

                                                                  2004    2003     2002
                                                                  ----    ----     ----
Debt to total capitalization                                      46.9%   47.8     54.2
Ratio of earnings from continuing operations to fixed charges
 and preferred stock dividends                                    3.57    3.33     2.33
                                                                  ----    ----     ----

                           REGULATION AND COMPETITION

      The communications industry continues to undergo various fundamental regulatory, legislative, competitive and technological changes. These changes may have a significant impact on the future financial performance of all communications companies.

      Events affecting the communications industry. In 1996, the United States Congress enacted the Telecommunications Act of 1996 (the "1996 Act"), which obligates LECs to permit competitors to interconnect their facilities to the LEC's network and to take various other steps that are designed to promote competition. Under the 1996 Act's rural telephone company exemption, approximately 50% of the Company's telephone access lines are exempt from certain of these interconnection requirements unless and until the appropriate state regulatory commission overrides the exemption upon receipt from a competitor of a bona fide request meeting certain criteria.

      During 2003, the FCC released new rules outlining the obligations of incumbent LECs to lease to competitors elements of their circuit-switched networks on an unbundled basis at prices that substantially limited the profitability of these arrangements to incumbent LECs. On March 2, 2004, a federal appellate court vacated significant portions of these rules, including the standards used to determine which unbundled network elements must be made available to competitors. In response to this court decision, on February 4, 2005, the FCC released rules (effective March 11, 2005) that require incumbent LECs to lease a network element only in those situations where competing carriers genuinely would be impaired without access to such network element, and where the unbundling would not interfere with the development of facilities-based competition. These rules are further designed to remove unbundling obligations over time as competing carriers deploy their own networks and local exchange competition increases.

      Prior to and since the enactment of the 1996 Act, the FCC and a number of state legislative and regulatory bodies have also taken steps to foster local exchange competition. Coincident with this recent movement toward increased competition has been the reduction of regulatory oversight of LECs. These cumulative changes, coupled with various technological developments, have led to the continued growth of various companies providing services that compete with LECs' services. Wireless services entities also increasingly constitute a significant source of competition with LECs.

      As mandated by the 1996 Act, in May 2001 the FCC modified its existing universal service support mechanism for rural telephone companies. The FCC adopted an interim mechanism for a five-year period, effective July 1, 2001, based on embedded, or historical, costs that will provide predictable levels of support to rural local exchange carriers, including substantially all of the Company's local exchange carriers. Based on recent FCC filings, the Company anticipates its 2005 revenues from the USF High Cost Loop support program will be approximately $10-15 million lower than 2004 levels due to increases in the nationwide average cost per loop factor used by the FCC to allocate funds among all recipients. Wireless and other competitive service providers continue to seek eligible telecommunications carrier ("ETC") status in order to be eligible to receive USF support, which, coupled with changes in usage of telecommunications services, have placed stresses on the USF's funding mechanism. These developments have placed additional financial pressure on the amount of money that is necessary and available to provide support to all eligible service providers, including support payments the Company receives from the High Cost Loop support program. As a result of the continued increases in the nationwide average cost per loop factor (caused by limited growth in the size of the High Cost Loop support program and changes in requests for support from the USF), the Company believes the aggregate level of payments it receives from the USF will continue to decline in the near term under the FCC's current rules.

      On August 16, 2004, the Federal State Joint Board on Universal Service released a notice requesting comments on the FCC's current rules for the provision of high-cost support for rural companies, including comments on whether eligibility requirements should be amended in a manner that would adversely affect larger rural LECs such as the Company. The FCC has taken various other steps in anticipation of restructuring universal service support mechanisms, including opening a docket that will change the method of funding contributions. The FCC is expected to act before its current rules are scheduled to expire on June 30, 2006. Congress is also exploring various universal service issues ranging from targeted universal service legislation to re-writing the 1996 Act. The Company has been and will continue to be active in monitoring these developments.

      Technological developments have led to the development of new services that compete with traditional LEC services. Technological improvements have enabled cable television companies to provide traditional circuit-switched telephone service over their cable networks, and several national cable companies have aggressively pursued this opportunity. Recent improvements in the quality of "Voice-over-Internet Protocol" ("VoIP") service have led several large cable television and telephone companies, as well as start-up companies, to substantially increase their offerings of VoIP service to business and residential customers. VoIP providers route calls over the Internet, without use of ILEC's circuit switches and, in certain cases, without use of ILEC's networks to carry their communications traffic. VoIP providers use existing broadband networks to deliver flat-rate, all distance calling plans that may be priced below those currently charged for traditional local and long distance telephone services for several reasons, including lower network cost structures and the current ability of VoIP providers to use ILECs' networks without paying access charges. However, the service must be purchased in addition to the cost of the broadband connection. In December 2003, the FCC initiated rulemaking that is expected to address the effect of VoIP on intercarrier compensation, universal service and emergency services. On March 10, 2004, the FCC released a notice of proposed rulemaking seeking comment on the appropriate regulatory treatment of VoIP service and related issues. Although the FCC's rulemaking regarding VoIP-enabled services remains pending, the FCC has adopted orders establishing broad guidelines for the regulation of such services, including an April 2004 order in which the FCC ruled that the IP-telephony service of AT&T, which converts voice calls to IP format for routing over the public switched telephone network, is a regulated telecommunications service subject to interstate access charges. In addition, in November 2004, the FCC ruled that Internet-based services provided by Vonage Holdings Corporation should be subject to federal rather than state jurisdiction. Several state commissions have filed appeals of this decision to various federal appellate courts. Also pending at the FCC is a petition filed by

Level 3 Communications, Inc. asking the FCC to forbear from imposing interstate or intrastate access charges on Internet-based calls that originate or terminate on the public switched telephone network. There can be no assurance that future rulemaking will be on terms favorable to ILECs, or that VoIP providers will not successfully compete for the Company's customers.

      In 2003, the FCC opened a broad intercarrier compensation proceeding with the ultimate goal of creating a uniform mechanism to be used by the entire telecommunications industry for payments between carriers originating, terminating, carrying or delivering telecommunications traffic. The FCC has received intercarrier compensation proposals from several industry groups, and on February 10, 2005 solicited comments on all proposals previously submitted to it. The Company is involved in this proceeding and will continue to monitor the implications of these plans to its operations.

      Recent events affecting the Company. During the last few years, several states in which the Company has substantial operations took legislative or regulatory steps to further introduce competition into the LEC business. The number of companies which have requested authorization to provide local exchange service in the Company's service areas has increased in recent years, especially in the markets acquired from Verizon in 2002 and 2000, and it is anticipated that similar action may be taken by others in the future.

      State alternative regulation plans recently adopted by certain of the Company's LECs have also affected revenue growth recently.

      Certain long distance carriers continue to request that the Company reduce intrastate access tariffed rates for certain of its LECs. In addition, the Company has recently experienced reductions in intrastate traffic, partially due to the displacement of minutes by wireless and electronic mail services. In 2004 the Company incurred a reduction in its intrastate revenues of approximately $25.9 million compared to 2003 primarily due to these factors. The corresponding decrease in 2003 compared to 2002 was $6.8 million. The Company believes such trend of decreased intrastate minutes will continue in 2005, although the magnitude of such decrease cannot be precisely estimated.

      In January 2003, the Louisiana Public Service Commission staff began reviewing the feasibility of converting the $42 million Louisiana Local Optional Service Fund ("LOS Fund") into a state universal service fund. Currently, the LOS Fund is funded primarily by BellSouth, which proposes to expand the base of contributors into the LOS Fund. The Company currently receives approximately $21 million from the LOS Fund each year. Although the Commission staff has recommended to transfer the fund's $42 million to a state universal service fund, there can be no assurance that the Commission will adopt this recommendation or that funding will remain at current levels.

      Competition to provide traditional LEC services has thus far affected large urban areas to a greater extent than rural, suburban and small urban areas such as those in which the Company's telephone operations are located. While the Company expects its operating revenues in 2005 to continue to experience downward pressure due to continued access line losses and reduced network access revenues, the Company expects its consolidated revenues to increase in 2005 primarily due to increased demand for its long distance, fiber transport, DSL and other nonregulated product offerings (including its new video and wireless initiatives).

      Other matters. The Company's regulated telephone operations (except for the properties acquired from Verizon in 2002) are subject to the provisions of Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation" ("SFAS 71"). Actions by regulators can provide reasonable assurance of the recognition of an asset, reduce or eliminate the value of an asset and impose a liability on a regulated enterprise. Such regulatory assets and liabilities are required to be recorded and, accordingly, reflected in the balance sheet of an entity subject to SFAS 71. The Company is monitoring the ongoing applicability of SFAS 71 to its regulated telephone operations due to the changing regulatory, competitive and legislative environments, and it is possible that changes in regulation, legislation or competition or in the demand for regulated services or products could result in the Company's telephone operations no longer being subject to SFAS 71 in the near future.

      Statement of Financial Accounting Standards No. 101, "Regulated Enterprises - Accounting for the Discontinuance of Application of FASB Statement No. 71" ("SFAS 101"), specifies the accounting required when an enterprise ceases to meet the criteria for application of SFAS 71. SFAS 101 requires the elimination of the effects of any actions of regulators that have been recognized as assets and liabilities in accordance with SFAS 71 but would not have been recognized as assets and liabilities by nonregulated enterprises. Depreciation rates of certain assets established by regulatory authorities for the Company's telephone operations subject to SFAS 71 have historically included a component for removal costs in excess of the related estimated salvage value. Notwithstanding the adoption of SFAS 143, SFAS 71 requires the

Company to continue to reflect this accumulated liability for removal costs in excess of salvage value even though there is no legal obligation to remove the assets. Therefore, the Company did not adopt the provisions of SFAS 143 for its telephone operations subject to SFAS 71. SFAS 101 further provides that the carrying amounts of property, plant and equipment are to be adjusted only to the extent the assets are impaired and that impairment shall be judged in the same manner as for nonregulated enterprises.

      The Company's consolidated balance sheet as of December 31, 2004 included regulatory assets of approximately $3.0 million (primarily deferred costs related to financing costs and regulatory proceedings) and regulatory liabilities of approximately $200.3 million related to estimated removal costs embedded in accumulated depreciation (as described above). Net deferred income tax assets related to the regulatory assets and liabilities quantified above were $75.2 million.

      When and if the Company's regulated operations no longer qualify for the application of SFAS 71, the Company does not expect to record any impairment charge related to the carrying value of the property, plant and equipment of its regulated telephone operations. Additionally, upon the discontinuance of SFAS 71, the Company would be required to revise the lives of its property, plant and equipment to reflect the estimated useful lives of the assets. The Company does not expect such revisions in asset lives will have a material impact on the Company's results of operations. For regulatory purposes, the accounting and reporting of the Company's telephone subsidiaries will not be affected by the discontinued application of SFAS 71.

      The Company has certain obligations based on federal, state and local laws relating to the protection of the environment. Costs of compliance through 2004 have not been material, and the Company currently has no reason to believe that such costs will become material.

                   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
                              REPORT OF MANAGEMENT

The Shareholders
CenturyTel, Inc.:

      Management has prepared and is responsible for the integrity and objectivity of the Company's consolidated financial statements. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and necessarily include amounts determined using our best judgments and estimates.

      The Company's consolidated financial statements have been audited by KPMG LLP, an independent registered public accounting firm, who have expressed their opinion with respect to the fairness of the consolidated financial statements. Their audit was conducted in accordance with standards of the Public Company Accounting Oversight Board (United States).

      Management is responsible for establishing and maintaining adequate internal controls over financial reporting, a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Under the supervision and with the participation of management, including our principal executive officer and principal financial officer, the Company conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO"). Based on our evaluation under the framework of COSO, management concluded that the Company's internal control over financial reporting was effective as of December 31, 2004. Management's assessment of the effectiveness of our internal control over financial reporting as of December 31, 2004 has been audited by KPMG LLP, as stated in their report which is included herein.

      Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

      The Audit Committee of the Board of Directors is composed of independent directors who are not officers or employees of the Company. The Committee meets periodically with the external auditors, internal auditors and management. The Committee considers the independence of the external auditors and the audit scope and discusses internal control, financial and reporting matters. Both the external and internal auditors have free access to the Committee.

/s/ R. Stewart Ewing, Jr.
R. Stewart Ewing, Jr.
Executive Vice President and Chief Financial Officer
March 16, 2005

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
CenturyTel, Inc.:

      We have audited the accompanying consolidated balance sheets of CenturyTel, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, comprehensive income, cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CenturyTel, Inc. and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

      The Company changed its method of accounting for goodwill and other intangible assets in 2002.

      We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company's internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 14, 2005 expressed an unqualified opinion on management's assessment of, and the effective operation of, internal control over financial reporting.

/s/ KPMG LLP
Shreveport, Louisiana
March 14, 2005

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
CenturyTel, Inc.:

      We have audited management's assessment, included in the accompanying Report of Management, that CenturyTel, Inc. maintained effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control -- Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management's assessment and an opinion on the effectiveness of the Company's internal control over financial reporting based on our audit.

      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management's assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

      A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

      Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

      In our opinion, management's assessment that CenturyTel, Inc. maintained effective internal control over financial reporting as of December 31, 2004, is fairly stated, in all material respects, based on criteria established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Also, in our opinion, CenturyTel, Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

      We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of CenturyTel, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, comprehensive income, cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 2004, and our report dated March 14, 2005 expressed an unqualified opinion on those consolidated financial statements. Such report refers to a change in the method of accounting for goodwill and other intangible assets in 2002.

/s/ KPMG LLP
Shreveport, Louisiana
March 14, 2005

                                CENTURYTEL, INC.
                        Consolidated Statements of Income

                                                           Year ended December 31,
                                                    --------------------------------------
                                                        2004          2003          2002
                                                    ------------    ---------    ---------
                                                     (Dollars, except per share amounts,
                                                          and shares in thousands)

OPERATING REVENUES                                  $  2,407,372    2,367,610    1,971,996
                                                    ------------    ---------    ---------

OPERATING EXPENSES
     Cost of services and products (exclusive of
      depreciation and amortization)                     755,413      739,210      635,164
     Selling, general and administrative                 397,102      374,352      301,681
     Corporate overhead costs allocable to
       discontinued operations                                 -            -        9,548
     Depreciation and amortization                       500,904      503,652      450,197
                                                    ------------    ---------    ---------
          Total operating expenses                     1,653,419    1,617,214    1,396,590
                                                    ------------    ---------    ---------

OPERATING INCOME                                         753,953      750,396      575,406
                                                    ------------    ---------    ---------

OTHER INCOME (EXPENSE)
     Interest expense                                   (211,051)    (226,751)    (221,845)
     Income from unconsolidated cellular entity            7,067        6,160        5,582
     Nonrecurring gains and losses, net                        -            -        3,709
     Other income (expense)                               (2,597)       2,154      (63,814)
                                                    ------------    ---------    ---------
          Total other income (expense)                  (206,581)    (218,437)    (276,368)
                                                    ------------    ---------    ---------

INCOME FROM CONTINUING OPERATIONS
     BEFORE INCOME TAX EXPENSE                           547,372      531,959      299,038
Income tax expense                                       210,128      187,252      105,505
                                                    ------------    ---------    ---------

INCOME FROM CONTINUING OPERATIONS                        337,244      344,707      193,533

DISCONTINUED OPERATIONS
     Income from discontinued operations, net of
          $284,459 tax                                         -            -      608,091
                                                    ------------    ---------    ---------
NET INCOME                                          $    337,244      344,707      801,624
                                                    ============    =========    =========

Basic earnings per share
   From continuing operations                       $       2.45         2.40         1.36
   From discontinued operations                     $          -            -         4.29
   Basic earnings per share                         $       2.45         2.40         5.66

Diluted earnings per share
   From continuing operations                       $       2.41         2.35         1.35
   From discontinued operations                     $          -            -         4.21
   Diluted earnings per share                       $       2.41         2.35         5.56

DIVIDENDS PER COMMON SHARE                          $        .23          .22          .21
                                                    ============    =========    =========
AVERAGE BASIC SHARES OUTSTANDING                         137,215      143,583      141,613
                                                    ============    =========    =========
AVERAGE DILUTED SHARES OUTSTANDING                       142,144      148,779      144,408
                                                    ============    =========    =========

See accompanying notes to consolidated financial statements.

                                CENTURYTEL, INC.
                 Consolidated Statements of Comprehensive Income

                                                                   Year ended December 31,
                                                               --------------------------------
                                                                  2004        2003       2002
                                                               ----------    -------    -------
                                                                    (Dollars in thousands)
NET INCOME                                                     $  337,244    344,707    801,624

OTHER COMPREHENSIVE INCOME, NET OF TAXES
   Minimum pension liability adjustment:
     Minimum pension liability adjustment, net of ($5,916)
      $19,312 and ($19,312) tax                                    (9,491)    35,864    (35,864)
   Unrealized holding gains:
      Unrealized holding gains related to marketable
       securities arising during the period, net of $940 tax        1,508          -          -
   Derivative instruments:
     Net losses on derivatives hedging variability of
      cash flows, net of  ($219), ($36) and ($496) tax               (351)       (67)      (921)
     Less:  reclassification adjustment for losses included
      in net income, net of $487 and $44 tax                            -        906         82
                                                               ----------    -------    -------

COMPREHENSIVE INCOME                                           $  328,910    381,410    764,921
                                                               ==========    =======    =======

See accompanying notes to consolidated financial statements.

                                CENTURYTEL, INC.
                           Consolidated Balance Sheets

                                                                          December 31,
                                                                       2004          2003
                                                                    -----------    ---------
                                                                     (Dollars in thousands)
                              ASSETS
CURRENT ASSETS
     Cash and cash equivalents                                      $   167,215      203,181
     Accounts receivable
         Customers, less allowance of $12,766 and $13,862               161,827      163,526
         Interexchange carriers and other, less allowance
           of $8,421 and $9,817                                          70,753       72,661
     Materials and supplies, at average cost                              5,361        9,229
     Other                                                               14,691       14,342
                                                                    -----------    ---------
         Total current assets                                           419,847      462,939
                                                                    -----------    ---------

NET PROPERTY, PLANT AND EQUIPMENT                                     3,341,401    3,455,481
                                                                    -----------    ---------

GOODWILL AND OTHER ASSETS
     Goodwill                                                         3,433,864    3,425,001
     Other                                                              601,841      552,431
                                                                    -----------    ---------
         Total investments and other assets                           4,035,705    3,977,432
                                                                    -----------    ---------

TOTAL ASSETS                                                        $ 7,796,953    7,895,852
                                                                    ===========    =========

                     LIABILITIES AND EQUITY
CURRENT LIABILITIES
     Current maturities of long-term debt                           $   249,617       72,453
     Accounts payable                                                   141,618      124,320
     Accrued expenses and other current liabilities
         Salaries and benefits                                           60,858       55,497
         Income taxes                                                    54,648       43,082
         Other taxes                                                     47,763       35,532
         Interest                                                        67,379       64,247
         Other                                                           18,875       31,640
     Advance billings and customer deposits                              50,860       44,612
                                                                    -----------    ---------
         Total current liabilities                                      691,618      471,383
                                                                    -----------    ---------

LONG-TERM DEBT                                                        2,762,019    3,109,302
                                                                    -----------    ---------

DEFERRED CREDITS AND OTHER LIABILITIES                                  933,551      836,651
                                                                    -----------    ---------

STOCKHOLDERS' EQUITY
     Common stock, $1.00 par value, authorized 350,000,000 shares,
       issued and outstanding 132,373,912 and 144,364,168 shares        132,374      144,364
     Paid-in capital                                                    222,205      576,515
     Accumulated other comprehensive loss, net of tax                    (8,334)           -
     Retained earnings                                                3,055,545    2,750,162
     Unearned ESOP shares                                                     -         (500)
     Preferred stock - non-redeemable                                     7,975        7,975
                                                                    -----------    ---------
         Total stockholders' equity                                   3,409,765    3,478,516
                                                                    -----------    ---------

TOTAL LIABILITIES AND EQUITY                                        $ 7,796,953    7,895,852
                                                                    ===========    =========

See accompanying notes to consolidated financial statements.

                                CENTURYTEL, INC.
                      Consolidated Statements of Cash Flows

                                                                        Year ended December 31,
                                                                 -------------------------------------
                                                                    2004          2003         2002
                                                                 -----------    ---------   ----------
                                                                         (Dollars in thousands)

OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
     Net income                                                  $   337,244      344,707      801,624
     Adjustments to reconcile net income to net
       cash provided by operating activities from
       continuing operations
        Income from discontinued operations, net of tax                    -            -     (608,091)
        Depreciation and amortization                                500,904      503,652      450,197
        Deferred income taxes                                         74,374      128,706       71,112
        Income from unconsolidated cellular entity                    (7,067)      (6,160)      (5,582)
        Nonrecurring gains and losses, net                                 -            -       (3,709)
        Changes in current assets and current liabilities
           Accounts receivable                                         2,937       37,980      (13,481)
           Accounts payable                                           15,514       47,972        3,769
           Accrued taxes                                              27,040       57,709       43,046
           Other current assets and other current
             liabilities, net                                         12,831       17,323       36,316
        Retirement benefits                                           26,954      (14,739)      (9,416)
        Increase in noncurrent assets                                (31,714)     (23,528)     (30,543)
        Increase (decrease) in other noncurrent liabilities           (6,220)      (6,151)      35,489
        Other, net                                                     3,034      (19,507)      22,703
                                                                 -----------    ---------   ----------
           Net cash provided by operating activities
               from continuing operations                            955,831    1,067,964      793,434
                                                                 -----------    ---------   ----------

INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
     Acquisitions, net of cash acquired                               (2,000)     (86,243)  (2,245,026)
     Payments for property, plant and equipment                     (385,316)    (377,939)    (386,267)
     Investment in debt security                                     (25,000)           -            -
     Proceeds from sale of assets                                          -            -        4,144
     Distributions from unconsolidated cellular entity                 8,219        1,104        5,438
     Other, net                                                       (9,214)      (1,560)      (1,378)
                                                                 -----------    ---------   ----------
           Net cash used in investing activities
               from continuing operations                           (413,311)    (464,638)  (2,623,089)
                                                                 -----------    ---------   ----------

FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
     Proceeds from issuance of debt                                        -            -    2,123,618
     Payments of debt                                               (179,393)    (432,258)  (1,592,246)
     Repurchase of common stock                                     (401,013)           -            -
     Proceeds from settlement of interest rate hedge contract              -       22,315            -
     Proceeds from issuance of common stock                           29,485       33,980       29,125
     Payment of debt issuance costs                                        -            -      (12,999)
     Payment of equity unit issuance costs                                 -            -      (15,867)
     Cash dividends                                                  (31,861)     (32,017)     (30,156)
     Other, net                                                        4,296        4,174        4,866
                                                                 -----------    ---------   ----------
           Net cash provided by (used in) financing activities
               from continuing operations                           (578,486)    (403,806)     506,341
                                                                 -----------    ---------   ----------

Net cash provided by discontinued operations                               -            -    1,323,479
                                                                 -----------    ---------   ----------

Net increase (decrease) in cash and cash equivalents                 (35,966)     199,520          165
Cash and cash equivalents at beginning of year                       203,181        3,661        3,496
                                                                 -----------    ---------   ----------

CASH AND CASH EQUIVALENTS AT END OF YEAR                         $   167,215      203,181        3,661
                                                                 ===========    =========   ==========

See accompanying notes to consolidated financial statements.

                                CENTURYTEL, INC.
                 Consolidated Statements of Stockholders' Equity

                                                                                  Year ended December 31,
                                                                            ------------------------------------
                                                                               2004         2003         2002
                                                                            ----------    ---------    ---------
                                                                            (Dollars, except per share amounts,
                                                                                  and shares in thousands)
COMMON STOCK
     Balance at beginning of year                                           $  144,364      142,956      141,233
     Repurchase of common stock                                                (13,396)           -            -
     Issuance of common stock through dividend
       reinvestment, incentive and benefit plans                                 1,406        1,408        1,723
                                                                            ----------    ---------    ---------
              Balance at end of year                                           132,374      144,364      142,956
                                                                            ----------    ---------    ---------

PAID-IN CAPITAL
     Balance at beginning of year                                              576,515      537,804      524,668
     Repurchase of common stock                                               (387,617)           -            -
     Issuance of common stock through dividend
        reinvestment, incentive and benefit plans                               28,079       32,572       27,402
     Equity unit issuance costs and initial contract adjustment liability            -            -      (24,377)
     Amortization of unearned compensation and other                             5,228        6,139       10,111
                                                                            ----------    ---------    ---------
              Balance at end of year                                           222,205      576,515      537,804
                                                                            ----------    ---------    ---------

ACCUMULATED OTHER COMPREHENSIVE LOSS,
   NET OF TAX
     Balance at beginning of year                                                    -      (36,703)           -
     Change in other comprehensive income (loss) (net of reclassification
       adjustment), net of tax                                                  (8,334)      36,703      (36,703)
                                                                            ----------    ---------    ---------
              Balance at end of year                                            (8,334)           -      (36,703)
                                                                            ----------    ---------    ---------

RETAINED EARNINGS
     Balance at beginning of year                                            2,750,162    2,437,472    1,666,004
     Net income                                                                337,244      344,707      801,624
     Cash dividends declared
         Common stock - $.23, $.22 and $.21 per share                          (31,462)     (31,618)     (29,757)
         Preferred stock                                                          (399)        (399)        (399)
                                                                            ----------    ---------    ---------
              Balance at end of year                                         3,055,545    2,750,162    2,437,472
                                                                            ----------    ---------    ---------

UNEARNED ESOP SHARES
     Balance at beginning of year                                                 (500)      (1,500)      (2,500)
     Release of ESOP shares                                                        500        1,000        1,000
                                                                            ----------    ---------    ---------
              Balance at end of year                                                 -         (500)      (1,500)
                                                                            ----------    ---------    ---------

PREFERRED STOCK - NON-REDEEMABLE
     Balance at beginning and end of year                                        7,975        7,975        7,975
                                                                            ----------    ---------    ---------

TOTAL STOCKHOLDERS' EQUITY                                                  $3,409,765    3,478,516    3,088,004
                                                                            ==========    =========    =========
COMMON SHARES OUTSTANDING
     Balance at beginning of year                                              144,364      142,956      141,233
     Repurchase of common stock                                                (13,396)           -            -
     Issuance of common stock through dividend
       reinvestment, incentive and benefit plans                                 1,406        1,408        1,723
                                                                            ----------    ---------    ---------
              Balance at end of year                                           132,374      144,364      142,956
                                                                            ==========    =========    =========

See accompanying notes to consolidated financial statements.

                                CENTURYTEL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2004

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Principles of consolidation - The consolidated financial statements of CenturyTel, Inc. and its subsidiaries (the "Company") include the accounts of CenturyTel, Inc. ("CenturyTel") and its majority-owned subsidiaries.

      Regulatory accounting - The Company's regulated telephone operations (except for the properties acquired from Verizon in 2002) are subject to the provisions of Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation" ("SFAS 71"). Actions by regulators can provide reasonable assurance of the recognition of an asset, reduce or eliminate the value of an asset and impose a liability on a regulated enterprise. Such regulatory assets and liabilities are required to be recorded and, accordingly, reflected in the balance sheet of an entity subject to SFAS
71. The Company is monitoring the ongoing applicability of SFAS 71 to its regulated telephone operations due to the changing regulatory, competitive and legislative environments, and it is possible that changes in regulation, legislation or competition or in the demand for regulated services or products could result in the Company's telephone operations no longer being subject to SFAS 71 in the near future. The Company's consolidated balance sheet as of December 31, 2004 included regulatory assets of approximately $3.0 million (primarily deferred costs related to financing costs and regulatory proceedings) and regulatory liabilities of approximately $200.3 million related to estimated removal costs embedded in accumulated depreciation (as required to be recorded by regulators). Net deferred income tax assets related to the regulatory assets and liabilities quantified above were $75.2 million.

      Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

      Revenue recognition - Revenues are generally recognized when services are provided or when products are delivered to customers. Revenue that is billed in advance includes monthly recurring network access services, special access services and monthly recurring local line charges. The unearned portion of this revenue is initially deferred as a component of advanced billings and customer deposits on the Company's balance sheet and recognized as revenue over the period that the services are provided. Revenue that is billed in arrears includes nonrecurring network access services, nonrecurring local services and long distance services. The earned but unbilled portion of this revenue is recognized as revenue in the period that the services are provided.

      Certain of the Company's telephone subsidiaries participate in revenue sharing arrangements with other telephone companies for interstate revenue and for certain intrastate revenue. Such sharing arrangements are funded by toll revenue and/or access charges within state jurisdictions and by access charges in the interstate market. Revenues earned through the various sharing arrangements are initially recorded based on the Company's estimates.

      Property, plant and equipment - Telephone plant is stated at original cost. Normal retirements of telephone plant are charged against accumulated depreciation, along with the costs of removal, less salvage, with no gain or loss recognized. Renewals and betterments of plant and equipment are capitalized while repairs, as well as renewals of minor items, are charged to operating expense. Depreciation of telephone plant is provided on the straight line method using class or overall group rates acceptable to regulatory authorities; such average rates range from 2.8% to 23%.

      Non-telephone property is stated at cost and, when sold or retired, a gain or loss is recognized. Depreciation of such property is provided on the straight line method over estimated service lives ranging from two to 35 years.

      Intangible assets - Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), requires goodwill recorded in a business combination to be reviewed for impairment and to be written down only in periods in which the recorded amount of goodwill exceeds its fair value. Impairment of goodwill is tested at least annually by comparing the fair value of the reporting unit to its carrying value (including goodwill). Estimates of the fair value of the reporting unit are based on valuation models using criterion such as multiples of earnings.

      Long-lived assets - Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), addresses financial accounting and reporting for the impairment or disposal of long-lived assets (exclusive of goodwill) and also broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. As a result of the Company's agreement in March 2002 to sell its wireless operations (which was consummated on August 1, 2002) (see Note 3), such operations have been reflected as discontinued operations for the year ended December 31, 2002.

      Affiliated transactions - Certain service subsidiaries of CenturyTel provide installation and maintenance services, materials and supplies, and managerial, operational, technical, accounting and administrative services to subsidiaries. In addition, CenturyTel provides and bills management services to subsidiaries and in certain instances makes interest bearing advances to finance construction of plant and purchases of equipment. These transactions are recorded by the Company's telephone subsidiaries at their cost to the extent permitted by regulatory authorities. Intercompany profit on transactions with regulated affiliates is limited to a reasonable return on investment and has not been eliminated in connection with consolidating the results of operations of CenturyTel and its subsidiaries. Intercompany profit on transactions with affiliates not subject to SFAS 71 has been eliminated.

      Income taxes - CenturyTel files a consolidated federal income tax return with its eligible subsidiaries. The Company uses the asset and liability method of accounting for income taxes under which deferred tax assets and liabilities are established for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases.

      Derivative financial instruments - The Company accounts for derivative instruments and hedging activities in accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), as amended. SFAS 133, as amended, requires that all derivative instruments, such as interest rate swaps, be recognized in the financial statements and measured at fair value regardless of the purpose or intent of holding them. On the date a derivative contract is entered into, the Company designates the derivative as either a fair value or cash flow hedge. A hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment is a fair value hedge. A hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability is a cash flow hedge. The Company also formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items. If the Company determines that a derivative is not highly effective as a hedge or that it has ceased to be a highly effective hedge, the Company would discontinue hedge accounting prospectively. The Company does not hold or issue derivative financial instruments for trading or speculative purposes. Management periodically reviews the Company's exposure to interest rate fluctuations and implements strategies to manage the exposure.

      Earnings per share - Basic earnings per share amounts are determined on the basis of the weighted average number of common shares outstanding during the year. Diluted earnings per share gives effect to all potential dilutive common shares that were outstanding during the period. In the fourth quarter of 2004, the Company adopted the requirements of Emerging Issues Task Force No. 04-8, "The Effect of Contingently Convertible Instruments on Diluted Earnings Per Share," in calculating its diluted earnings per share. See Note 13 for additional information.

      Stock-based compensation - The Company currently accounts for stock compensation plans using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," as allowed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Options have been granted at a price either equal to or exceeding the then-current market price. Accordingly, the Company has not to date recognized compensation cost in connection with issuing stock options.

      During 2004 the Company granted 952,975 options (the "2004 Options") at market price. The weighted average fair value of each of the 2004 Options was estimated as of the date of grant to be $10.25 using an option-pricing model with the following assumptions: dividend yield - .7%; expected volatility - 30%; weighted average risk-free interest rate - 3.6%; and expected option life - seven years.

      During 2003 the Company granted 1,720,317 options (the "2003 Options") at market price. The weighted average fair value of each of the 2003 Options was estimated as of the date of grant to be $9.94 using an option-pricing model with the following assumptions: dividend yield -

..7%; expected volatility - 30%; weighted average risk-free interest rate - 3.4%; and expected option life - seven years.

      During 2002 the Company granted 1,983,150 options (the "2002 Options") at market price. The weighted average fair value of each of the 2002 Options was estimated as of the date of grant to be $11.66 using an option-pricing model with the following assumptions: dividend yield - .7%; expected volatility - 30%; weighted average risk-free interest rate - 3.4%; and expected option life - seven years.

      If compensation cost for CenturyTel's options had been determined consistent with SFAS 123, the Company's net income and earnings per share on a pro forma basis for 2004, 2003 and 2002 would have been as follows:

           Year ended December 31,                  2004        2003       2002
----------------------------------------------    ---------    -------    -------
                                                      (Dollars in thousands,
                                                     except per share amounts)
Net income, as reported                           $ 337,244    344,707    801,624
Less:   Total stock-based compensation
     expense determined under fair value based
     method, net of tax                           $  (9,767)   (13,183)   (15,001)
                                                  ---------    -------    -------
Pro forma net income                              $ 327,477    331,524    786,623
                                                  =========    =======    =======

Basic earnings per share
     As reported                                  $    2.45       2.40       5.66
     Pro forma                                    $    2.38       2.31       5.55
Diluted earnings per share
     As reported                                  $    2.41       2.35       5.56
     Pro forma                                    $    2.34       2.26       5.46

      Beginning in the third quarter of 2005, the Company will adopt the provisions of Statement of Financial Accounting Standards No. 123 (Revised
2004), "Share-Based Payments" ("SFAS 123(R)"). SFAS 123(R) requires the Company to measure the cost of the employee services received in exchange for an award of equity instruments based upon the fair value of the award on the grant date. Such cost will be recognized as an expense over the period during which the employee is required to provide service in exchange for the award. In accordance with SFAS 123(R), compensation cost is also recognized over the applicable remaining vesting period for any awards that are not fully vested as of the effective date.

      Cash equivalents - The Company considers short-term investments with a maturity at date of purchase of three months or less to be cash equivalents.

      Discontinued operations - On August 1, 2002, the Company sold substantially all of its wireless operations to an affiliate of ALLTEL Corporation ("Alltel") and certain other purchasers for an aggregate of approximately $1.59 billion in cash. As a result, the Company's wireless operations have been reflected as discontinued operations for 2002. See Note 3 for additional information.

      Reclassifications - Certain amounts previously reported for prior years have been reclassified to conform with the 2004 presentation, including the presentation of the Company's segment reporting. See Note 17 for additional information.

(2)   ACQUISITIONS

      On July 1, 2002, the Company purchased approximately 300,000 telephone access lines in the state of Alabama from Verizon Communications, Inc. ("Verizon") for approximately $1.022 billion cash. On August 31, 2002, the Company purchased approximately 350,000 telephone access lines in the state of Missouri from Verizon for approximately $1.179 billion cash. The assets purchased in these transactions included (i) franchises authorizing the provision of local telephone service, (ii) related property and equipment comprising Verizon's local exchange operations in predominantly rural markets throughout Alabama and Missouri and (iii) Verizon's assets used to provide digital subscriber line ("DSL") and other high speed data services within the purchased exchanges. For financing arrangements related to these acquisitions, see Note 6.

      In June and December 2003, the Company acquired certain fiber transport assets for an aggregate of $55.2 million cash (of which $3.8 million was paid as a deposit in 2002). In the fourth quarter of 2003, the Company purchased an additional 24.3% interest in a telephone company in which it owned a majority interest for $32.4 million cash.

      The results of operations of the acquired properties are included in the Company's results of operations from and after the respective acquisition dates.

      The following pro forma information represents the consolidated results of continuing operations of the Company for the year ended December 31, 2002 as if the Verizon acquisitions in 2002 had been consummated as of January 1, 2002.

                                                             2002
                                                   -------------------------
                                                      (Dollars in thousands,
                                                   except per share amounts)
Operating revenues from continuing operations            $   2,285,866
Income from continuing operations                        $     218,252
Basic earnings per share from
   continuing operations                                 $        1.54
Diluted earnings per share from
   continuing operations                                 $        1.52

      The pro forma information is based on various assumptions and estimates. The pro forma information (i) reflects the effect of reduced interest expense after August 1, 2002 as a result of reducing outstanding indebtedness from utilization of proceeds received from the August 1, 2002 sale of substantially all of the Company's wireless operations described in Note 3 and (ii) makes no pro forma adjustments to reflect any assumed consummation of such sale (or any use of such sale proceeds) prior to August 1, 2002. The pro forma information is not necessarily indicative of the operating results that would have occurred if the Verizon acquisitions had been consummated as of January 1, 2002, nor is it necessarily indicative of future operating results. The pro forma information does not give effect to any actual or potential revenue enhancements or cost synergies or other operating efficiencies resulting from the acquisitions.

(3)   DISCONTINUED OPERATIONS

      On August 1, 2002, the Company sold substantially all of its wireless operations to Alltel and certain other purchasers for an aggregate of approximately $1.59 billion in cash. In connection with this transaction, the Company divested its (i) interests in its majority-owned and operated cellular systems, which at June 30, 2002 served approximately 783,000 customers and had access to approximately 7.8 million pops, (ii) minority cellular equity interests representing approximately 1.8 million pops at June 30, 2002, and
(iii) licenses to provide PCS covering 1.3 million pops in Wisconsin and Iowa. Proceeds from the sale of the wireless operations were used to partially fund the Company's acquisitions of telephone properties in Alabama and Missouri during the third quarter of 2002.

      As a result of the sale, the Company's wireless operations have been reflected as discontinued operations in the Company's consolidated statements of income and cash flows for the year ended December 31, 2002.

      The depreciation and amortization of long-lived and amortizable intangible assets related to the wireless operations ceased on March 19, 2002, the date of the definitive agreement to sell such operations.

      The Company had no outstanding indebtedness directly related to its wireless operations; therefore, no interest expense was allocated to discontinued operations. The following table represents certain summary income statement information related to the Company's wireless operations that is reflected in discontinued operations.

          Year ended December 31,                        2002
--------------------------------------------    ----------------------
                                                (Dollars in thousands)
Operating revenues                                      $ 246,705
                                                        ---------
Operating income (1)                                    $  71,258
Income from unconsolidated cellular entities               25,768
Minority interest expense                                  (8,569)
Gain on sale of discontinued operations                   803,905
Other income                                                  188
                                                        ---------
Pre-tax income from discontinued operations             $ 892,550
Income tax expense                                       (284,459)
                                                        ---------
Income from discontinued operations                     $ 608,091
                                                        =========

(1) Excludes corporate overhead costs of $9.5 million allocated to the wireless operations. Included as a reduction in operating income is a $30.5 million charge associated with the write-off of all amounts expended to develop the wireless portion of the Company's new billing system.

      The following table represents certain summary cash flow statement information related to the Company's wireless operations reflected as discontinued operations:

          Year ended December 31,                        2002
--------------------------------------------    ----------------------
                                                (Dollars in thousands)

Net cash used in operating activities               $  (248,716)(1)
Net cash provided by investing activities             1,572,195(2)
Net cash provided by financing activities                     -
                                                    -----------
Net cash provided by discontinued operations        $ 1,323,479
                                                    ===========

(1) Includes approximately $305 million estimated tax payment related to sale of wireless operations.

(2) Includes cash proceeds of $1.59 billion from the sale of substantially all of the Company's wireless operations.

(4)   GOODWILL AND OTHER ASSETS

      Goodwill and other assets at December 31, 2004 and 2003 were composed of the following:

                      December 31,                                       2004         2003
-----------------------------------------------------------------     ----------    ---------
                                                                      (Dollars in thousands)

Goodwill                                                              $3,433,864    3,425,001
Billing system development costs, less accumulated amortization
   of $4,652 and $508                                                    202,349      162,980
Cash surrender value of life insurance contracts                          93,792       93,960
Prepaid pension asset                                                     46,800       59,055
Franchise costs                                                           35,300       35,300
Marketable securities                                                     30,092       27,653
Deferred interest rate hedge contracts                                    28,435       31,239
Investment in debt security                                               21,013            -
Customer base, less accumulated amortization of $3,756 and $2,242         18,944       20,458
Other                                                                    125,116      121,786
                                                                      ----------    ---------
                                                                      $4,035,705    3,977,432
                                                                      ==========    =========

      As of September 30, 2004, the Company completed the required annual impairment test under SFAS 142 and determined its goodwill was not impaired.

      The Company recently implemented a new integrated billing and customer care system. The costs to develop such system have been accounted for in accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Aggregate capitalized costs (before accumulated amortization) totaled $207.0 million and $163.5 million at December 31, 2004 and 2003, respectively. Such system is being amortized over a twenty-year period.

      In the third quarter of 2004, the Company entered into a three-year agreement with EchoStar Communications Corporation ("EchoStar") to provide co-branded satellite television services to the Company's customers. As part of the transaction, the Company invested $25 million in an EchoStar convertible subordinated debt security, which had a fair value at date of issuance of approximately $20.8 million and matures in 2011. The remaining $4.2 million paid was established as an intangible asset attributable to the Company's contractual rights to provide video service and is being amortized over a three-year period.

      In connection with the acquisitions of properties from Verizon in 2002, the Company assigned $35.3 million of the purchase price as an intangible asset associated with franchise costs (which includes amounts necessary to maintain eligibility to provide telecommunications services in its licensed service areas). Such asset has an indefinite life and therefore is not subject to amortization currently.

      The Company assigned $22.7 million of the purchase price to a customer base intangible asset in connection with the acquisitions of Verizon properties in 2002. Such asset is being amortized over 15 years. In addition, as mentioned above, an intangible asset was established related to the contractual rights to provide video service. Total amortization expense for these identifiable intangible assets for 2004, 2003 and 2002 was $2.0 million, $1.5 million and $729,000, respectively, and is expected to be $2.9 million for each of the subsequent two years, $2.4 million in 2007 and $1.5 million annually thereafter through 2009.

(5)   PROPERTY, PLANT AND EQUIPMENT

      Net property, plant and equipment at December 31, 2004 and 2003 was composed of the following:

          December 31,                    2004               2003
-----------------------------------   -------------       ----------
                                         (Dollars in thousands)
Cable and wire                        $   3,948,784        3,817,646
Central office                            2,385,406        2,285,528
General support                             785,025          811,301
Fiber transport and CLEC                    150,098          127,080
Information origination/termination          56,428           49,643
Construction in progress                     66,485           58,018
Other                                        38,791           34,939
                                      -------------       ----------
                                          7,431,017        7,184,155
Accumulated depreciation                 (4,089,616)      (3,728,674)
                                      -------------       ----------
Net property, plant and equipment     $   3,341,401        3,455,481
                                      =============       ==========

      Depreciation expense was $498.9 million, $502.1 million and $449.5 million in 2004, 2003 and 2002, respectively. The year 2004 included a reduction in depreciation expense of $13.2 million to adjust the balances of certain over-depreciated property, plant and equipment accounts.

(6)   LONG-TERM DEBT

      The Company's long-term debt as of December 31, 2004 and 2003 was as follows:

               December 31,                      2004            2003
-------------------------------------------   ----------      ---------
                                                (Dollars in thousands)
CenturyTel
   Senior notes and debentures:
       7.75% Series A                         $        -         50,000
       8.25% Series B                                  -        100,000
       6.55% Series C, due 2005                   50,000         50,000
       7.20% Series D, due 2025                  100,000        100,000
       6.15% Series E, due 2005                  100,000        100,000
       6.30% Series F, due 2008                  240,000        240,000
       6.875% Series G, due 2028                 425,000        425,000
       8.375% Series H, due 2010                 500,000        500,000
       6.02% Series J, due 2007*                 500,000        500,000
       4.75% Series K, due 2032                  165,000        165,000
       7.875% Series L, due 2012                 500,000        500,000
   Employee Stock Ownership
     Plan commitment                                   -            500
   Unamortized net discount                       (3,919)        (4,501)
   Net fair value of derivative instruments
     related to Series H and L senior notes       10,865          7,747
   Other                                              79            114
                                              ----------      ---------
            Total CenturyTel                   2,587,025      2,733,860
                                              ----------      ---------

Subsidiaries
   First mortgage debt
      5.92%** notes, payable to agencies of the U. S.
         government and cooperative lending associations,
         due in installments through 2028                           210,403     234,743
      7.98% notes, due through 2016                                   4,964       5,211
   Other debt
      6.98%** unsecured medium-term notes, due through 2008         197,999     199,613
      8.76%** notes, due in installments through 2028                 6,187       3,739
      5.35%** capital lease obligations, due through 2008             5,058       4,589
                                                              -------------   ---------
           Total subsidiaries                                       424,611     447,895
                                                              -------------   ---------
Total long-term debt                                              3,011,636   3,181,755
Less current maturities                                             249,617      72,453
                                                              -------------   ---------
Long-term debt, excluding current maturities                  $   2,762,019   3,109,302
                                                              =============   =========

* In February 2005, the Company purchased and retired approximately $400 million of the Series J notes; the interest rate on the remaining $100 million was reset to 4.628%.

** Weighted average interest rate at December 31, 2004

      The approximate annual debt maturities for the five years subsequent to December 31, 2004 are as follows (after giving consideration to the Company purchasing and retiring approximately $400 million of its Series J notes in February 2005): 2005 - $249.6 million; 2006 - $281.3 million (including $165 million aggregate principal amount of the Company's convertible debentures, Series K, due 2032, which can be put to the Company at various dates beginning in 2006); 2007 - $125.2 million; 2008 - $285.9 million; and 2009 - $20.6 million.

      Certain of the loan agreements of CenturyTel and its subsidiaries contain various restrictions, among which are limitations regarding issuance of additional debt, payment of cash dividends, reacquisition of capital stock and other matters. In addition, the transfer of funds from certain consolidated subsidiaries to CenturyTel is restricted by various loan agreements. Subsidiaries which have loans from government agencies and cooperative lending associations, or have issued first mortgage bonds, generally may not loan or advance any funds to CenturyTel, but may pay dividends if certain financial ratios are met. At December 31, 2004, restricted net assets of subsidiaries were $227.6 million and subsidiaries' retained earnings in excess of amounts restricted by debt covenants totaled $1.4 billion. At December 31, 2004, all of the consolidated retained earnings reflected on the balance sheet was available under CenturyTel's loan agreements for the declaration of dividends.

      The senior notes and debentures of CenturyTel referred to above were issued under an indenture dated March 31, 1994. This debenture does not contain any financial covenants, but does include restrictions that limit the Company's ability to (i) incur, issue or create liens upon its property and (ii) consolidate with or merge into, or transfer or lease all or substantially all of its assets to, any other party. The indenture does not contain any provisions that are tied to the credit ratings of the Company, or that restrict the issuance of new securities in the event of a material adverse change in the Company.

      Approximately 21% of the Company's property, plant and equipment is pledged to secure the long-term debt of subsidiaries.

      In May 2004, the Company prepaid all $100 million aggregate principal amount of its 8.25%, Series B notes, due 2024. The Company incurred a $4.6 million pre-tax expense (a $3.6 million prepayment premium and a $1.0 million write-off of unamortized deferred debt costs) in the second quarter of 2004 associated with this prepayment.

      On May 6, 2002, the Company issued and sold in an underwritten public offering $500 million of equity units. Net proceeds to the Company from this issuance were approximately $483.4 million. Each of the 20 million equity units issued was priced at $25 and consisted initially of a beneficial interest in a CenturyTel senior unsecured note (Series J) with a principal amount of $25 and a contract to purchase shares of CenturyTel common stock no later than May 2005. As discussed below, the senior notes were remarketed in February 2005. Each purchase contract will generally require the holder to purchase between .6944 and .8741 of a share of CenturyTel common stock in May 2005 based on the then current stock price of CenturyTel common stock in exchange for $25, subject to certain adjustments and exceptions. Accordingly, upon full settlement of the purchase contracts in May 2005, the Company will receive proceeds of $500 million and will deliver between 13.9 million and 17.5 million common shares in the aggregate. The senior notes were initially pledged by the holders to secure their obligations under the purchase contracts. The total distributions on the equity units were initially set at an initial annual rate of 6.875%, consisting of interest (6.02%) and contract adjustment payments (0.855%), each payable quarterly.

      The senior note portion of the equity units is reflected on the December 31, 2004 balance sheet as long-term debt in the amount of $500 million. Interest expense on the senior notes has accrued at a rate of 6.02%, the initial interest rate through February 14, 2005. The present value of the aggregate contract adjustment payments has been recorded as an $11.6 million reduction to paid-in capital and as an equivalent liability. The Company is amortizing the difference between the aggregate amount of all payments and the present value thereof as interest expense over the three-year term of the purchase contracts. Upon making each such payment, the

Company will allocate most of the payment to the reduction of its $11.6 million liability, and record the remainder as interest expense. The issuance costs of the equity units have been allocated to the units' debt and equity components. The debt issuance costs ($3.3 million) were computed based on typical costs of a debt transaction and will be amortized to interest expense over the term of the senior notes. The remainder of the issuance costs ($12.6 million) were treated as a cost of raising equity and recorded as a charge to paid-in capital.

      In mid-February 2005, substantially all of the senior notes were remarketed, at which time the interest rate on the senior notes was reset in order to generate sufficient proceeds to secure the holder's obligation under the related purchase contracts. In connection with the remarketing, the Company purchased and retired approximately $400 million of the Series J notes. As of February 15, 2005, only approximately $100 million aggregate principal amount of the Series J notes remained outstanding. The Company financed this purchase with the net proceeds from its offering of $350 million of senior notes, Series M, due 2015, and cash on hand.

      As of December 31, 2004, the Company had available a $533 million three-year revolving credit facility, which was scheduled to expire in July 2005. The Company had no outstanding borrowings under its facility at December 31, 2004. In March 2005, the Company secured a five-year $750 million revolving credit facility to replace the above-mentioned facility. At December 31, 2004, the Company's telephone subsidiaries had available for use $123.0 million of commitments for long-term financing from the Rural Utilities Service and Rural Telephone Bank.

      In the third quarter of 2002, the Company issued $165 million of convertible senior debentures, Series K, due 2032 (which bear interest at 4.75% and which may be converted under certain specified circumstances into shares of CenturyTel common stock at a conversion price of $40.455 per share). Holders of the convertible senior debentures will have the right to require the Company to purchase all or a portion of the debentures on August 1, 2006, August 1, 2010 and August 1, 2017. In each case, the purchase price payable will be equal to 100% of the principal amount of the debentures to be purchased plus any accrued and unpaid interest to the purchase date. The Company will pay cash for all debentures so purchased on August 1, 2006. For any such purchases on or after August 1, 2010, the Company may choose to pay the purchase price in cash or shares of its common stock, or any combination thereof (except that the Company will pay any accrued and unpaid interest in cash).

      On October 15, 2002, the Company redeemed $400 million principal amount of its Series I Remarketable Senior Notes at par value, plus accrued interest. In connection with such redemption, the Company also paid a premium of approximately $71.1 million in accordance with the redemption provisions of the associated remarketing agreement. Such premium payment (net of $11.1 million of unamortized net premium primarily associated with the option payment received by the Company in 2000 in connection with the original issuance of the remarketable notes) is reflected as an Other Expense in the Company's results of operations for the year ended December 31, 2002.

(7)   DERIVATIVE INSTRUMENTS

      In May and July 2003, the Company entered into four separate fair value interest rate hedges associated with the full $500 million principal amount of its Series L senior notes, due 2012, that pay interest at a fixed rate of 7.875%. These hedges are "fixed to variable" interest rate swaps that effectively convert the Company's fixed rate interest payment obligations under these notes into obligations to pay variable rates that range from the six-month London InterBank Offered Rate ("LIBOR") plus 3.229% to the six-month LIBOR plus 3.67%, with settlement and rate reset dates occurring each six months through the expiration of the hedges in August 2012. As of December 31, 2004, the Company realized a weighted average interest rate of 6.4% related to these hedges. Interest expense was reduced by $10.3 million during 2004 as a result of these hedges. The aggregate fair value of such hedges at December 31, 2004 was $5.7 million and is reflected on the accompanying balance sheet as both a liability (included in "Deferred credits and other liabilities") and as a decrease to the Company's underlying long-term debt.

      As of December 31, 2004, the Company also had outstanding cash flow hedges that effectively locked in the interest rate on the majority of certain anticipated debt transactions that ultimately were completed in February 2005. The Company locked in the interest rate on (i) $100 million of 2.25 year debt (remarketed in February 2005) at 3.9% and (ii) $225 million of 10-year debt (issued in February 2005) at 5.5%. Such cash flow hedges had a fair value of $571,000 as of December 31, 2004 and is reflected as a component of Accumulated Other Comprehensive Loss on the consolidated balance sheet. In January 2005, the Company also entered into a separate cash flow hedge which effectively locked in the interest rate for an additional $75 million of 10-year debt (issued in February 2005) at 5.4%. In February 2005, upon settlement of such hedges, the Company (i) received $366,000 related to the 2.25 year debt remarketing which will be amortized as a reduction of interest expense over the remaining term of the debt and (ii) paid $7.7 million related to the 10-year debt issuance which will be amortized as an increase in interest expense over the 10-year term of the debt.

      During 2002, the Company entered into (i) a cash flow hedge designed to lock in a fixed interest rate for $100 million of the $500 million senior notes issued in the third quarter of 2002 which was settled in the third quarter of 2002 for a $1.1 million payment by the Company (which is being amortized as additional interest expense over a ten-year period, which equates to the term of the debt issuance hedged) and (ii) a cash flow hedge designed to eliminate the variability of interest payments for $400 million of variable rate debt under the Company's $800 million credit facilities. During the second quarter of 2003, the Company retired all outstanding indebtedness associated with its $800 million credit facilities; therefore, such cash flow hedge was deemed ineffective in 2003 and resulted in a $722,000 unfavorable pre-tax charge to the Company's income.

      During 2002, the Company entered into a fair value hedge with respect to the Company's $500 million aggregate principal amount of 8.375% Series H senior notes, due 2010. In May 2003, the Company terminated this hedge. In connection with such termination, the Company received approximately $22.3 million in cash upon settlement, which represented the fair value of the hedge at the termination date. Such amount is being amortized as a reduction of interest expense through 2010, the maturity date of the Series H notes.

(8)   DEFERRED CREDITS AND OTHER LIABILITIES

      Deferred credits and other liabilities at December 31, 2004 and 2003 were composed of the following:

            December 31,                     2004           2003
--------------------------------------    ----------      -------
                                           (Dollars in thousands)
Deferred federal and state income taxes   $  601,757      528,551
Accrued postretirement benefit costs         232,546      222,613
Additional minimum pension liability          18,450            -
Minority interest                              7,508        7,218
Fair value of interest rate swap               6,283       11,693
Other                                         67,007       66,576
                                          ----------      -------
                                          $  933,551      836,651
                                          ==========      =======

(9)   STOCKHOLDERS' EQUITY

      Common stock - Unissued shares of CenturyTel common stock were reserved as follows:

            December 31,                         2004
-----------------------------------------   --------------
                                            (In thousands)
Incentive compensation programs                  9,717
Acquisitions                                     4,064
Employee stock purchase plan                     4,721
Dividend reinvestment plan                         422
Conversion of convertible preferred stock          435
Other employee benefit plans                     3,393
                                                ------
                                                22,752
                                                ======

      During 2004, the Company repurchased approximately 13.4 million shares of common stock to complete its $400 million stock repurchase program approved by the Company's board of directors in early 2004. In February 2005, the Company's board of directors approved a stock repurchase program that will allow the Company to repurchase up to an aggregate of $200 million of either its common stock or convertible equity units prior to December 31, 2005.

      Under CenturyTel's Articles of Incorporation each share of common stock beneficially owned continuously by the same person since May 30, 1987 generally entitles the holder thereof to ten votes per share. All other shares entitle the holder to one vote per share. At December 31, 2004, the holders of 8.1 million shares of common stock were entitled to ten votes per share.

      Preferred stock - As of December 31, 2004, CenturyTel had 2.0 million shares of authorized convertible preferred stock, $25 par value per share. At December 31, 2004 and 2003, there were 319,000 shares of outstanding preferred stock. Holders of outstanding CenturyTel preferred stock are entitled to receive cumulative dividends, receive preferential distributions equal to $25 per share plus unpaid dividends upon CenturyTel's liquidation and vote as a single class with the holders of common stock.

      Shareholders' Rights Plan - In 1996 the Board of Directors declared a dividend of one preference share purchase right for each common share outstanding. Such rights become exercisable if and when a potential acquiror takes certain steps to acquire 15% or more of CenturyTel's common stock. Upon the occurrence of such an acquisition, each right held by shareholders other than the acquiror may be exercised to receive that number of shares of common stock or other securities of CenturyTel (or, in certain situations, the acquiring company) which at the time of such transaction will have a market value of two times the exercise price of the right.

(10)  POSTRETIREMENT BENEFITS

      The Company sponsors health care plans (which use a December 31 measurement date) that provide postretirement benefits to all qualified retired employees.

      In May 2004, the Financial Accounting Standards Board issued Financial Statement Position FAS 106-2, which provides accounting guidance to sponsors of postretirement health care plans that are impacted by the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the "Act"). The Company believes that certain drug benefits offered under its postretirement health care plans will qualify for subsidy under Medicare Part D. In the third quarter of 2004, the Company estimated that the effect of the Act on the Company would not be material. The Company first reflected the effects of the Act as of the December 31, 2004 measurement date. As of this date, the Company estimated that the reduction in its accumulated benefit obligation attributable to prior service cost was approximately $7 million and has reflected such amount as an actuarial gain.

      In 2003, the Company announced changes, effective January 1, 2004, that would decrease its subsidization of benefits provided under its postretirement benefit plan.

      The following is a reconciliation of the beginning and ending balances for the benefit obligation and the plan assets.

               December 31,                             2004        2003       2002
---------------------------------------------------   --------    -------    --------
                                                            (Dollars in thousands)
Change in benefit obligation
     Benefit obligation at beginning of year          $311,421    253,762    215,872
     Service cost                                        6,404      6,176      6,669
     Interest cost                                      17,585     18,216     15,962
     Participant contributions                           1,362      1,199        617
     Acquisitions                                            -          -     56,539
     Plan amendments                                     2,529    (34,597)         -
     Actuarial (gain) loss                             (18,185)    79,163    (29,534)
     Benefits paid                                     (15,396)   (12,498)   (12,363)
                                                      --------    -------    -------
Benefit obligation at end of year                     $305,720    311,421    253,762
                                                      ========    =======    =======

Change in plan assets
     Fair value of plan assets at beginning of year   $ 29,877     28,697     36,555
     Return on assets                                    2,377      4,479     (2,896)
     Employer contributions                             11,350      8,000      6,784
     Participant contributions                           1,362      1,199        617
     Benefits paid                                     (15,396)   (12,498)   (12,363)
                                                      --------    -------    -------
Fair value of plan assets at end of year              $ 29,570     29,877     28,697
                                                      ========    =======    =======

      Net periodic postretirement benefit cost for 2004, 2003 and 2002 included the following components:

            Year ended December 31,                  2004        2003      2002
-----------------------------------------------   ----------    ------    ------
                                                       (Dollars in thousands)
Service cost                                      $    6,404     6,176     6,669
Interest cost                                         17,585    18,216    15,962
Expected return on plan assets                        (2,465)   (2,367)   (3,656)
Amortization of unrecognized actuarial loss            3,611     1,731     1,470
Amortization of unrecognized prior service cost       (3,648)   (2,447)     (129)
                                                  ----------    ------    ------
Net periodic postretirement benefit cost          $   21,487    21,309    20,316
                                                  ==========    ======    ======

      The following table sets forth the amounts recognized as liabilities for postretirement benefits at December 31, 2004, 2003 and 2002.

       December 31,                 2004          2003       2002
-------------------------------   ---------     --------   --------
                                        (Dollars in thousands)
Benefit obligation                $(305,720)    (311,421)  (253,762)
Fair value of plan assets            29,570       29,877     28,697
Unamortized prior service cost      (26,891)     (33,068)      (918)
Unrecognized net actuarial loss      68,185       89,893     14,573
                                  ---------     --------   --------
Accrued benefit cost              $(234,856)    (224,719)  (211,410)
                                  =========     ========   ========

      Assumptions used in accounting for postretirement benefits as of December 31, 2004 and 2003 were:

                                                                               2004              2003
                                                                            -----------        ---------
Determination of benefit obligation
    Discount rate                                                                 5.75%              6.0
    Healthcare cost increase trend rates (Medical/Prescription Drug)
      Following year                                                        10.0%/15.0%        11.0/16.0
      Rate to which the cost trend rate is assumed to decline (the
         ultimate cost trend rate)                                            5.0%/5.0%          5.0/5.0
      Year that the rate reaches the ultimate cost trend rate                2010/2015         2010/2015
Determination of benefit cost
    Discount rate                                                                  6.0%             6.75
    Expected return on plan assets                                                8.25%             8.25

      The Company employs a total return investment approach whereby a mix of equities and fixed income investments are used to maximize the long-term return of plan assets for a prudent level of risk. The intent of this strategy is to minimize plan expenses by outperforming plan liabilities over the long term. Risk tolerance is established through careful consideration of plan liabilities, plan funded status and corporate financial condition. Investment risk is measured and monitored on an ongoing basis through annual liability measurements, periodic asset studies and periodic portfolio reviews.

      The Company's postretirement benefit plan weighted-average asset allocations at December 31, 2004 and 2003 by asset category are as follows:

                      2004   2003
                     ------  -----
Equity securities     63.0%   80.5
Debt securities       34.1    16.4
Other                  2.9     3.1
                     -----   -----
Total                100.0%  100.0
                     =====   =====

      In determining the expected return on plan assets, historical markets are studied and long-term relationships between equities and fixed income are preserved consistent with the widely-accepted capital market principle that assets with higher volatility and risk generate a greater return over the long term. Current market factors such as inflation and interest rates are evaluated before long-term capital market assumptions are determined. Peer data and historical returns are also reviewed to check for reasonableness.

      Assumed health care cost trends have a significant effect on the amounts reported for postretirement benefit plans. A one-percentage-point change in assumed health care cost rates would have the following effects:

                                                                     1-Percentage     1-Percentage
                                                                    Point Increase   Point Decrease
                                                                    --------------   --------------
                                                                        (Dollars in thousands)
Effect on total of service and interest cost components              $     1,562          (1,489)
Effect on postretirement benefit obligation                          $    20,004         (18,775)

      The Company expects to contribute approximately $15 million to its postretirement benefit plan in 2005.

      The Company's estimated future projected benefit payments under its postretirement benefit plan are as follows:

            Before Medicare   Medicare         Net of
   Year         Subsidy       Subsidy     Medicare Subsidy
---------   ---------------   --------    ----------------
                       (Dollars in thousands)
2005         $    15,200            -         15,200
2006         $    16,900         (800)        16,100
2007         $    17,900         (800)        17,100
2008         $    18,700         (900)        17,800
2009         $    19,600       (1,000)        18,600
2010-2014    $    99,400       (5,500)        93,900

(11)  RETIREMENT AND SAVINGS PLANS

      CenturyTel and certain subsidiaries sponsor defined benefit pension plans for substantially all employees. CenturyTel also sponsors an Outside Directors' Retirement Plan and a Supplemental Executive Retirement Plan to provide directors and officers, respectively, with supplemental retirement, death and disability benefits. The Company uses a December 31 measurement date for its plans.

    The following is a reconciliation of the beginning and ending balances for the aggregate benefit obligation and the plan assets for the Company's retirement and savings plans.

                    December 31,                            2004         2003          2002
----------------------------------------------------    -------------   --------     --------
                                                             (Dollars in thousands)
Change in benefit obligation
      Benefit obligation at beginning of year           $    390,833    346,256      271,490
      Service cost                                            14,175     12,840       10,353
      Interest cost                                           23,156     23,617       20,053
      Plan amendments                                            428          -            -
      Acquisitions                                                 -          -       51,428
      Settlements                                                  -     (9,962)           -
      Actuarial loss                                          16,304     46,221        9,231
      Benefits paid                                          (26,266)   (28,139)     (16,299)
                                                        ------------    -------      -------
Benefit obligation at end of year                       $    418,630    390,833      346,256
                                                        ============    =======      =======

Change in plan assets
      Fair value of plan assets at beginning of year    $    348,308    266,420      270,902
      Return on plan assets                                   35,892     52,783      (42,998)
      Employer contributions                                   6,047     50,437        3,387
      Acquisitions                                                 -      6,807       51,428
      Benefits paid                                          (26,266)   (28,139)     (16,299)
                                                        ------------    -------      -------
Fair value of plan assets at end of year                $    363,981    348,308      266,420
                                                        ============    =======      =======

      At December 31, 2004 and 2003, the Company's underfunded pension plans (meaning those with benefit obligations in excess of plan assets) had aggregate benefit obligations of $172.0 million and $138.4 million, respectively, and aggregate plan assets of $109.0 million and $84.4 million, respectively.

      Net periodic pension expense for 2004, 2003 and 2002 included the following components:

 Year ended December 31,           2004         2003        2002
------------------------------  ----------    --------    --------
                                    (Dollars in thousands)
Service cost                    $  14,175      12,840      10,353
Interest cost                      23,156      23,617      20,053
Expected return on plan assets    (28,195)    (22,065)    (28,575)
Settlements                         1,093       2,233           -
Recognized net losses               5,525       7,214       1,248
Net amortization and deferral         279         397         395
                                ---------     -------     -------
Net periodic pension expense    $  16,033      24,236       3,474
                                =========     =======     =======

      The following table sets forth the combined plans' funded status and amounts recognized in the Company's consolidated balance sheet at December 31, 2004, 2003 and 2002.

       December 31,                 2004          2003         2002
-------------------------------  -----------    ---------    ---------
                                        (Dollars in thousands)
Benefit obligation               $ (418,630)    (390,833)    (346,256)
Fair value of plan assets           363,981      348,308      266,420
Unrecognized transition asset          (648)        (900)      (1,152)
Unamortized prior service cost        3,618        3,721        4,370
Unrecognized net actuarial loss      98,479       98,759      102,664
                                 ----------     --------     --------
Prepaid pension cost             $   46,800       59,055       26,046
                                 ==========     ========     ========

      The Company's accumulated benefit obligation as of December 31, 2004 and 2003 was $353.1 million and $329.0 million, respectively.

      Amounts recognized on the balance sheet consist of:

                    December 31,                                2004           2003       2002
-----------------------------------------------------------  ----------       ------     -------
                                                                  (Dollars in thousands)
Prepaid pension cost (reflected in Other Assets)             $   46,800       59,055      26,046
Additional minimum pension liability (reflected in Deferred
    Credits and Other Liabilities)                              (18,450)           -     (56,388)
Intangible asset (reflected in Other Assets)                      3,043            -       1,212
Accumulated Other Comprehensive Loss                             15,407            -      55,176
                                                             ----------       ------     -------
                                                             $   46,800       59,055      26,046
                                                             ==========       ======     =======

      Assumptions used in accounting for the pension plans as of December 2004 and 2003 were:

                                                        2004   2003
                                                        ----   ----
Determination of benefit obligation
     Discount rate                                      5.75    6.0
     Weighted average rate of compensation increase      4.0%   4.0

Determination of benefit cost
     Discount rate                                       6.0%  6.75
     Weighted average rate of compensation increase      4.0%  4.50
     Expected long-term rate of return on assets        8.25   8.25

      The Company employs a total return investment approach whereby a mix of equities and fixed income investments are used to maximize the long-term return of plan assets for a prudent level of risk. The intent of this strategy is to minimize plan expenses by outperforming plan liabilities over the long term. Risk tolerance is established through careful consideration of plan liabilities, plan funded status and corporate financial condition. Investment risk is measured and monitored on an ongoing basis through annual liability measurements, periodic asset studies and periodic portfolio reviews.

      The Company's pension plans weighted-average asset allocations at December 31, 2004 and 2003 by asset category are as follows:

                              2004    2003
                             ------  -----
Equity securities             71.7%   54.0
Debt securities               25.5    11.0
Cash and cash equivalents        -    32.3
Other                          2.8     2.7
                             -----   -----
Total                        100.0%  100.0
                             =====   =====

      In determining the expected return on plan assets, historical markets are studied and long-term relationships between equities and fixed income are preserved consistent with the widely-accepted capital market principle that assets with higher volatility and risk generate a greater return over the long term. Current market factors such as inflation and interest rates are evaluated before long-term capital market assumptions are determined. Peer data and historical returns are also reviewed to check for reasonableness.

      The amount of the 2005 contribution will be determined based on a number of factors, including the results of the 2005 actuarial valuation report. At this time, the amount of the 2005 contribution is not known.

      The Company's estimated future projected benefit payments under its defined benefit pension plans are as follows: 2005 - $20.7 million; 2006 - $22.1 million; 2007 - $23.4 million; 2008 - $26.2 million; 2009 - $28.4 million; and
2010-2014 - $176.8 million.

      CenturyTel sponsors an Employee Stock Ownership Plan ("ESOP") which covers most employees with one year of service with the Company and is funded by Company contributions determined annually by the Board of Directors. The Company's expense related to the ESOP during 2004, 2003 and 2002 was $8.1 million, $8.9 million, and $9.3 million, respectively. At December 31, 2004, the ESOP owned an aggregate of 6.8 million shares of CenturyTel common stock.

      CenturyTel and certain subsidiaries also sponsor qualified profit sharing plans pursuant to Section 401(k) of the Internal Revenue Code (the "401(k) Plans") which are available to substantially all employees of the Company. The Company's matching contributions to the 401(k) Plans were $9.1 million in 2004, $8.2 million in 2003 and $6.7 million in 2002.

(12)  INCOME TAXES

      Income tax expense from continuing operations included in the Consolidated Statements of Income for the years ended December 31, 2004, 2003 and 2002 was as follows:

Year ended December 31,      2004        2003        2002
-----------------------    ---------    -------     -------
                                (Dollars in thousands)
Federal
     Current               $ 121,374     58,659      22,987
     Deferred                 59,973    118,600      80,056
State
     Current                  14,380       (113)     11,406
     Deferred                 14,401     10,106      (8,944)
                           ---------    -------     -------
                           $ 210,128    187,252     105,505
                           =========    =======     =======

      Income tax expense for 2003 was reduced by $21.6 million primarily as a result of reducing the valuation allowance related to net state operating loss carryforwards as it was more likely than not that future taxable income will be sufficient to enable the Company to utilize this portion of the operating loss carryforwards.

      Income tax expense from continuing operations was allocated as follows:

                 Year ended December 31,                        2004         2003     2002
-----------------------------------------------------------  ----------    -------   -------
                                                                   (Dollars in thousands)
Income tax expense in the consolidated statements of income  $  210,128    187,252   105,505
Stockholders' equity:
  Compensation expense for tax purposes in excess of
     amounts recognized for financial reporting purposes         (3,244)    (4,385)   (7,471)
  Tax effect of the change in accumulated other
     comprehensive income (loss)                                 (5,195)    19,763   (19,763)

      The following is a reconciliation from the statutory federal income tax rate to the Company's effective income tax rate from continuing operations:

                 Year ended December 31,                2004         2003        2002
-----------------------------------------------------   -----        ----        -----
                                                        (Percentage of pre-tax income)

Statutory federal income tax rate                       35.0%        35.0        35.0
State income taxes, net of federal income tax benefit    3.4          1.2          .5
Amortization of investment tax credits                     -            -         (.1)
Amortization of regulatory liability                       -          (.1)        (.3)
Other, net                                                 -          (.9)         .2
                                                        ----         ----        ----
Effective income tax rate                               38.4%        35.2        35.3
                                                        ====         ====        ====

      The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2004 and 2003 were as follows:

                    December 31,                          2004          2003
----------------------------------------------------  ------------    --------
                                                       (Dollars in thousands)
Deferred tax assets
     Postretirement benefit costs                     $     72,353      59,215
     Regulatory support                                     12,509      12,464
     Net state operating loss carryforwards                 48,735      41,358
     Other employee benefits                                19,096      10,160
     Other                                                  31,593      24,819
                                                      ------------    --------
         Gross deferred tax assets                         184,286     148,016
         Less valuation allowance                          (27,112)    (19,735)
                                                      ------------    --------
         Net deferred tax assets                           157,174     128,281
                                                      ------------    --------

Deferred tax liabilities
     Property, plant and equipment, primarily due to
        depreciation differences                          (340,175)   (291,482)
     Goodwill                                             (394,832)   (350,812)
     Deferred debt costs                                    (2,275)     (2,470)
     Intercompany profits                                   (3,301)     (3,485)
     Other                                                 (18,348)     (8,583)
                                                      ------------    --------
         Gross deferred tax liabilities                   (758,931)   (656,832)
                                                      ------------    --------
Net deferred tax liability                            $   (601,757)   (528,551)
                                                      ============    ========

      The Company establishes valuation allowances when necessary to reduce the deferred tax assets to amounts expected to be realized. As of December 31, 2004, the Company had available tax benefits associated with net state operating loss carryforwards, which expire through 2024, of $48.7 million. The ultimate realization of the benefits of the carryforwards is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers its scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. As a result of such assessment, $27.1 million was reserved through the valuation allowance as of December 31, 2004 as it is likely that this amount of net operating loss carryforwards will not be utilized prior to expiration.

(13)  EARNINGS PER SHARE

      In the fourth quarter of 2004, the Company adopted Emerging Issues Task Force No. 04-8, "The Effect of Contingently Convertible Instruments on Diluted Earnings Per Share" ("EITF 04-8"). EITF 04-8 requires contingently convertible instruments be included in the diluted earnings per share calculation. The Company's $165 million Series K senior notes (issued in the third quarter of 2002) are convertible into common stock under various contingent circumstances, including the common stock attaining a specified trading price in excess of the notes' fixed conversion price. Beginning in the fourth quarter of 2004, the Company's diluted earnings per share and diluted shares outstanding reflect the application of EITF 04-8. Prior periods have been restated to reflect this change in accounting.

      The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations:

               Year ended December 31,                             2004             2003           2002
----------------------------------------------------           ------------        -------        -------
                                                                        (Dollars, except per share
                                                                     amounts, and shares in thousands)
Income (Numerator):
   Income from continuing operations                           $    337,244        344,707        193,533
   Discontinued operations, net of tax                                    -              -        608,091
                                                               ------------        -------        -------
Net income                                                          337,244        344,707        801,624
Dividends applicable to preferred stock                                (399)          (399)          (399)
                                                               ------------        -------        -------
Net income applicable to common stock for computing
   basic earnings per share                                         336,845        344,308        801,225
Interest on convertible debentures, net of tax                        4,829          5,079          1,845
Dividends applicable to preferred stock                                 399            399            399
                                                               ------------        -------        -------
Net income as adjusted for purposes of computing
   diluted earnings per share                                  $    342,073        349,786        803,469
                                                               ============        =======        =======

Shares (Denominator):
Weighted average number of shares outstanding
   during period                                                    137,225        143,673        141,796
Employee Stock Ownership Plan shares not committed
   to be released                                                       (10)           (90)          (183)
                                                               ------------        -------        -------
Weighted average number of shares outstanding during
   period for computing basic earnings per share                    137,215        143,583        141,613
Incremental common shares attributable to
   dilutive securities:
     Shares issuable under convertible securities                     4,514          4,514          1,964
     Shares issuable under outstanding stock options                    415            682            831
                                                               ------------        -------        -------
Number of shares as adjusted for purposes of
   computing diluted earnings per share                             142,144        148,779        144,408
                                                               ============        =======        =======

Basic earnings per share
     From continuing operations                                $       2.45           2.40           1.36
     From discontinued operations                              $          -              -           4.29
     Basic earnings per share                                  $       2.45           2.40           5.66

Diluted earnings per share
     From continuing operations                                $       2.41           2.35           1.35
     From discontinued operations                              $          -              -           4.21
     Diluted earnings per share                                $       2.41           2.35           5.56

      The weighted average number of options to purchase shares of common stock that were excluded from the computation of diluted earnings per share because the exercise price of the option was greater than the average market price of the common stock was 2.4 million for 2004, 2.6 million for 2003 and 3.3 million for 2002.

(14)  STOCK OPTION PROGRAMS

      CenturyTel currently maintains programs which allow the Board of Directors, through the Compensation Committee, to grant (i) incentives to certain employees in any one or a combination of several forms, including incentive and non-qualified stock options; stock appreciation rights; restricted stock; and performance shares and (ii) stock options to outside directors. As of December 31, 2004, CenturyTel had reserved 9.7 million shares of common stock which may be issued under CenturyTel's current incentive compensation programs.

      Under the Company's programs, options have been granted to employees and directors at a price either equal to or exceeding the then-current market price. All of the options expire ten years after the date of grant and the vesting period ranges from immediate to three years.

      Stock option transactions during 2004, 2003 and 2002 were as follows:

                                   Number        Average
                                 of options       price
                                 ----------     ---------
Outstanding December 31, 2001     6,367,520     $   23.51
      Exercised                  (1,366,560)        13.97
      Granted                     1,983,150         32.28
      Forfeited                     (88,308)        28.59
                                 ----------
Outstanding December 31, 2002     6,895,802         27.95
      Exercised                  (1,059,414)        22.30
      Granted                     1,720,317         27.36
      Forfeited                    (822,133)        33.34
                                 ----------
Outstanding December 31, 2003     6,734,572         28.14
      Exercised                    (827,486)        22.96
      Granted                       952,975         28.22
      Forfeited                    (146,503)        27.90
Outstanding December 31, 2004     6,713,558         28.79
                                 ==========

Exercisable December 31, 2004     4,686,177         28.71
                                 ==========

Exercisable December 31, 2003     3,807,355         27.21
                                 ==========

      The following tables summarize certain information about CenturyTel's stock options at December 31, 2004.

                             Options outstanding
--------------------------------------------------------------------------------
                                         Weighted average
    Range of                           remaining contractual    Weighted average
exercise prices   Number of options      life outstanding        exercise price
---------------   -----------------    ---------------------    ----------------
$  13.33-17.64           605,300                1.7                  $14.51
   24.36-29.88         3,563,019                7.3                   27.68
   30.00-39.00         2,523,274                6.1                   33.64
   45.54-46.19            21,965                4.2                   45.62
                       ---------
   13.33-46.19         6,713,558                6.3                   28.79
                       =========

                  Options exercisable
---------------------------------------------------------
    Range of           Number of        Weighted average
exercise prices   options exercisable    exercise price
---------------   -------------------  ------------------
$  13.33-17.64            605,300             $14.51
   24.36-29.88          2,055,911              27.75
   30.00-39.00          2,003,001              33.80
   45.54-46.19             21,965              45.62
                        ---------
   13.33-46.19          4,686,177              28.71
                        =========

(15)  SUPPLEMENTAL CASH FLOW DISCLOSURES

      The amount of interest actually paid by the Company, net of amounts capitalized of $762,000, $488,000 and $1.2 million during 2004, 2003 and 2002, respectively, was $207.2 million, $221.1 million and $210.9 million during 2004, 2003 and 2002, respectively. Income taxes paid were $129.9 million in 2004, $91.6 million in 2003 and $325.5 million in 2002. Income tax refunds totaled $8.9 million in 2004, $85.7 million in 2003 and $2.7 million in 2002.

      The Company has consummated the acquisitions of various operations, along with certain other assets, during the three years ended December 31, 2004. In connection with these acquisitions, the following assets were acquired and liabilities assumed:

        Year ended December 31,               2004             2003         2002
---------------------------------------    ----------         ------      ---------
                                                 (Dollars in thousands)
Property, plant and equipment, net         $        -         46,390        866,575
Goodwill                                        5,274         21,743      1,335,157
Deferred credits and other liabilities         (3,381)        21,754        (56,897)
Other assets and liabilities, excluding
   cash and cash equivalents                      107         (3,644)       100,191
                                           ----------         ------      ---------
Decrease in cash due to acquisitions       $    2,000         86,243      2,245,026
                                           ==========         ======      =========

      The Company has disposed of various operations reflected within continuing operations, along with certain other assets, during the three years ended December 31, 2004. In connection with these dispositions, the following assets were sold, liabilities eliminated, assets received and gain recognized:

           Year ended December 31,                    2004     2003    2002
------------------------------------------------   ---------   ----   ------
                                                     (Dollars in thousands)
Other assets and liabilities, excluding cash and
   cash equivalents                                $       -      -     (435)
Gain on sale of assets                                     -      -   (3,709)
                                                   ---------   ----   ------
Increase in cash due to dispositions               $       -      -   (4,144)
                                                   =========   ====   ======

      For information on the Company's discontinued operations, see Note 3.

(16)  FAIR VALUE OF FINANCIAL INSTRUMENTS

      The following table presents the carrying amounts and estimated fair values of certain of the Company's financial instruments at December 31, 2004 and 2003.

                                                        Carrying          Fair
                                                         Amount           value
                                                      -------------   -------------
                                                        (Dollars in thousands)
December 31, 2004

Financial assets
     Other                                            $      96,808      96,808 (2)

Financial liabilities
     Long-term debt (including current maturities)    $   3,011,636   3,132,041 (1)
     Interest rate swaps                              $       6,283       6,283 (2)
     Other                                            $      50,860      50,860 (2)
                                                      -------------   ---------
December 31, 2003

Financial assets
     Other                                            $      82,258      82,258 (2)

Financial liabilities
     Long-term debt (including current maturities)    $   3,181,755   3,440,279 (1)
     Interest rate swaps                              $      11,693      11,693 (2)
     Other                                            $      44,612      44,612 (2)
                                                      -------------   ---------

(1) Fair value was estimated by discounting the scheduled payment streams to present value based upon rates currently available to the Company for similar debt.

(2) Fair value was estimated by the Company to approximate carrying value.

      The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates the fair value due to the short maturity of these instruments and have not been reflected in the above table.

(17)  BUSINESS SEGMENTS

      The Company is an integrated communications company engaged primarily in providing an array of communications services to its customers, including local exchange, long distance, Internet access and broadband services. The Company strives to maintain its customer relationships by, among other things, bundling its service offerings to provide its customers with a complete offering of integrated communications services. Effective in the first quarter of 2004, as a result of the Company's increased focus on integrated bundle offerings and the varied discount structures associated with such offerings, the Company determined that its results of operations would be more appropriately reported as a single reportable segment under the provisions of Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information." Therefore, the results of operations for 2004 reflect the presentation of a single reportable segment. Results of operations for 2003 and 2002 have been conformed to the Company's 2004 presentation of a single reportable segment.

      The Company's operating revenues for its products and services include the following components:

Year ended December 31,       2004            2003          2002
------------------------   -----------     ---------     ---------
                                     (Dollars in thousands)
Local service              $   716,028       712,565       570,871
Network access                 966,011     1,001,462       884,982
Long distance                  186,997       173,884       146,536
Data                           275,777       244,998       179,695
Fiber transport and CLEC        74,409        43,041        21,666
Other                          188,150       191,660       168,246
                           -----------     ---------     ---------
Total operating revenues   $ 2,407,372     2,367,610     1,971,996
                           ===========     =========     =========

      For a description of each of the sources of revenues, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Operating Revenues."

      Interexchange carriers and other accounts receivable on the balance sheets are primarily amounts due from various long distance carriers, principally AT&T, and several large local exchange operating companies.

(18)  COMMITMENTS AND CONTINGENCIES

      Construction expenditures and investments in vehicles, buildings and equipment during 2005 are estimated to be $400 million.

      In Barbrasue Beattie and James Sovis, on behalf of themselves and all others similarly situated, v. CenturyTel, Inc., filed on October 29, 2002 in the United States District Court for the Eastern District of Michigan (Case No. 02-10277), the plaintiffs allege that the Company unjustly and unreasonably billed customers for inside wire maintenance services, and seek unspecified money damages and injunctive relief under various legal theories on behalf of a purported class of over two million customers in the Company's telephone markets. The Court has not yet ruled on the plaintiffs' certification motion, and has not yet set a date to resolve this issue. Given the current status of this case, the Company cannot estimate the potential impact, if any, that this case will have on its results of operations.

      The Telecommunications Act of 1996 allows local exchange carriers to file access tariffs on a streamlined basis and, if certain criteria are met, deems those tariffs lawful. Tariffs that have been "deemed lawful" in effect nullify an interexchange carrier's ability to seek refunds should the earnings from the tariffs ultimately result in earnings above the authorized rate of return prescribed by the FCC. Certain of the Company's telephone subsidiaries file interstate tariffs directly with the FCC using this streamlined filing approach. As of December 31, 2004, the amount of the Company's earnings in excess of the authorized rate of return reflected as a liability on the balance sheet for the combined 2001/2002 and 2003/2004 monitoring periods aggregated approximately $63 million. The settlement period related to (i) the 2001/2002 monitoring period lapses on September 30, 2005 and (ii) the 2003/2004 monitoring period lapses on September 30, 2007. The Company will continue to monitor the legal status of any pending or future proceedings that could impact its entitlement to these funds, and may recognize as revenue some or all of the over-earnings at the end of the settlement period or as the legal status becomes more certain.

      From time to time, the Company is involved in other proceedings incidental to its business, including administrative hearings of state public utility commissions relating primarily to rate making, actions relating to employee claims, occasional grievance hearings before labor regulatory agencies and miscellaneous third party tort actions. The outcome of these other proceedings is not predictable. However, the Company does not believe that the ultimate resolution of these other proceedings, after considering available insurance coverage, will have a material adverse effect on its financial position, results of operations or cash flows.

                                   **********

                                CENTURYTEL, INC.

               Consolidated Quarterly Income Statement Information
                                   (Unaudited)

                                                         First           Second        Third       Fourth
                                                        quarter          quarter      quarter     quarter
                                                      -----------        -------      -------     -------
                                                        (Dollars in thousands, except per share amounts)
                                                                         (unaudited)
2004

Operating revenues                                    $   593,704        603,555      603,879     606,234
Operating income                                      $   183,557        189,911      190,869     189,616
Net income                                            $    83,279         83,284       86,192      84,489
Basic earnings per share                              $       .58            .60          .64         .63
Diluted earnings per share                            $       .57            .59          .63         .62

2003

Operating revenues                                    $   578,014        586,729      600,264     602,603
Operating income                                      $   184,773        188,381      190,781     186,461
Net income                                            $    83,919         87,367       90,979      82,442
Basic earnings per share                              $       .59            .61          .63         .57
Diluted earnings per share                            $       .58            .60          .62         .56

2002

Operating revenues                                    $   422,918        438,702      524,497     585,879
Operating income                                      $   119,049        109,531      157,716     189,110
Income from continuing operations                     $    43,117         41,482       64,589      44,345
Net income                                            $    70,767         78,763      607,749      44,345
Basic earnings per share from continuing operations   $       .30            .29          .46         .31
Basic earnings per share                              $       .50            .56         4.29         .31
Diluted earnings per share from continuing operations $       .30            .29          .45         .31
Diluted earnings per share                            $       .50            .55         4.20         .31

      Diluted earnings per share for all periods has been restated to reflect the application of EITF 04-8. See Note 13 for additional information.

      Diluted earnings per share for the fourth quarter of 2003 included a $.06 per share charge related to operating taxes, net of related revenue effect, and interest associated with various operating tax audits.

      Diluted earnings per share for the third quarter of 2002 included $3.67 per share related to the gain on the sale of substantially all of the Company's wireless operations, net of amounts written off for costs expended related to the wireless portion of the new billing system currently in development. Diluted earnings per share for the fourth quarter of 2002 was negatively impacted by $.26 per share related to the redemption premium on the Company Series I remarketable notes that were redeemed in October 2002.

      On July 1 and August 31, 2002, the Company acquired nearly 650,000 telephone access lines and related assets from Verizon. See Note 2 for additional information.

                                   **********

(CENTURYTEL LOGO)




                              [ ] Mark this box with an X if you have made
                                  changes to your name or address details above.


================================================================================
ANNUAL MEETING PROXY CARD
================================================================================

A  TO ELECT FOUR CLASS II DIRECTORS

1. The Board of Directors recommends a vote FOR the listed nominees.

                                                             ------------------------------------------
                                For    Withhold                 KEY FOR EXPLANATION OF VOTING RIGHTS
                                ---    --------
   01 - Virginia Boulet         [ ]      [ ]

   02 - Calvin Czeschin         [ ]      [ ]

   03 - James B. Gardner        [ ]      [ ]

   04 - Gregory J. McCray       [ ]      [ ]                 ------------------------------------------


B ISSUES

                                                   For   Against  Abstain
2. To ratify the selection of KPMG LLP as the      [ ]     [ ]      [ ]
   Company's independent auditor for 2005.

                                                   For   Against  Abstain
3. Approval of the 2005 Management Incentive       [ ]     [ ]      [ ]
   Compensation Plan.

                                                   For   Against  Abstain
4. Approval of the 2005 Directors Stock Plan.      [ ]     [ ]      [ ]

                                                   For   Against  Abstain
5. Approval of the 2005 Executive Officer          [ ]     [ ]      [ ]
   Short-Term Incentive Program.

6. In their discretion to vote upon such other business as may properly come before the Meeting.

C  AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR
   INSTRUCTIONS TO BE EXECUTED.

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

Signature 1 - Please keep signature within the box      Signature 2 - Please keep signature within the box      Date(mm/dd/yyyy)

--------------------------------------------------      --------------------------------------------------      --------------------
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
================================================================================
PROXY - CENTURYTEL, INC.
================================================================================

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Glen F. Post, III or Stacey W.
Goff, or either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to cast the number of votes attributable to all of the shares of common stock and voting preferred stock
(collectively, the "Voting Shares") of CenturyTel, Inc. (the "Company") that the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on May 12, 2005, and at any and all adjournments thereof (the
"Meeting").

The Board of Directors recommends that you vote FOR the nominees and the proposals listed on the reverse side hereof. In addition to serving as a Proxy, this card will also serve as instructions to Computershare Investor Services, LLC (the "Agent") to cast in the manner designated on the reverse side hereof the number of votes allocable to the undersigned, if any, that are attributable to shares of the Company's common stock held as of March 22, 2005 in the name of the Agent and credited to any plan account of the undersigned in accordance with the Company's dividend reinvestment plan or employee stock purchase plans. Upon timely receipt of this Proxy, properly executed, all of the votes attributable to your Voting Shares, including any held in the name of the Agent, will be voted as specified. If this Proxy is properly executed but no specific directions are given, all of your votes will be voted for the nominees and the proposal.


(Please See Reverse Side)


INTERNET AND TELEPHONE VOTING INSTRUCTIONS
YOU CAN VOTE BY TELEPHONE OR INTERNET!  AVAILABLE 24 HOURS A DAY 7 DAYS A WEEK!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

TO VOTE USING THE TELEPHONE (WITHIN U.S. AND CANADA)                            TO VOTE USING THE INTERNET

o Call toll free 1-XXX-XXX-XXXX in the United States or Canada any time on      o Go to the following web site:
a touch tone telephone. There is NO CHARGE to you for the call.                 WWW.COMPUTERSHARE.COM/US/PROXY

o Follow the simple instructions provided by the recorded message.              o Enter the information requested on your computer
                                                                                screen and follow the simple instructions.




IF YOU VOTE BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL BACK THIS
PROXY CARD. Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on XXXXX XX, 200X. THANK YOU FOR VOTING